SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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H.B. Fuller Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Office:	1200 Willow Lake Boulevard
St. Paul, Minnesota 55110-5101
Mail:	P.O. Box 64683
St. Paul, Minnesota 55164-0683
Phone:	(651) 236-5062

Dear Shareholder:

Our 2016 Annual Meeting of Shareholders will be held on Thursday, April 7, 2016. We are pleased to inform you that this year’s meeting will be our first completely virtual meeting of shareholders. You may attend the meeting and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/FUL. The online meeting will begin promptly at 1:00 p.m. The Notice of Annual Meeting of Shareholders and the Proxy Statement describe the business to be conducted at the meeting.

We have elected to take advantage of the “notice and access” rules of the Securities and Exchange Commission to furnish most of our shareholders with proxy materials over the Internet. This method of delivery allows us to provide you with the information you need, while reducing printing and delivery expenses.

Your vote on the proposals is important. Whether or not you plan on attending the virtual meeting, we encourage you to vote your shares to make certain that you are represented at the meeting. You may vote via the Internet or, if you received a printed copy of the proxy materials, by telephone or by mailing a proxy or voting instruction card.

Sincerely,

James J. Owens
President and Chief Executive Officer

February 24, 2016

Office:	1200 Willow Lake Boulevard
St. Paul, Minnesota 55110-5101
Mail:	P.O. Box 64683
St. Paul, Minnesota 55164-0683
Phone:	(651) 236-5062

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:

Thursday, April 7, 2016 at 1:00 p.m. Central Time. You may attend the online meeting and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/FUL. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice Regarding the Availability of Proxy Materials to enter the Annual Meeting. We recommend that you log in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts.

Items of Business:	The election of three directors named in the attached Proxy Statement for a three-year term.

A non-binding advisory vote to approve the compensation of our named executive officers disclosed in the attached Proxy Statement.

The ratification of the appointment of KPMG LLP as H.B. Fuller’s independent registered public accounting firm for the fiscal year ending December 3, 2016.

Approval of the H.B. Fuller Company 2016 Master Incentive Plan

Any other business that may properly be considered at the meeting or any adjournment thereof.

Record Date:	You may vote at the meeting if you were a shareholder of record at the close of business on February 10, 2016.

Voting by Proxy:

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, we encourage you to submit your proxy as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled “Questions and Answers about the Meeting” beginning on page 4 of this Proxy Statement, or if you received printed proxy materials, the enclosed proxy or voting instruction card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying Proxy Statement.

By Order of the Board of Directors

Timothy J. Keenan
Vice President, General Counsel and Corporate Secretary

February 24, 2016

TABLE OF CONTENTS
PROXY SUMMARY	1
QUESTIONS AND ANSWERS ABOUT THE MEETING	4
What is the purpose of the meeting?	4
How does the Board recommend that I vote?	4
Who is entitled to vote at the meeting?	4
What is the difference between a shareholder of record and a street name holder?	4
What are the voting rights of the shareholders?	4
How many shares must be present to hold the meeting?	4
How do I vote my shares?	5
What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials, proxy card or voting instructions card?	5
Can I vote my shares during the online meeting?	5
What vote is required for the proposals to be approved?	5
How are votes counted?	6
What if I do not specify how I want my shares voted?	6
Can I change my vote?	6
Who pays for the cost of proxy preparation and solicitation?	6
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of paper copies?	7
Are the proxy and related materials available electronically?	7
Will any other business be considered at the meeting?	7
How can a shareholder present a proposal at the 2017 Annual Meeting?	7
How can a shareholder get a copy of the Company’s 2015 Annual Report on Form 10-K?	8
Who is the Corporate Secretary?	8
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	9
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	12
PROPOSAL 1—ELECTION OF DIRECTORS	12
Proposal	12
Who are the nominees?	12
How can a shareholder suggest a candidate for election to the Board?	14
Who are the remaining directors?	14
CORPORATE GOVERNANCE	19
Corporate Governance Guidelines	19
Code of Business Conduct	19
Communications with Directors	19
Director Independence	19
Meetings of the Board and Board Committees	19
What are the roles of the Board’s committees?	20
Board’s Role in Oversight of Risk	22
Board Leadership Structure	23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24
DIRECTOR COMPENSATION	25
2015 Review of Director Compensation	25
Cash Fees	26
Expense Reimbursement	26
Equity Awards	26
Directors’ Deferred Compensation Plan	26
2009 Director Stock Incentive Plan	27
Physical Examinations	27

Matching Gifts to Educational, Arts and Cultural Organizations Program	27
Director Compensation Table—Fiscal Year 2015	27
Stock Ownership Guidelines	29
EXECUTIVE COMPENSATION	30
Compensation Discussion and Analysis	30
Compensation Committee Report	48
Summary Compensation Table	49
Grants of Plan-Based Awards During Fiscal 2015	51
Outstanding Equity Awards at Fiscal 2015 Year-End	53
Option Exercises and Stock Vested – Fiscal Year 2015	54
Nonqualified Deferred Compensation – Fiscal Year 2015	55
Potential Payments Upon Termination or Change-in-Control	58
Executive Benefit and Payments Upon Termination – Fiscal Year 2015	60
Proposal 2 — Non-Binding Advisory Vote on Executive Compensation	62
AUDIT COMMITTEE REPORT	63
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	63
PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	64
PROPOSAL 4 – APPROVAL OF THE H.B. FULLER COMPANY 2016 MASTER INCENTIVE PLAN	64
EQUITY COMPENSATION PLAN INFORMATION	75
“HOUSEHOLDING” OF PROXY MATERIALS	76
ANNEX A – RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION	A-1
ANNEX B – H.B. FULLER COMPANY 2016 MASTER INCENTIVE PLAN	B-1

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 7, 2016

The Board of Directors of H.B. Fuller Company is soliciting proxies to be used at the Annual Meeting of Shareholders to be held on April 7, 2016, and at any adjournment and reconvening of the meeting. We first made this Proxy Statement and the Annual Report for the fiscal year ended November 28, 2015 available to our shareholders on or about February 24, 2016.

PROXY SUMMARY

Provided below are highlights of some of the information contained in this proxy statement. These highlights are only a summary. Please review the complete Proxy Statement and 2015 Annual Report to Shareholders before you vote.

ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Thursday, April 7, 2016 at 1:00 p.m.
Place:	Via the Internet. You may attend the online meeting by visiting www.virtualshareholdermeeting.com/FUL.
Record Date:	Wednesday, February 10, 2016
Voting:	You may vote at the meeting if you were a shareholder of record at the close of business on February 10, 2016 (see pages 4 - 8 for more information on voting)

PROPOSAL 1 – ELECTION OF DIRECTORS (see pages 12 - 14 for more information)

You are being asked to elect three directors. The Board of Directors (the “Board”) is currently composed of nine directors and divided into three classes. The Class II directors are standing for election for a three year term at the Annual Meeting. The term of office for these Class II directors will expire at the Annual Meeting or until their successors are duly elected and qualified. All of our directors other than Mr. Owens are independent under New York Stock Exchange rules. Only independent directors serve on our Audit, Compensation, and Corporate Governance and Nominating Committees.

Vote required: Each director is elected by a plurality of the votes cast. However, if a nominee for director receives a greater number of votes “withheld’ from his or her election than votes “for” such election, the director shall submit to the Board a letter of resignation for consideration. See the heading “Director Elections” in the “Corporate Governance” section of this Proxy Statement for more information.

Information about our director nominees:

Director					Other Public	Committees
Name	Age	Occupation	Since	Independent?	Boards?	Served On

Dante C. Parrini	51	Chairman & CEO, P.H. Glatfelter Company	2012	Yes	Yes	C, CGN
John C. van Roden, Jr.	66	Independent Director	2003	Yes	Yes	A, CGN
James J. Owens	51	Chairman & CEO, H.B. Fuller Company	2010	No	Yes	None

A - Audit Committee

C - Compensation Committee

CGN - Corporate Governance and Nominating Committee

The Board of Directors recommends a vote FOR election of each of the nominees.

PROPOSAL 2 – NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION (see page 62 for more information)

The Company provides shareholders with an annual advisory (non-binding) vote on the compensation of our named executive officers.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (see page 64 for more information)

The Audit Committee has appointed KPMG LLP, as our independent registered public accounting firm for the fiscal year ending December 3, 2016. KPMG LLP has acted as our independent registered public accounting firm since 2004. Representatives of KPMG LLP will be present at the meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL 4 –APPROVE THE H.B. FULLER COMPANY 2016 MASTER INCENTIVE PLAN (see pages 64 - 76 for more information)

On January 21, 2016, our Board of Directors adopted, upon recommendation of the Compensation Committee and subject to shareholder approval, the H.B. Fuller Company 2016 Master Incentive Plan (“2016 Master Incentive Plan”). The purpose of the 2016 Master Incentive Plan is to promote the interests of the Company and our shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non-employee directors capable of assuring the future success of the Company, to provide such persons with opportunities for stock ownership in the Company and to offer such persons other incentives to put forth maximum efforts for the success of the Company’s business.

The Board of Directors recommends a vote FOR this proposal.

2015 PERFORMANCE HIGHLIGHTS

Our overall Company net income results were down 7 percent versus the prior year due to a variety of factors, including lower revenue in the Americas, the adverse impact of foreign exchange rates, high operating costs in our EIMEA segment and a higher core tax rate. These negative factors were mostly offset by the successful integration of the TONSAN Adhesive Inc. business and effective price and raw material cost management. For similar reasons, adjusted total diluted earnings per share in the 2015 fiscal year were $2.17, down versus the prior year’s result of $2.33.

Net revenue for the 2015 fiscal year was $2,083.7 million, down 1.0 percent versus the 2014 fiscal year. Higher volume and higher average selling prices positively impacted net revenue growth. Constant currency revenue grew by 5.0 percent year-over-year. Foreign currency translation negatively impacted revenue growth during the fiscal year. Additional results include:

• Adjusted gross profit margin for the year was up 160 basis points to 27.7 percent

• Adjusted SG&A expense was up 5 percent versus the prior year, but down nearly 3 percent when adjusting for the additional SG&A expense added from the TONSAN Adhesive Inc. acquisition

• Adjusted EBITDA margin was 12.8 percent, up 100 basis points versus the 2014 fiscal year

For the 46th consecutive year, we implemented an increase in the amount of quarterly dividends we pay to shareholders, with an 11 percent increase this year.

More information on our 2015 performance can be found on pages 30 - 31.

EXECUTIVE COMPENSATION PROGRAM (for more information, see pages 30 - 48)

Our focus is to accelerate profitable growth and we motivate performance and measure our results in large part by the metrics in our short-term incentive plan. Overall, in fiscal year 2015, with regard to the metrics used in our short-term incentive plan, the Company performed as follows:

• For the Company organic revenue metric, we exceeded the threshold level, but did not meet our target, resulting in a less than target payout.

• For the Company adjusted operating income metric, we exceeded the threshold level, but did not meet our target, resulting in a less than target payout.

• For the adjusted earnings per share (“EPS”) metric, we did not meet our threshold level. Therefore, there was no payout with regard to this short-term incentive metric.

• Performance related to regional and business short-term incentive metrics for our executive officers listed in the Summary Compensation Table in this Proxy Statement (the “named executive officers” or “NEOs”) other than the CEO and CFO, was varied, resulting in a short-term incentive payment for all but one of the NEOs higher than in the previous year.

The achievements in our financial metrics resulted in short-term incentive payouts for our CEO of 42.3% of target and ranged from 25.0% to 52.3% of target for our other NEOs.

Our executive compensation program is also designed to provide a competitive compensation package that rewards executive officers for sustained financial and operating performance that creates long-term value for our shareholders. Highlights of our executive compensation program include:

■

A strong emphasis on paying for performance: Our short-term incentive program is a key way in which we pay for performance. As noted above, in fiscal 2015, we did not meet the threshold for the EPS metric, however, we achieved threshold levels for both the company-wide operating income and organic revenue metrics. Performance related to regional and business metrics was varied. This resulted in a short-term incentive payment for the CEO and all but one of the NEOs higher than in the previous year, where we only exceeded threshold for the organic revenue metric. In addition, our grant of long-term incentive (stock options and restricted stock units) to our CEO contains a performance condition that must be met prior to the restricted units vesting. This performance condition was met for fiscal 2015 and previous years. Therefore, the restricted units will vest as long as Mr. Owens is employed by the Company on the vesting dates. Finally, our long-term incentive plan ties a significant portion of NEO total compensation to shareholder value creation, which is measured by stock price performance.

o	See further discussion and detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.

■	A policy regarding “claw-backs” of executive and key manager incentive compensation;

■	A prohibition on hedging, pledging and certain other transactions in the Company stock by directors and certain executive officers;

■	An emphasis on long-term equity awards to align the executives’ interests with long-term goals and shareholder interests,

■	A prohibition on re-pricing of stock options; and

■	Stock ownership goals for our directors and executive officers.

For fiscal year 2016, our Compensation Committee approved the addition of a performance metric applicable to 50% of the restricted stock units granted under our long-term incentive plan for each of our NEOs. See the “Actions for 2016” section in the "Compensation Discussion and Analysis" section of this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE MEETING

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters disclosed in the Notice of Annual Meeting of Shareholders that accompanies this Proxy Statement. These include the election of three directors, a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement (the “Say on Pay Proposal”), the ratification of the appointment of our independent registered public accounting firm, and the approval of the H.B. Fuller Company 2016 Master Incentive Plan (“2016 Master Incentive Plan”).

We will also consider any other business that may properly be presented at the meeting and management will respond to questions from shareholders.

How does the Board recommend that I vote?

The Board of Directors recommends a vote “FOR” each of the nominees for director, “FOR” the Say on Pay Proposal, “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 3, 2016, and “FOR” the 2016 Master Incentive Plan.

Who is entitled to vote at the meeting?

If you were a shareholder of record at the close of business on February 10, 2016, you are entitled to vote at the meeting.

As of the record date, 49,986,791 shares of Common Stock were outstanding and eligible to vote.

What is the difference between a shareholder of record and a street name holder?

If your shares are registered directly in your name, you are considered the “shareholder of record” with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, and your shares are held in street name. If you are a “street name holder” you will receive a voting instruction card, which appears very similar to a proxy card. Please complete that card as directed in order to ensure your shares are voted at the meeting.

What are the voting rights of the shareholders?

Holders of Common Stock are entitled to one vote per share. Therefore, a total of 49,986,791 votes are entitled to be cast at the meeting. There is no cumulative voting for the election of directors.

How many shares must be present to hold the meeting?

A quorum is necessary to hold the meeting and conduct business. The presence of shareholders who can direct the voting of at least a majority of the outstanding shares of Common Stock as of the record date is considered a quorum. A shareholder is counted as present at the meeting if the shareholder is present at the online meeting and votes at the meeting or the shareholder has properly submitted a proxy by mail, telephone or Internet.

How do I vote my shares?

If you are a shareholder of record, you may give a proxy to be voted at the meeting either:

•	electronically, by following the instructions provided in the Notice of Internet Availability of Proxy Materials or proxy card; or

•	if you received printed proxy materials, you may also vote by mail or telephone as instructed on the proxy card.

If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or, if you received printed proxy materials, you may also vote by mail or telephone by following the instructions provided in the voting instruction card provided to you by your broker, bank, trustee or nominee.

The telephone and Internet voting procedures have been set up for your convenience. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. You may also vote at the online meeting as described in “Can I vote my shares at the meeting?” below.

If you hold any shares in the H.B. Fuller Company 401(k) & Retirement Plan (sometimes referred to as the “401(k) Plan” in this Proxy Statement), you are receiving or being provided access to, the same proxy materials as any other shareholder of record. However, your proxy vote will serve as voting instructions to the plan trustee. The shares held in the 401(k) Plan will be voted by the plan trustee.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card?

It means you hold shares of H.B. Fuller stock in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card or, if you vote by telephone or via the Internet, vote once for each proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials you receive.

Can I vote my shares during the online meeting?

Yes. If you are a shareholder of record, you may attend the meeting and vote your shares electronically during the online meeting by visiting www.virtualshareholdermeeting.com/FUL. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice Regarding the Availability of Proxy Materials to enter the Annual Meeting. We recommend that you log in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts. However, even if you currently plan to attend the online meeting, we recommend that you submit your proxy ahead of time so that your vote will be counted if, for whatever reason, you later decide to not attend the online meeting.

If you hold your shares in street name, you may vote your shares electronically during the online meeting only if you obtain a signed proxy from your broker, bank, trustee or other nominee giving you the right to vote such shares during the meeting.

If you are a participant in the 401(k) Plan, you may submit a proxy vote as described above, but you may not vote your 401(k) Plan shares during the online meeting.

What vote is required for the proposals to be approved?

Each director is elected by a plurality of the votes cast. However, if a nominee for director receives a greater number of votes “withheld’ from his or her election than votes “for” such election, the director shall submit to the Board a letter of resignation for consideration. See the heading “Director Elections” in the “Corporate Governance” section of this Proxy Statement for more information. With respect to the Say On Pay Proposal, the approval of the 2016 Master Incentive Plan and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote on each proposal is required, provided that the total number of shares of Common Stock that vote in favor of the proposal represents more than 25% of the shares outstanding on the record date.

How are votes counted?

Shareholders may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for election to the Board of Directors. Shareholders may vote “FOR,” “AGAINST” or “ABSTAIN” on the Say on Pay Proposal, the approval of the 2016 Master Incentive Plan and the ratification of the appointment of KPMG LLP.

If you vote ABSTAIN or WITHHOLD, your shares will be counted as present at the meeting for the purposes of determining a quorum. If you ABSTAIN from voting on a proposal, your abstention has the same effect as a vote against that proposal. If you WITHHOLD authority to vote for one or more of the nominees for director, this will have no effect on the election of any director from whom votes are withheld.

If you hold your shares in street name and do not provide voting instructions to your broker or nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange. Shares that constitute broker non-votes will be present at the meeting for the purpose of determining a quorum, but are not considered entitled to vote on the proposal in question. Your broker or nominee has discretionary authority to vote your shares on the ratification of KPMG LLP as our independent registered public accounting firm even if your broker or nominee does not receive voting instructions from you. Your broker or nominee may not vote your shares on the election of directors, the Say on Pay Proposal or the 2016 Master Incentive Plan without instructions from you.

What if I do not specify how I want my shares voted?

If you do not specify on your returned proxy card or voting instruction card (or when giving your proxy by telephone or via the Internet) how you want to vote your shares, we will vote them:

•	FOR all of the nominees for director;

•	FOR the Say on Pay Proposal;

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year ending December 3, 2016;

•	FOR the approval of the 2016 Master Incentive Plan; and

•	with respect to such other matters that may properly come before the meeting, in accordance with the judgment of the persons named as proxies.

Can I change my vote?

Yes. If you are a shareholder of record, you may change your vote and revoke your proxy at any time before it is voted at the online meeting in any of the following ways:

•	by sending a written notice of revocation to our Corporate Secretary;

•	by submitting another properly signed proxy card at a later date to our Corporate Secretary;

•	by submitting another proxy by telephone or via the Internet at a later date; or

•	by voting electronically at the online meeting.

If you are a street name holder, please consult your broker, bank, trustee or nominee for instructions on how to change your vote.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners of shares held in street name. We have retained The Proxy Advisory Group, LLC to assist in the solicitation of proxies for a fee of approximately $12,000 plus associated costs and expenses.

We are soliciting proxies primarily by mail. In addition, proxies may be solicited by telephone or facsimile, or personally by our directors, officers and regular employees. These individuals will receive no compensation (other than their regular salaries) for these services.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of paper copies?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials to our shareholders by providing access to these documents on the Internet instead of mailing printed copies. In general, you will not receive printed copies of the materials unless you request them or you are a participant in the H.B. Fuller Company 401(k) & Retirement Plan. Instead, we mailed you the Notice of Internet Availability of Proxy Materials (unless you have previously consented to electronic delivery or already requested to receive paper copies), which instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials explains how to submit your proxy over the Internet. If you would like to receive a paper copy or e-mail copy of the proxy materials, please follow the instructions provided in the Notice of Internet Availability of Proxy Materials.

Are the proxy and related materials available electronically?

Yes.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be held on April 7, 2016

Our Proxy Statement and 2015 Annual Report, including our Annual Report on Form 10-K, are available at www.proxyvote.com.

Will any other business be considered at the meeting?

Our Bylaws provide that a shareholder may present a proposal at the annual meeting that is not included in this Proxy Statement only if proper written notice was received by us. No shareholder has given the timely notice required by our Bylaws in order to present a proposal at the annual meeting. Our Board of Directors does not intend to present any other matters for a vote at the annual meeting. If you wish to present a proposal at the 2017 Annual Meeting, please see “How can a shareholder present a proposal at the 2017 Annual Meeting?” As of the date of this Proxy Statement, we do not know of any other business to be presented for consideration at the annual meeting. If any other business does properly come before the meeting, the persons named as proxies will vote in accordance with their best judgment as to the best interests of H.B. Fuller and its shareholders.

How can a shareholder present a proposal at the 2017 Annual Meeting?

In order for a shareholder proposal to be considered for inclusion in our Proxy Statement for the 2017 Annual Meeting, the written proposal must be received at our principal executive offices by the close of business on October 27, 2016. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials and with the requirements set forth in our Bylaws. Please contact our Corporate Secretary for a copy of such regulations and for a description of the steps outlined in our Bylaws that must be taken to present such a proposal.

If a shareholder wishes to present a proposal at the 2017 Annual Meeting that would not be included in our Proxy Statement for such meeting, the shareholder must provide notice to us no later than January 9, 2017 and no earlier than December 8, 2016. Please contact the Corporate Secretary for a description of the steps to be taken to present such a proposal.

How can a shareholder get a copy of the Company’s 2015 Annual Report on Form 10-K?

Our 2015 Annual Report, including our Annual Report on Form 10-K for the year ended November 28, 2015, accompanies this Proxy Statement. The 2015 Annual Report, including our Annual Report on Form 10-K, is also available via the internet in the “Financial” section of our Investor Relations page of our website (www.hbfuller.com). If requested, we will provide you a paper copy of the 2015 Annual Report, including our Annual Report on Form 10-K without charge. We will also provide you with copies of any exhibits to the Form 10-K, upon written request and upon payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request a paper copy of the 2015 Annual Report, or paper copies of exhibits to the Form 10-K by writing to the Corporate Secretary, H.B. Fuller Company, 1200 Willow Lake Boulevard, P.O. Box 64683, St. Paul, Minnesota 55164-0683.

Who is the Corporate Secretary?

The Corporate Secretary is Timothy J. Keenan. The mailing address is the Office of the Corporate Secretary, P.O. Box 64683, St. Paul, Minnesota 55164-0683.

SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how much H.B. Fuller Common Stock each director and executive officer listed in the Summary Compensation Table in this Proxy Statement beneficially owned as of January 29, 2016. The table also shows the beneficial ownership of H.B. Fuller Common Stock of all directors and executive officers of H.B. Fuller as a group. In general, “beneficial ownership” includes those shares of our Common Stock which a director or executive officer has the power to vote or transfer, as well as stock options that are exercisable currently or within 60 days and stock underlying phantom stock units that may be acquired, in certain circumstances, within 60 days. The detail of beneficial ownership is set forth in the following table. In addition, the table shows all shareholders known to us to be the beneficial owners of more than 5% of H.B. Fuller Common Stock.

Unless otherwise noted, the shareholders listed in the table have sole voting and investment power with respect to the shares of Common Stock owned by them, and the shares beneficially owned by our directors and executive officers are not subject to any pledge.

	Amount and		Percent of
	Nature of		Common Stock
Name of Beneficial Owner	Beneficial Ownership		Outstanding
BlackRock, Inc.	4,758,401	[1]	9.52%
The Vanguard Group, Inc.	4,069,175	[2]	8.14%
Mairs and Power, Inc.	3,454,392	[3]	6.91%
State Street Corporation	3,347,103	[4]	6.70%
Fiduciary Management, Inc.	2,793,632	[5]	5.59%
Franklin Resources, Inc.	2,600,725	[6]	5.20%

Thomas W. Handley	17,677	[7]	*
Maria Teresa Hilado	7,401	[7,8]	*
J. Michael Losh	90,226	[7]	*
Lee R. Mitau	91,663	[7]	*
Dante C. Parrini	7,810	[7]	*
Ann W.H. Simonds	9,348	[7,8]	*
John C. van Roden, Jr.	42,779	[7]	*
R. William Van Sant	39,336	[7]	*
James J. Owens	540,524	[9]	1.07%
James R. Giertz	233,146	[10]	*
Traci L. Jensen	83,638	[11]	*
Patrick J. Trippel	122,246	[12]	*
Steven Kenny	225,643	[13]	*
All directors and executive officers as a group (19 people)	1,825,847	[14]	3.55%

*	Indicates less than 1%.

(1)

This information is based on a Schedule 13G/A filed with the SEC on January 26, 2016 reporting beneficial ownership as of December 31, 2015. BlackRock, Inc., a parent holding company, reported that it has sole voting power over 4,647,539 shares and sole dispositive power over all of the shares. The holder’s address is 55 East 52nd Street, New York, New York 10055.

(2)

This information is based on a Schedule 13G/A filed with the SEC on February 11, 2016 reporting beneficial ownership as of December 31, 2015. The Vanguard Group, Inc., an investment adviser, reported that it has sole voting power over 111,175 shares, shared dispositive power over 111,275 shares and sole dispositive power over 3,957,900 shares. The holder’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)

This information is based on a Schedule 13G/A filed by the holder with the SEC on February 12, 2016 reporting beneficial ownership as of December 31, 2015. Mairs and Power, Inc., an investment advisor, reported that it has sole voting power over 2,847,450 shares and sole dispositive power over all of the shares. The holder’s address is W-1520 First National Bank Building, 332 Minnesota Street, Saint Paul, Minnesota 55101.

(4)

This information is based on a Schedule 13G filed with the SEC on February 16, 2016 reporting beneficial ownership as of December 31, 2015. State Street Corporation, a holding company, reported that it has shared voting and shared dispositive power over all of the shares. The holder’s address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

(5)

This information is based on a Schedule 13G filed with the SEC on February 16, 2016 reporting beneficial ownership as of December 31, 2015. Fiduciary Management, Inc., an investment adviser, reported that it has sole voting power over 2,366,492 shares and shared dispositive power over all of the shares. The holder’s address is 100 East Wisconsin Avenue, Suite 2200, Milwaukee, Wisconsin 53202.

(6)

This information is based on a Schedule 13G/A filed with the SEC on February 5, 2015 reporting beneficial ownership as of December 31, 2015 by Franklin Resources, Inc. (“FRI”), Charles B. Johnson, and Rupert H. Johnson, Jr. to the effect that (a) each (directly or indirectly) has dispositive and voting power over these shares to the extent disclosed therein and (b) these shares are held by investment companies or other managed accounts that are advised by subsidiaries of FRI pursuant to investment contracts which grant to such subsidiaries investment and voting power over the shares. Charles B. Johnson and Rupert H. Johnson, Jr., each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. The business address for FRI, Charles B. Johnson and Rupert H. Johnson, Jr., is One Franklin Parkway, San Mateo, California 94403-1906.

(7)

Includes phantom stock units credited to the accounts of directors who participate in the Directors’ Deferred Compensation Plan, described under the heading “Director Compensation” that may be acquired, in certain circumstances, within 60 days. The number of units credited to each director participating in this plan that may be acquired within 60 days is as follows:

Thomas W. Handley	16,330	Dante C. Parrini.	6,468
Maria Teresa Hilado	6,068	Ann W. H. Simonds	8,016
J. Michael Losh	86,629	John C. van Roden, Jr.	27,818
Lee R. Mitau	48,847	R. William Van Sant	16,171

Excludes phantom stock units credited to the accounts of directors who participate in the Directors’ Deferred Compensation Plan, described under the heading “Director Compensation” that are not able to be acquired within 60 days. The number of units credited to each director participating in this plan that are excluded from the table is as follows:

Thomas W. Handley	11,612	Lee R. Mitau	88,700
Maria Teresa Hilado	622	Ann W.H. Simonds	622
J. Michael Losh	621	R. William Van Sant	65,612

None of the phantom stock units are entitled to vote at the meeting.

(8)	Includes the following shares of restricted Common Stock awarded under the 2009 Director Stock Incentive Plan, including shares acquired upon reinvestment of dividends:

Maria Teresa Hilado	1,333	Ann W.H. Simonds	1,333

(9)

Includes shares of 38,153 restricted Common Stock subject to forfeiture, 338 shares held in trust under the H.B. Fuller Company 401(k) & Retirement Plan, 280 shares held jointly by Mr. Owens’ wife and son and over which Mr. Owens does not have voting control and 400,359 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 69,272 restricted stock units which are subject to forfeiture and which are not entitled to vote at the meeting.

(10)

Includes 1,161 shares held in trust under the H.B. Fuller Company 401(k) & Retirement Plan and 151,946 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 15,812 restricted stock units which are subject to forfeiture and which are not entitled to vote at the meeting.

(11)

Includes 56,098 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 12,480 restricted stock units which are subject to forfeiture and which are not entitled to vote at the meeting.

(12)

Includes 98,726 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 12,480 restricted stock units which are subject to forfeiture and which are not entitled to vote at the meeting.

(13)

Includes 193,145 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 12,480 restricted stock units which are subject to forfeiture and which are not entitled to vote at the meeting.

(14)

Includes 38,153 shares of restricted Common Stock subject to forfeiture, 1,508 shares held in trust under the H.B. Fuller Company 401(k) & Retirement Plan, 1,160,603 shares that could be issued pursuant to stock options which are currently exercisable and 217,201 phantom stock units credited to directors’ and an executive officer's individual H.B. Fuller Common Stock accounts under the Directors’ Deferred Compensation Plan and the Key Employee Deferred Compensation Plan that may be acquired, in certain circumstances, within 60 days. Excludes phantom stock units credited to the individual accounts under the Directors’ Deferred Compensation Plan and the Key Employee Deferred Compensation Plan that may not be acquired within 60 days. Excludes 164,274 restricted stock units which are subject to forfeiture. Neither the restricted stock units nor any of the phantom stock units in the Directors’ Deferred Compensation Plan or the Key Employee Deferred Compensation Plan are entitled to vote at the meeting.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers to file initial reports of ownership and reports of changes in ownership of H.B. Fuller’s securities with the SEC. These reports are available for review on our website (www.hbfuller.com) in the “Financial” section of the Investor Relations page. Directors and executive officers are required to furnish us with copies of these reports. Based solely on a review of these reports and written representations from the directors and executive officers, we believe that all directors and executive officers complied with all Section 16(a) filing requirements for fiscal year 2015, except that, due to administrative error, James Owens was one day late in filing a Form 4 reporting stock option and restricted stock unit grants.

PROPOSAL 1—ELECTION OF DIRECTORS

Proposal

The Board of Directors is currently composed of nine directors and is divided into three classes. Each year one class of directors stands for election for a three-year term. The term of office for Class II directors, consisting of Dante C. Parrini, John C. van Roden, Jr. and James J. Owens, will expire at the annual meeting.

At the annual meeting, three persons are to be elected as Class II directors to hold a three-year term of office from the date of their election until the 2019 annual meeting or until their successors are duly elected and qualified. The three nominees for election as Class II directors are Dante C. Parrini, John C. van Roden, Jr. and James J. Owens, all of whom are currently directors. Each of the nominees has agreed to serve as a director if elected. Following the annual meeting, the Board will be comprised of nine directors. Pursuant to our Company’s Bylaws, no more than 15 persons may serve on the Board. For information on how a shareholder may suggest a person to be a nominee to the Board, see “How can a shareholder suggest a candidate for election to the Board?”

Unless earlier terminated due to retirement or resignation, the term of office for Class III directors, consisting of J. Michael Losh, Lee R. Mitau and R. William Van Sant will expire at the annual meeting in 2017, and the term of office for Class I directors, consisting of Thomas W. Handley, Maria Teresa Hilado and Ann W.H. Simonds, will expire at the annual meeting in 2018. All of the directors were elected to the Board of Directors by the shareholders.

If, for any reason, any nominee becomes unable to serve before the election, the persons designated as proxies will vote your shares for a substitute nominee selected by the Board of Directors. Alternatively, the Board of Directors, at its option, may reduce the number of directors constituting Class II directors.

The Board of Directors recommends a vote FOR election of each of the nominees.

Who are the nominees?

The nominees provided the following information about themselves as of January 31, 2016.

Class II (Term Ending in 2016)

Dante C. Parrini
Age:	51
Director Since:	2012
Principal Occupation:	Chairman and Chief Executive Officer, P.H. Glatfelter Company, a global supplier of specialty papers and fiber-based engineered materials.
Business Experience:

Mr. Parrini joined P.H. Glatfelter in 1997, and is currently serving as its Chairman and Chief Executive Officer. He has served as President and Chief Executive Officer since January 2011, and Chairman of the Board since May 2011. He was previously Glatfelter’s Executive Vice President and Chief Operating Officer from 2005 until 2010. As a result of his positions at Glatfelter, Mr. Parrini brings a broad range of management experience to our Board. In his different capacities at Glatfelter, he has had responsibility for worldwide operations (including global profit and loss), international and domestic sales, marketing, new product development, global supply chain management, information technology, human resources, and strategy and development.

John C. van Roden, Jr.
Age:	66
Director Since:	2003
Principal Occupation:	Independent Director
Business Experience:

Mr. van Roden is a Director of Airgas, Inc., the largest U.S. distributor of industrial, medical and specialty gases, and hardgoods, such as welding equipment and supplies. He served as Presiding Director of Airgas, Inc. from 2010 to 2014 and was Chairman of the Board of Airgas, Inc. from September 2010 through August 2011. Prior to this appointment, Mr. van Roden was a private investor. In February 2003, Mr. van Roden was appointed Executive Vice President and Chief Financial Officer of P.H. Glatfelter Company, a global supplier of specialty papers and fiber-based engineered materials, and served in that capacity until January 2007, at which time he became a consultant to Glatfelter until 2009. Mr. van Roden brings a broad range of management and finance experience to our Board. During the course of his career, Mr. van Roden has held leadership roles in the finance area for a number of public companies, including as the Chief Financial Officer of P.H. Glatfelter Company, Conectiv, LLC (energy) and Lukens, Inc. (specialty steel manufacturer). This expertise, along with his extensive experience serving on the boards of several other public companies provides additional depth to our Board’s leadership and governance capabilities. During his thirteen years of service on our Board, Mr. van Roden has developed extensive knowledge of our Company and its businesses. He has been Chair of the Audit Committee since 2015.

The Board of Directors has determined that Mr. van Roden is an audit committee financial expert as that term is defined under the rules of the SEC.

Other Directorships:	Mr. van Roden is a Director of Airgas, Inc. and Horsehead Corporation.

James J. Owens
Age:	51
Director Since:	2010
Principal Occupation:	President and Chief Executive Officer, H.B. Fuller Company.
Business Experience:

Mr. Owens was appointed President and Chief Executive Officer of H.B. Fuller Company in November 2010. Prior to that appointment, he served as Senior Vice President, Americas from January to November 2010 and as Senior Vice President, North America from August 2008 to January 2010. Prior to joining H.B. Fuller Company, Owens served as Senior Vice President of Henkel Corporation, a global manufacturer of home care products, cosmetics, toiletries and adhesives products, from April to August 2008. Mr. Owens spent 22 years with National Starch’s adhesives business, a division of ICI (Imperial Chemical Industries Limited), in a variety of management positions, including serving as Corporate Vice President and General Manager (from December 2004 to April 2008), Vice President and General Manager of the Europe/Middle East and Africa adhesives business; Corporate Vice President and General Manager of the North American adhesives business; Business Director for the pressure sensitive and laminating adhesives businesses; Marketing Manager; and Technical Services Manager. As President and Chief Executive Officer of H.B. Fuller Company and through his career-long experience in the adhesives industry, Mr. Owens brings to Board discussions and deliberations his deep knowledge of the industry. In addition, Mr. Owens is the voice of management on the Board.

Other Directorships:	Mr. Owens is a Director of Donaldson Company, Inc.

How can a shareholder suggest a candidate for election to the Board?

The Corporate Governance and Nominating Committee of the Board nominates all candidates for election to the Board. Generally, current directors or third party search firms engaged by the Corporate Governance and Nominating Committee identify candidates for consideration by the Committee. No third party search firm was engaged during fiscal 2015. The Corporate Governance and Nominating Committee will review all nominees to the Board of Directors, including an assessment of a nominee’s judgment, experience, independence and such other factors as the Corporate Governance and Nominating Committee concludes are pertinent in light of the Board’s needs. The Board of Directors believes that its membership should reflect a diversity of experience, skills, geography, gender and ethnicity. The Board of Directors considers each of these factors when evaluating director nominees and evaluates the makeup of the Board of Directors with regard to these factors on an ongoing basis as it searches for and asks director nominees to join the Board. The Corporate Governance and Nominating Committee will select qualified nominees and review its recommendations with the Board, which will decide whether to invite any nominee to join or stand for re-election to the Board. The Committee will consider candidates recommended by any shareholder using the same criteria set forth above. Recommendations may be sent to the Corporate Governance and Nominating Committee in care of the Corporate Secretary of H.B. Fuller. No shareholder recommended any candidate during fiscal year 2015.

Who are the remaining directors?

The directors not standing for election at the meeting and whose service will continue until the end of their respective terms provided the following information about themselves as of January 31, 2016.

Class III (Term Ending in 2017)

J. Michael Losh
Age:	69
Director Since:	2001
Principal Occupation:	Independent Director
Business Experience:

Mr. Losh has been the non-executive Chairman of MASCO Corporation, a global leader in the design, manufacture and distribution of branded home improvement and building products, since 2015. He was the interim Chief Financial Officer of Cardinal Health, Inc., a provider of products and services for the health care market, located in Dublin, Ohio, from July 2004 to May 2005. He was the Chairman of Metaldyne Corporation (now a wholly-owned subsidiary of Asahi Tec Corporation), a global designer and supplier of high quality, metal-formed components, assemblies and modules for the transportation industry headquartered in Plymouth, Michigan, from 2000 to 2002. Prior to that position, Mr. Losh was employed by General Motors Corporation from 1964 to 2000. Mr. Losh brings a wealth of global operating, financial and accounting experience through his 36-year career at General Motors, where he held a variety of roles in the United States, Brazil and Mexico, including Chief Financial Officer from 1994 to 2000. He also contributes extensive audit committee and corporate governance expertise, gained through his service on several other public company boards. During his fifteen years of service on our Board, Mr. Losh has developed an in-depth knowledge of our company and its businesses.

Other Directorships:	Prologis, Inc., Aon plc, and MASCO Corporation.

Lee R. Mitau
Age:	67
Director Since:	1996, Chairman of the Board since December 2006.
Principal Occupation:	Chairman of the Board, H.B. Fuller Company and Graco Inc.
Business Experience:

Mr. Mitau served as Executive Vice President and General Counsel of U.S. Bancorp from 1995 until March of 2013, when he retired. Mr. Mitau serves as Chairman of the H.B. Fuller Board, Chair of our Corporate Governance and Nominating Committee and as a member of our Compensation Committee, and has extensive public company legal and governance expertise. He is widely recognized as an expert in the area of corporate governance, and is a highly regarded and sought after speaker in this discipline. He has gained expertise in the areas of corporate governance, corporate finance and mergers and acquisitions through his career as a practicing attorney with a global law firm, where he headed the firm’s corporate and securities practice, and as the Executive Vice President, General Counsel and Secretary of U.S. Bancorp. In addition, since 1990, Mr. Mitau has served on the board of Graco Inc., where he is currently Chairman of the Board. During his twenty years of service on our Board, Mr. Mitau has developed an in-depth knowledge of our Company and its businesses. Mr. Mitau’s unique combination of experiences makes him particularly well-qualified to serve as our Chairman.

Other Directorships:	Mr. Mitau is Chairman of the Board of Graco Inc.

R. William Van Sant
Age:	77
Director Since:	2001, Vice Chairman of the Board since 2011.
Principal Occupation:	Senior Operating Partner, Tenex Capital Management, L.P., Special Advisor, Yukon Partners II, L.L.C.
Business Experience:

Mr. Van Sant has been a Senior Operating Partner at Tenex Capital Management, L.P., a private equity fund based in New York, NY, since September 2012. He also serves as the Chairman or as a director of several portfolio companies of Tenex. Mr. Van Sant has also been a Special Advisor at Yukon Partners II, L.L.C., a mezzanine fund based in Minneapolis, MN, since July 2014. In addition to actively advising private equity funds and their portfolio companies, Mr. Van Sant may from time to time take ownership interests in the funds and portfolio companies he advises. From January 2008 until February 2013, he was an operating partner of Stone Arch Capital, LLC, a private equity firm. From August 2006 through December 2007, he was President and Chief Executive Officer of Paladin Brands Holding, Inc., which manufactures attachments for construction equipment. From 2003 until August 2006, Mr. Van Sant was Chairman, and from 2003 until November 2005, Mr. Van Sant was Chairman and Chief Executive Officer, of Paladin Brands, LLC. He was an operating partner of Norwest Equity Partners, a private equity firm, from 2001 to August 2006. He also held roles of increasing responsibility over a nearly thirty year career at John Deere Company. Mr. Van Sant brings to our Board his expertise in management, finance and manufacturing operations, experience he has acquired over many years as a director, chairman or chief executive officer with a variety of manufacturing companies, including those listed above as well as Nortax Inc., Lukens, Inc., Blount Inc., Cessna Aircraft Company and Graco Inc. (where he serves on the Audit and Governance Committees). Mr. Van Sant also brings a wealth of merger and acquisition experience and governance experience to our Board. Mr. Van Sant was appointed Vice Chairman of our Board of Directors in July 2011. In addition, Mr. Van Sant has gained a detailed understanding of our company and its businesses through his service on our Board during the past fifteen years.

Other Directorships:	Mr. Van Sant is a director of Graco Inc.

Class I (Term Ending in 2018)

Thomas W. Handley
Age:	61
Director Since:	2010
Principal Occupation:

President and Chief Operating Officer of Ecolab Inc., a global company providing businesses with solutions for clean water, safe food, abundant energy and healthy environments, headquartered in St. Paul, Minnesota.

Business Experience:

Mr. Handley has been with Ecolab since August 2003.  Prior to his appointment as President and Chief Operating Officer of Ecolab in September 2012, Mr. Handley served in a variety of senior management positions of increasing responsibility at the senior vice president, executive vice president and business president levels, including leading strategic planning for the company and leading a number of its domestic and global industrial, foodservice, healthcare and service businesses. Before joining Ecolab, he held various management positions with The Procter & Gamble Company (P&G) from 1981 to 2003, including serving as Vice President and General Manager for P&G’s paper products businesses in Japan and Korea and as a Vice President for Strategic Planning and Marketing of the Global Feminine Care business. Mr. Handley also managed various businesses in Mexico and Latin America for P&G. Mr. Handley brings a valuable operating perspective to our Board due to his broad experience in a variety of markets and businesses both domestically and internationally while at P&G and Ecolab. He also has experience with increasing Ecolab’s presence in new markets, something which is critical to H.B. Fuller’s growth strategy. In addition, Mr. Handley has governance experience in a variety of settings, both from a management perspective at Ecolab and as a board member of several non-profit organizations and foundations.

The Board of Directors has determined that Mr. Handley is an audit committee financial expert as that term is defined under the rules of the SEC.

Maria Teresa Hilado
Age:	51
Director Since:	2013
Principal Occupation:

Chief Financial Officer, Allergan plc, a specialty pharmaceutical company focused on developing, manufacturing and commercializing high quality affordable generic and innovative branded pharmaceutical products for patients around the world.

Business Experience:

In December 2014, Ms. Hilado joined Allergan plc, where she leads the global finance and information technology teams and has oversight over Systems, Treasury, Control, Audit and Tax, to name a few. Prior to December 2014, Ms. Hilado served as Senior Vice President, Finance and Treasurer at PepsiCo, Inc., a position which she held since 2009. During her time at PepsiCo, Ms. Hilado had global operating responsibility for the treasury organization of PepsiCo, including capital markets, cash management, international treasury, pensions, insurance and global procurement finance. Ms. Hilado has over 23 years of finance, treasury and strategic experience in large global public corporations across a variety of industries. Prior to joining PepsiCo in 2009, she served as the Vice President and Treasurer at Schering-Plough Corp., a pharmaceutical company now known as Merck & Co., from 2008 to 2009. She was responsible for the strategic oversight and direction for the global Treasury function. Ms. Hilado joined General Motors (GM) Corporation in 1990, spending 17 years in a variety of senior finance roles including Assistant Treasurer. In addition, she held a variety of positions in M&A, labor negotiations, and treasury. She also served as Chief Financial Officer of General Motors Acceptance Corporation Commercial Finance from 2001 to 2005. From May 2013 until August 2013, Ms. Hilado served on the board of directors of Bausch + Lomb. Ms. Hilado brings strategic leadership experience to our Board, providing our Board with her broad and extensive experience in the areas of corporate finance and treasury operations, skills that will be particularly helpful in her service on our Board’s Audit Committee. She also has demonstrated business acumen, global experience and strategic insight, skills that greatly enhance our Board.

The Board of Directors has determined that Ms. Hilado is an audit committee financial expert as that term is defined under the rules of the SEC.

Ann W. H. Simonds
Age:	52
Director Since:	2013
Principal Occupation:	Senior Vice President, Chief Marketing Officer of General Mills, Inc., a global manufacturer and marketer of branded consumer foods sold through retail stores.
Business Experience:

Ms. Simonds was appointed Chief Marketing Officer and Senior Vice President of General Mills, Inc. on November 1, 2014. In this role, she oversees the Marketing Organization including Global Consumer Insights, Creative Excellence, Media and Connections Platforms, Licensing and Marketing Talent, Learning and Development. Ms. Simonds joined General Mills, Inc. in 1995 and, prior to her current appointment, served as Senior Vice President and President, Baking Products of General Mills, Inc., a role which she held since 2012. In this role, she oversaw General Mills’ Betty Crocker, Gold Medal, Bisquick and Pillsbury brands. Prior to this, Simonds was President of General Mills’ Pillsbury USA division from 2010 to 2012. From 2006 to 2010, she was president of the Baking Division and she was first named a corporate officer in 2002. Simonds’ career spans leadership roles of brands such as Betty Crocker, Cheerios, Wheaties and Yoplait as well as the role of general manager of the bakery and convenience store businesses. In addition, Simonds spent five years as a marketer for Johnson & Johnson in the U.S. and Europe before joining General Mills. Ms. Simonds brings with her a keen understanding of brand stewardship and global marketing. She is a seasoned leader who understands how to generate profitable growth and deliver value for customers and shareholders. Ms. Simonds’ ability to commercialize profitable new ideas will be an excellent asset to our Board. Her experience will support our ability to deliver our growth strategy.

 CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors (the “Board”), upon recommendation of the Corporate Governance and Nominating Committee, has adopted Corporate Governance Guidelines, which summarize many of the corporate governance principles that the Board follows in governing H.B. Fuller. The guidelines are available for review on our website (www.hbfuller.com), in the “Governance” section of the Investor Relations page.

Code of Business Conduct

We have a Code of Business Conduct applicable to all of our directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of this Code of Business Conduct is available for review on our website (www.hbfuller.com), in the “Governance” section of the Investor Relations page.

Communications with Directors

Any shareholder may contact the Board, any Board committee or any independent director, by mailing a letter addressed to the attention of the Corporate Secretary. The Corporate Secretary reviews all communications, and after ascertaining whether such communications are appropriate to the duties and responsibilities of the Board, will forward such correspondence to the directors for their information and consideration. The Board has requested that the Corporate Secretary not forward the following types of communications to the Board: general solicitations for business or products; job applications or resumes; advertisements, junk mail and surveys; and any other communication that does not relate to the responsibilities of the Board.

Director Independence

Pursuant to our Corporate Governance Guidelines and the listing standards of the New York Stock Exchange (“NYSE”), the Board has determined that all Board members, other than Mr. Owens, are independent. No director is considered independent unless the Board affirmatively determines that such director has no material relationship with H.B. Fuller. In assessing the materiality of any person’s relationship with H.B. Fuller, the Board considers all relevant facts and circumstances, including not only direct relationships between H.B. Fuller and each director but also any relationships between H.B. Fuller and any entity with which a director is affiliated.

The Board reviewed certain transactions between H.B. Fuller and our directors and entities with which they are affiliated and determined that they were made or established in the ordinary course of business and that the directors had no direct or indirect material interest in the transactions. Mr. Handley and Ms. Simonds recused themselves from this review and determination as it related to the entities with which they are affiliated. The Board considered customer-supplier transactions between: (i) the Company and Ecolab Inc., of which Mr. Handley is President and Chief Operating Officer and (ii) the Company and General Mills, Inc. of which Ms. Simonds is a Senior Vice President. After consideration of these relationships, the Board of Directors determined that the directors had no direct or indirect material interest in the transactions. In addition, the dollar amounts involved in the transactions with Ecolab Inc. and General Mills, Inc. fall below the thresholds set by the NYSE for director independence.

Meetings of the Board and the Board’s Committees

Directors are expected to attend the Annual Meeting of Shareholders and all meetings (including teleconference meetings) of the Board and each committee on which they serve. During the 2015 fiscal year, the Board held five meetings. The directors attended greater than 75% of the meetings of the Board and Board committees on which the directors served during the 2015 fiscal year. In addition, all of the directors, with the exception of Maria Teresa Hilado, attended our Annual Meeting of Shareholders held on April 9, 2015.

What are the roles of the Board’s committees?

The Board of Directors is responsible for the overall affairs of H.B. Fuller. The Board conducts its business through meetings of the Board and three standing committees: Audit; Compensation; and Corporate Governance and Nominating. The Board has adopted a written charter for each committee. The charters for each of these committees are available for review on our website (www.hbfuller.com) in the “Governance” section of the Investor Relations page. Information regarding the three standing committees is set forth below. When necessary, the Board may also establish ad hoc committees to address specific issues.

Audit Committee

John C. Van Roden, Jr. (Chair)	Maria Teresa Hilado
Thomas W. Handley	Ann W. Simonds

Number of Meetings in fiscal year 2015:    Nine

Functions:    The Audit Committee appoints the independent registered public accounting firm to audit our consolidated financial statements, oversees the audit and the independence and performance of our independent registered public accounting firm, determines and pre-approves the type and scope of all audit, audit-related and non-audit services provided by our independent registered public accounting firm, oversees our internal audit function, reviews the performance of our retirement plans and reviews the annual audited consolidated financial statements, accounting principles and practices and the adequacy of internal controls. In addition, the Audit Committee reviews the Company’s risk management policies and procedures to assess their adequacy and appropriateness in the context of the Company’s business and operating environment. This Committee also monitors compliance with our Code of Business Conduct and our Policy and Procedures Regarding Transactions with Related Persons.

All of the members of the Audit Committee are considered independent as that term is defined by our Corporate Governance Guidelines, the listing standards of the NYSE and the applicable rules and regulations of the SEC. The Board of Directors has also determined that John C. van Roden, Jr., Thomas W. Handley and Maria Teresa Hilado satisfy the requirements of an audit committee financial expert as such term is defined under the rules and regulations of the SEC. The Audit Committee Report for fiscal year 2015 is included in this Proxy Statement.

Compensation Committee

R. William Van Sant (Chair)	Lee R. Mitau
Thomas W. Handley	Dante C. Parrini
Maria Teresa Hilado	Ann W.H. Simonds

Number of Meetings in fiscal year 2015:    Five

Functions:    The Compensation Committee establishes overall compensation programs and practices for executives and reviews and approves compensation, including salary, incentive programs, stock-based awards, retirement plans, perquisites and other supplemental benefits, employment agreements, severance agreements, change in control provisions and other executive compensation items for our executive officers. The Compensation Committee monitors the competitiveness, fairness and equity of our retirement plans and administers our stock-based compensation plans and individual awards.

The Compensation Committee annually reviews and approves compensation for our non-employee directors including retainers, fees, stock-based awards, and other compensation and expense items.

The Compensation Committee may delegate its authority to the Chair of the Compensation Committee to accelerate vesting of outstanding awards. The Committee intends this delegation of authority to be for situations of retirement or termination, and where it is impractical to obtain participation by all Committee members.

The Compensation Committee may use outside compensation consultants to provide compensation advice, competitive survey data and other reference market information related to trends and competitive practices in executive compensation. Since April 2010, the Compensation Committee has used Buck Consultants, LLC, a wholly owned subsidiary of Xerox Corporation, to provide ongoing advice and information regarding design and implementation of the Company’s executive compensation programs as requested by the Compensation Committee.

The Compensation Committee retained Buck Consultants to be its independent compensation consultant due to their independence and industry experience. Buck Consultants advises the Committee on director and executive compensation, but does no other work for the Company. The Company uses Towers Watson for actuarial, benefits, medical plan and employee engagement survey consulting services. During fiscal 2015, we purchased broad-based market compensation survey information from Towers Watson and Hewitt Associates. See discussion in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Compensation Committee believes that Buck Consultants provided candid, direct and objective advice to the Compensation Committee. To ensure independence:

•	The Compensation Committee directly hired and has the authority to terminate Buck Consultants

•	Buck Consultants is engaged by and reports directly to the Compensation Committee and its chairman

•

None of the members of the Compensation Committee have a business or personal relationship with the Buck Consulting consultant with whom the Committee works, outside of work he provides for the Compensation Committee. The consultant does not have any business or personal relationship with any executive officer of the Company and he does not own any stock in the Company.

•	The amount of fees that Buck Consultants receives for work performed for the Company is de minimis as a percentage of Buck Consultants’ annual revenue

•	Buck Consultants does only work for the Compensation Committee that falls within the scope of work of the service agreement. No other work will be initiated without the Committee’s approval.

•	Buck Consultants has direct access to all members of the Compensation Committee during and between meetings

•	No employee of Buck Consultants works for the Company

•

The Compensation Committee has approved direct interaction between Buck Consultants and management; however; these interactions are generally limited to discussions on behalf of the Compensation Committee and information that is presented to the Compensation Committee for approval

In addition, the Compensation Committee has assessed the independence of Buck Consultants pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Buck Consultants, or the individual advisor employed by Buck Consultants with whom we work, from independently representing the Compensation Committee.

A representative of Buck Consultants generally attends Compensation Committee meetings to serve as a resource for the Compensation Committee. In order to encourage independent review and discussion of executive compensation matters, the Compensation Committee and the committee chair may request meetings with the independent compensation consultant in executive session without management present.

During fiscal 2015, the Compensation Committee asked Buck Consultants to conduct a review and analysis of non-employee director compensation. Buck Consultants presented information regarding director compensation to the Compensation Committee, provided a market data report on director compensation and presented its findings and recommendations for discussion. Buck Consultants provided these services and reported directly to the Compensation Committee Chair.

All of the members of the Compensation Committee are considered independent as that term is defined by our Corporate Governance Guidelines and the listing standards of the NYSE. The Compensation Committee Report for fiscal year 2015 is included in this Proxy Statement.

Corporate Governance and Nominating Committee

Lee R. Mitau (Chair)	John C. van Roden, Jr.
J. Michael Losh	R. William Van Sant
Dante C. Parrini

Number of Meetings in fiscal year 2015:   Three

Functions:    The Corporate Governance and Nominating Committee reviews matters of corporate governance, including our organizational structure and succession planning. This Committee evaluates and recommends new director nominees and evaluates each current director prior to nominating such person for re-election. The Corporate Governance and Nominating Committee reviews a director’s continued service if a director’s occupation changes during his or her term. This Committee also evaluates the performance of the Chairman of the Board, the President and Chief Executive Officer, and the directors, and makes recommendations to the Board regarding any shareholder proposals.

The Corporate Governance and Nominating Committee considers shareholder recommendations for potential director nominees. See “How can a shareholder suggest a candidate for election to the Board?”

All of the members of the Corporate Governance and Nominating Committee are considered independent as that term is defined by our Corporate Governance Guidelines and the listing standards of the NYSE.

Board’s Role in Oversight of Risk

In General

The Board believes that effective enterprise risk management must be an integral part of Board and Committee deliberations and activities throughout the year. As part of the enterprise risk management, the Board engages in the following activities throughout the fiscal year:

•

The full Board of Directors reviews the Company’s enterprise risk management process and a comprehensive assessment of key financial, operational and strategy risks identified by management, as well as mitigating practices.

•

The full Board of Directors discusses risks related to the Company’s annual financial plan and budget each fiscal year and risks related to the Company’s strategy at meetings where the strategy is presented and reviewed.

•

The Board of Directors also encourages management to promote a corporate culture that integrates risk management into the Company’s strategy and day-to-day business operations in a way that is consistent with the Company’s targeted risk profile.

•

Each committee conducts its own risk assessment and management activities throughout the year (some of which are highlighted in the section on Board committees above), and reports its conclusions to the Board.

Through these processes, the Board oversees a system to identify, assess and address material risks to the Company on a timely basis. In addition, the Board’s leadership structure, as described below in the section titled “Board Leadership Structure” supports its role in risk oversight. The Company presently has a separate Chairman of the Board and Chief Executive Officer. When those positions are combined, we have an independent Presiding Director. We have strong independent directors chairing each of our Board Committees, all of which are involved in risk oversight, and there is open communication between management and the non-employee directors.

Risk Assessment of Compensation Programs

Management conducted a risk assessment of the Company’s policies and programs relating to the compensation of employees, including those that apply to our executive officers, with a focus on those programs that had changed from the prior fiscal year review. The format of this review was similar to that conducted in the prior fiscal year which was discussed with and approved by the Compensation Committee.

Management discussed the findings of the risk assessment review with the Compensation Committee. Based on the assessment, the Company believes that its compensation policies and practices create an appropriate balance among our base salary compensation, short-term incentive compensation and long-term incentive compensation, thereby reducing the possibility of imprudent risk-taking and that its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the Board of Directors has no policy with respect to the separation of the offices of Chairman and Chief Executive Officer. Separation of these offices is an issue that is to be addressed as part of the Company’s succession planning. When the Chairman and Chief Executive Officer are separate offices, the Chairman will serve as the Presiding Director. However, when the Chief Executive Officer also holds the position of Chairman, a Presiding Director will be appointed by the Board to further the achievement of a strong, independent Board with an appropriate balance between the Board and the Chief Executive Officer. In such cases, the Chair of the Corporate Governance and Nominating Committee shall serve as the Presiding Director.

Mr. Mitau has served as our independent Chairman of the Board since December 2006 and, in this capacity, has acted as the Presiding Director at Board of Director meetings and during executive sessions of the non-management directors. Our Board has separated the roles of Chairman of the Board and Chief Executive Officer since 2006 because our current Chief Executive Officer and our previous Chief Executive Officer both had limited public company chief executive officer experience at the time of each of their elections to the Board. Mr. Mitau serves as the Chairman of the Board of Graco Inc. and has significant public company experience. The Chief Executive Officer, in consultation with the Chairman, establishes the agenda for each Board meeting. At the beginning of each fiscal year, the Chairman also publishes a schedule of topics to be discussed. In addition, Mr. Van Sant has served as Vice Chairman of the Board since fiscal 2011 and in this role he provides special assistance, oversight and guidance to the Chairman of the Board in performing the duties of the Chairman, and he provides counsel to the Chief Executive Officer.

Director Elections

With respect to the election of directors, during fiscal 2014, our Board adopted a so-called “plurality-plus” standard. In accordance with procedures set forth in our Corporate Governance Guidelines, at any shareholder meeting at which directors are subject to an uncontested election (i.e., an election where the only nominees are those recommended by the Board), any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall submit to the Board a letter of resignation for consideration by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee shall promptly consider the resignation offer and recommend to the full Board whether to accept it. In considering whether to accept or reject the resignation offer, the Corporate Governance and Nominating Committee will consider all factors deemed relevant by members of the Corporate Governance and Nominating Committee, including, without limitation, (i) the perceived reasons why shareholders withheld votes “for” election from the director, (ii) the length of service and qualifications of the director, (iii) the director’s contributions to the Company, (iv) compliance with listing standards, (v)  the purpose and provisions of these guidelines, and (vi) the best interests of the Company and its shareholders. To the extent that one or more directors’ resignations are accepted by the Board, the Corporate Governance and Nominating Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board. Any director who tenders his or her offer to resign from the Board pursuant to this provision shall not participate in the Corporate Governance and Nominating Committee or Board deliberations regarding whether to accept the offer of resignation. The Board will act on the Corporate Governance and Nominating Committee’s recommendation within 90 days following the certification of the shareholder vote by the Inspector of Elections, which action may include, without limitation, acceptance of the offer of resignation, adoption of measures intended to address the perceived issues underlying the vote, or rejection of the resignation offer. Thereafter, the Board will publicly disclose its decision whether to accept the director’s resignation offer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has a written policy and procedures for the review, approval or ratification of transactions with executive officers, directors and nominees for director and their immediate family members. In general, the policy provides that certain transactions with these related persons and their immediate family members and certain transactions with any person who is a security holder known to us to be the beneficial owner of more than five percent of any class of our stock, are subject to the review, approval and/or ratification of the disinterested members of the Audit Committee. If ratification of a transaction is not forthcoming, management must make all reasonable efforts to cancel or annul that transaction. If a transaction with a related party is entered into without the pre-approval of the Audit Committee, it shall not be deemed to violate these policies and procedures, or be invalid or unenforceable, so long as the transaction is brought to the Audit Committee for ratification as promptly as reasonably practical after it is entered into or brought to the Company’s attention. All executive officers and directors of H.B. Fuller are informed in writing on an annual basis of these policies and procedures. The Audit Committee may use any process and review any information that it determines is reasonable in order to determine if a transaction is fair and reasonable and on terms no less favorable to H.B. Fuller than could be obtained in a comparable arm’s length transaction with a third party unrelated to H.B. Fuller.

In addition, on an annual basis, each of our directors and executive officers completes a questionnaire and discloses information regarding entities with which they and their immediate family members are affiliated. Any person nominated for election as a director must complete a questionnaire no later than the date he or she becomes a member of the Board of Directors. Any person who becomes an executive officer must complete a questionnaire as soon as reasonably practicable thereafter.

Our Audit Committee annually reviews all transactions and relationships disclosed in the director and officer questionnaires and approves or ratifies, as applicable, any transactions with related persons. The Board of Directors makes a formal determination regarding each director’s independence.

During fiscal year 2015, we had transactions, arrangements and relationships with entities with which some of our related persons, specifically certain of our directors, are affiliated. However, in accordance with the procedures in the Company’s policy, the Audit Committee determined that those related persons had no direct or indirect material interest in those transactions, arrangements and relationships.

DIRECTOR COMPENSATION

The form and amount of compensation for each director is determined and reviewed at least annually by the Compensation Committee. Such compensation reflects the practices of boards of similar public companies and is comprised of cash and H.B. Fuller Common Stock (or its equivalents). Similar to our executive compensation policy, the practice of generally aligning to the market median/50th percentile also applies to our director compensation.

2015 Review of Director Compensation

The Compensation Committee uses Buck Consultants, LLC, a wholly owned subsidiary of Xerox Corporation, to provide ongoing advice and information regarding design and implementation of the Company’s executive and director compensation programs as requested by the Compensation Committee. See further discussion regarding the Compensation Committee’s independent consultant under the heading “Compensation Committee” in the Corporate Governance section in this Proxy Statement. At its July 2015 meeting, the Compensation Committee reviewed a market analysis conducted by Buck Consultants relating to director compensation, including annual board retainers, committee chair retainers and annual stock-based awards. The market analysis included our peer group (see section titled “Executive Compensation – Compensation Discussion and Analysis – Competitive Market - Peer Group Data” in this Proxy Statement), a subset of our peer group with revenues under $4.2 billion and the Frederic W. Cook & Company 2014 Survey on Non-Employee Director Compensation Across Industry and Size (which includes 300 companies: 100 Small Cap (Less than $1B), 100 Mid Cap ($1B - $5B) and 100 Large Cap (Greater than $5B)).  The mid cap company information was the primary point of reference.

After a review of the market comparison data, the Compensation Committee determined the Directors’ current stock compensation program was slightly below the market median and decided to increase the annual equity-based award value from $90,000 to $100,000. In addition, the Compensation Committee Chair annual cash retainer was increased from $12,000 to $15,000 to better align with market median. These changes position total compensation for a typical director competitively with peer companies with annual revenues less than $4.2 billion. The change to the annual cash retainer for the Compensation Committee Chair was effective for the fourth quarter of fiscal 2015 and the change to the value of the equity-based award was effective for the grant made in July 2015. All other forms of compensation remain unchanged.

Cash Fees

The fees paid to our non-employee directors are set forth in the table below. Mr. Owens, our President and Chief Executive Officer, does not receive separate compensation for serving as a director or for attendance at any meeting.

The following fees are paid to our non-employee directors:

Annual Cash Retainers

Board Member	$90,000
Non-Executive Chairman	$70,000
Non-Executive Vice Chairman	$30,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Corporate Governance and Nominating Committee Chair	$12,000

Equity Awards

Annual Award of Restricted Common Stock or Common Stock units	Valued at $100,000
One-time Initial Award of Restricted Stock	1,300 shares

Expense Reimbursement

We also reimburse each director for any out-of-pocket expenses related to attendance at any meeting or arising from other H.B. Fuller business.

Equity Awards

In addition to the board and chair retainers described above, the Board believes it is important that each director have an economic stake in our Common Stock. As a result, the Compensation Committee typically makes an annual grant of shares of restricted Common Stock or an award of Common Stock units to each non-employee director. On July 9, 2015, the Compensation Committee made a discretionary award of 2,500.63 Common Stock units to each non-employee director under the H.B. Fuller Company Directors’ Deferred Compensation Plan (“DDCP”). This plan is described below. For this award, the Committee approved an award value of $100,000 per director (based on a review of market data), which was divided by the fair market value of our Common Stock on the date of grant to determine the number of units awarded.

In addition, each non-employee director typically receives a one-time grant of restricted H.B. Fuller Common Stock (or its equivalent) upon his or her initial election to the Board. These Common Stock (or its equivalent) awards are granted under our 2009 Director Stock Incentive Plan, which is described below. In general, these shares vest three years from the date of grant subject to continued service during that period.

Directors’ Deferred Compensation Plan

Under this plan, directors may elect to defer all or a percentage of their board and chair retainers. Deferred amounts are credited with gains and losses based on the performance of certain mutual funds or H.B. Fuller Common Stock as elected by the director prior to deferring any fees. Directors who elect their retainers to be deferred into H.B. Fuller Common Stock units as an investment are credited with phantom stock units that will be paid out in shares of Common Stock. Phantom stock units are credited with dividend equivalents equal to the amount of dividends, if any, paid on an equal number of shares of H.B. Fuller Common Stock. The dividend equivalents are converted into additional phantom stock units based on the fair market value of H.B. Fuller Common Stock on the dividend payment date. If a participant elects to defer retainers into the H.B. Fuller Common Stock account in this plan, we make a 10% matching contribution of additional phantom stock units to the amount invested in H.B. Fuller Common Stock by the director. The phantom stock units credited to the directors’ accounts do not have voting rights. In addition, the Compensation Committee may make discretionary contributions to a participant’s H.B. Fuller Common Stock account under this plan. As described above, during fiscal year 2015, the Committee exercised this discretion and awarded each non-employee director 2,500.63 Common Stock units under this plan.

Any amounts deferred under this plan are paid in shares of Common Stock or cash (depending on the election made by the director) at the earliest to occur of:

•

The later of the date of the director’s retirement (that is, the date of resignation or removal from the Board or the end of the director’s elected term) or such other date as elected and specified by the director, which is subject to approval by the Compensation Committee and is made only at the time of the director’s initial elections and is irrevocable;

•	disability;

•	death;

•	the date of a change in control of H.B. Fuller; or

•	the date of termination of the plan.

2009 Director Stock Incentive Plan

Under this plan, we may issue to non-employee directors restricted stock, restricted stock units, options, stock appreciation rights, performance awards or other stock-based awards. In addition, shares of H.B. Fuller Common Stock are issued under this plan to satisfy any requirements under the DDCP. The Compensation Committee determines the type, amount and other terms and conditions of any awards under this plan.

Physical Examinations

Non-employee directors are reimbursed for a preventative/diagnostic annual physical examination and local travel expenses. In fiscal year 2015, Mr. Losh and Mr. Mitau received reimbursement for a physical examination.

Matching Gifts to Educational, Arts and Cultural Organizations Program

Under this program, we match a non-employee director’s contributions (up to $1,000) to eligible educational, arts and cultural institutions. These amounts are shown in the “All Other Compensation” column of the “Director Compensation Table” in this Proxy Statement.

Director Compensation Table – Fiscal Year 2015

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) [1]	All Other Compensation ($) [2]	Total ($)
Thomas W. Handley [3]	90,000	100,000	9,000	199,000
Maria Teresa Hilado[4]	90,000	100,000	8,883	198,883
J. Michael Losh [5]	97,100	100,000	13,436	210,536
Lee R. Mitau [6]	172,000	100,000	20,919	292,919
Dante C. Parrini	90,000	100,000	507	190,507
Ann W.H. Simonds[7]	90,000	100,000	9,674	199,674
John C. van Roden, Jr.	102,900	100,000	-	202,900
R. William Van Sant[8]	132,750	100,000	13,275	246,025

(1)

The amounts in this column are calculated based on the fair market value of our Common Stock on the date the award was made in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Each non-employee director received an award of 2,500.63 Common Stock units on July 9, 2015 with a grant date fair value of $100,000.

The aggregate number of shares of restricted H.B. Fuller Common Stock and deferred stock units held by each non-employee director as of November 28, 2015 were as follows:

Name	Shares of Restricted Stock (#)	Deferred Common stock Units (#)

Thomas W. Handley	0	27,941
Maria Teresa Hilado	1,333	6,690
J. Michael Losh	0	87,250
Lee R. Mitau	0	137,547
Dante C. Parrini	0	6,468
Ann W.H. Simonds	1,333	8,637
John C. van Roden, Jr.	0	27,820
R. William Van Sant	0	81,784

No non-employee director held any stock options as of November 28, 2015.

(2)

These amounts represent the following: for Mr. Handley, a 10% company match pursuant to the DDCP in the amount of $9,000; for Ms. Hilado, dividends paid on unvested restricted stock in the amount of $674 and a 10% company match pursuant to the DDCP in the amount of 8,209; for Mr. Losh, a 10% company match pursuant to the DDCP, in the amount of $9,710, a matching gift by H.B. Fuller to a qualified educational institution of $1,000 and a director physical of $1,299 and related gross up of $1,427; for Mr. Mitau, a 10% company match pursuant to the DDCP in the amount of $17,200 and a director physical of $1,772 and related gross up of $1,947; for Mr. Parrini, dividends paid on unvested restricted stock; for Ms. Simonds, dividends paid on unvested restricted stock in the amount of $674 and a 10% company match pursuant to the DDCP in the amount of $9,000; and for Mr. Van Sant, a 10% company match pursuant to the DDCP in the amount of $13,275.

(3)

Mr. Handley elected to receive 100% of his annual retainer in Common Stock units in lieu of cash. That election resulted in the conversion of $90,000 into 2,224 Common Stock units. This amount does not include any dividend equivalents or match paid by the Company.

(4)

Ms. Hilado elected to receive 100% of her annual retainer in Common Stock units in lieu of cash during the 2015 calendar year (she elected to receive 100% of her annual retainer in cash for the 2014 calendar year). That election resulted in the conversion of $82,088 into 2,047 Common Stock units. This amount does not include any dividend equivalents or match paid by the Company.

(5)

Mr. Losh elected to receive 100% of his annual retainer in Common Stock units in lieu of cash. That election resulted in the conversion of $97,100 into 2,385 Common Stock units. This amount does not include any dividend equivalents or match paid by the Company.

(6)

Mr. Mitau elected to receive 100% of his annual retainer in Common Stock units in lieu of cash. That election resulted in the conversion of $172,000 into 4,250 Common Stock units. This amount does not include any dividend equivalents or match paid by the Company.

(7)

Ms. Simonds elected to receive 100% of her annual retainer in Common Stock units in lieu of cash. That election resulted in the conversion of $90,000 in to 2,224 Common Stock units. This amount does not include any dividend equivalents or match paid by the Company.

(8)

Mr. Van Sant elected to receive 100% of his annual retainer in Common Stock units in lieu of cash. That election resulted in the conversion of $132,750 into 3,280 Common Stock units. This amount does not include any dividend equivalents or match paid by the Company.

Stock Ownership Guidelines

We have goals for stock ownership by all non-employee directors. Our goal for director stock ownership is five times the annual board retainer within five years of becoming a director. A review of director stock ownership was conducted using June 30, 2015 stock values. At the time of this review, all directors, except Mr. Parrini (who joined the board in 2012) and Ms. Hilado and Ms. Simonds (who both joined the board in 2013), had met or exceeded this goal.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis describes the material elements of compensation awarded to each of our executive officers listed in the Summary Compensation Table in this Proxy Statement (the “named executive officers” or “NEOs”). This discussion and analysis focuses on the information contained in the tables and accompanying footnotes and narrative for fiscal year 2015 which follows. We discuss compensation actions taken during fiscal years 2014 and 2016 to the extent they enhance the understanding of our executive compensation program for fiscal year 2015.

Elements of Executive Compensation. We use base salary, a short-term incentive plan and a long-term incentive plan with equity grants to attract and motivate our executive officers to achieve results that are in the best long-term interests of our shareholders. We generally align with the market median for the three main elements of compensation, and we review these elements each year. The emphasis on short-term and long-term incentive compensation reflects our pay-for-performance philosophy.

Fiscal 2015 Business Results. Our overall Company net income results were down 7 percent versus the prior year due to a variety of factors, including lower revenue in the Americas, the adverse impact of foreign exchange rates, high operating costs in our EIMEA segment and a higher core tax rate. These negative factors were mostly offset by the successful integration of the TONSAN Adhesive Inc. business and effective price and raw material cost management. For similar reasons, adjusted total diluted earnings per share in the 2015 fiscal year were $2.17, down versus the prior year’s result of $2.33.

Net revenue for the 2015 fiscal year was $2,083.7 million, down 1.0 percent versus the 2014 fiscal year. Higher volume and higher average selling prices positively impacted net revenue growth. Constant currency revenue grew by 5.0 percent year-over-year. Foreign currency translation negatively impacted revenue growth during the fiscal year. Additional results include:

• Adjusted gross profit margin for the year was up 160 basis points to 27.7 percent

• Adjusted SG&A expense was up 5 percent versus the prior year, but down nearly 3 percent when adjusting for the additional SG&A expense added from the TONSAN Adhesive Inc. acquisition

• Adjusted EBITDA margin was 12.8 percent, up 100 basis points versus the 2014 fiscal year

For the 46th consecutive year, we implemented an increase in the amount of quarterly dividends we pay to shareholders, with an 11 percent increase this year.

We measure our success in large part by the metrics used in our short-term incentive plan. As it relates to our short-term incentive plan, organic revenue is a measure that focuses on our growth without taking into account acquisitions or foreign currency fluctuations. Operating income is a measure of operational effectiveness and profitability, and earnings per share is an overall measurement of profitability and of the effectiveness of the three profitable growth strategies we follow:

• to grow organically by targeting our growth efforts on specific segments where we see opportunity for competitive strength;

• to manage margins by effectively executing operational excellence; and

• to efficiently deploy cash generated that returns additional value to shareholders.

Overall, in fiscal year 2015, with regard to the metrics used in our short-term incentive plan, the Company performed as follows:

• For the Company organic revenue metric, we exceeded the threshold level, but did not meet our target, resulting in a less than target payout.

• For the Company adjusted operating income metric, we exceeded the threshold level, but did not meet our target, resulting in a less than target payout.

• For the adjusted earnings per share (“EPS”) metric, we did not meet our threshold level. Therefore, there was no payout with regard to this short-term incentive metric.

• Performance related to regional and business short-term incentive metrics for NEOs other than the CEO and CFO, was varied, resulting in a short-term incentive payment for all but one of the NEOs higher than in the previous year.

The achievements in the financial metrics discussed above resulted in short-term incentive payouts for our CEO of 42.3% of target and ranged from 25.0% to 52.3% of target for our other NEOs.  Our short-term incentive plan is a key way we link pay for performance to compensation for our NEOs.

Please also see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” section in our Annual Report on Form 10-K for more information on our fiscal 2015 financial performance.

The above discussion contains non-GAAP financial measures. See "Non-GAAP Financial Measures" in Annex A to this Proxy Statement for a reconciliation of these non-GAAP financial measures to GAAP results.

Fiscal 2015 Compensation Actions. In setting the financial metrics for our short-term incentive plan for fiscal year 2015, our Compensation Committee reviewed company performance expectations and budgeted targets. The annual short-term incentive award targets were set based on predetermined ranges for the achievement of EPS, organic revenue and operating income targets. The targets that were set were considered to be challenging, but achievable. See section below titled “Analysis of Fiscal 2015 Short-Term Incentive Awards” for a description of the targets and actual results.

Executive Compensation “Best Practices.” The Company’s compensation program includes several best practices, such as:

• a policy regarding “clawbacks” of executive and key manager incentive compensation which allows the Compensation Committee the discretion to claw back incentive-based compensation in the event that there is a material restatement of the Company’s financial statements or in the event of misconduct by an executive officer or key manager;

• a prohibition on hedging, pledging and certain other transactions in the Company stock by directors and certain executive officers, including all of the NEOs;

• an emphasis on long-term equity awards to align the executives’ interests with long-term goals and shareholder interests, with the CEO’s long-term equity grant including a performance-based vesting restriction;

• a prohibition on repricing of stock options; and

• stock ownership goals for our directors and executive officers, which are reviewed annually.

For fiscal 2016, the Compensation Committee approved the addition of a financial performance metric to 50% of the restricted stock units granted under our long-term incentive plan for all of our NEOs.

Philosophy

The philosophy of our executive compensation program is to provide a competitive compensation package that rewards executive officers for sustained financial and operating performance that creates long-term value for our shareholders. We have designed and implemented our compensation programs for our executive officers to meet three principal goals:

•	Attract and retain qualified executive officers;

•	Motivate these individuals to achieve short-term and long-term corporate goals, without undue risk-taking; and

•	Promote equity among executive officer positions, while considering external competitiveness and differences in job responsibilities.

To meet these goals, H.B. Fuller has the following guidelines:

•	Pay compensation that is competitive with the practices of companies in a broad number of industries, as well as in the chemical industry, with revenues comparable to our revenues;

•	Pay for performance by setting challenging performance goals for our executive officers and providing a short-term incentive plan that is based upon achievement of these goals; and

•

Provide long-term incentives in the form of stock options and restricted stock units that are designed to increase long-term shareholder value by aligning the interests of our executive officers with those of our shareholders.

We strive to keep the target value of each individual element of compensation at or near the market median/50th percentile.

Competitive Market

We use several surveys and data points when we review executive compensation as described below.

General Survey Data. We define our market as a broad range of companies across various industries in the $1-3 billion revenue category. We chose this revenue category because revenue from our prior fiscal year was in this range and revenue from fiscal 2015 was expected to be in this range. The Compensation Committee uses published survey data from the following sources for our executive compensation analysis:

• Aon Hewitt ($1—2.49 billion revenue category for corporate positions and relevant revenue categories for non-corporate positions)

• Towers Watson ($1—3 billion revenue category for corporate positions and relevant revenue categories for non-corporate positions)

H.B. Fuller participates in both of these surveys. The Aon Hewitt survey includes 480 companies and is titled “Total Compensation MeasurementTM (TCMTM) Executive Total Compensation by Industry – United States 2014”; and the Towers Watson survey includes 446 companies and is titled “2014 Compensation Data Bank (CDB™) General Industry Executive Compensation Survey Report – U.S.”

In the case of Mr. Kenny, our Senior Vice President, Emerging Markets, the Compensation Committee reviews his total compensation relative to the market approximately every other year. In 2014, market data was provided by Towers Watson for a profit center head for the EIMEA region, his position at that time. Therefore, no review was conducted for fiscal 2015 and no changes were made.

Peer Group Data.  Our peer group consists of the following companies:

Albemarle Corp.	FMC Corp.	Polyone Corp.
Ashland Inc.	Graco Inc.	RPM International Inc.
Avery Dennison Corporation	Hexcel Corp.	A. Schulman, Inc.
Axiall Corporation	International Flavors & Fragrances Inc.	Sensient Technologies Corp.
Cabot Corp.	Nordson Corporation	Sigma-Aldrich Corp.
Cytec Industries Inc.	Olin Corp.	Valspar Corp.
Ferro Corp.	OM Group, Inc.

These companies represent global, publicly-traded chemical and allied products companies in the 2800 Standard Industrial Classification Code with revenues between $1.104 billion to $6.140 billion (for the most recent fiscal year). During 2014, we removed Celanese Corp., Eastman Chemical Co. and Ecolab Inc. from our peer group because their revenues were at the high end of the group. We added Graco Inc. and Nordson Corporation as these two companies share common characteristics with the Company and serve as good comparators for compensation purposes. These changes also moved the Company to the 33rd percentile (for annual revenue) of the peer group. Prior to this change, we were below the 25th percentile in annual revenue.

Use of Market Data in Fiscal 2015

When analyzing compensation paid to NEOs, the Compensation Committee uses specific data that matches revenue and job responsibilities from the published surveys named above, based on availability, by position. For fiscal 2015, the above-referenced survey data used by the Compensation Committee to review total compensation (base salary, short-term incentive compensation and long-term incentive compensation) for our executive officers showed that our total compensation was generally in line with the market data matched according to revenue and job responsibilities.

In addition, for the NEOs, management and the Compensation Committee used the peer group data, in conjunction with the general surveys, as a reference point for compensation design considerations. This data was derived from the most recent proxy statement available for each peer company. However, the primary data sources for pay level information for all of our executive officers are the survey sources listed in the section titled “General Survey Data”.

The Compensation Committee uses survey data and peer group data because these sources of data are considered reliable market information. When we refer to market data in the rest of this Compensation Discussion and Analysis, unless otherwise noted, we are referring to the “General Survey Data” and the “Peer Group Data” discussed above.

Compensation Process

The Compensation Committee reviews and approves all elements of compensation for our CEO, taking into account the Board of Directors’ review and assessment of the performance of the CEO as well as competitive market data and information from our human resources personnel and the Compensation Committee’s independent compensation consultant. The Compensation Committee also reviews and approves all elements of compensation for our other executive officers using the same sources noted above and taking into account the recommendations of the CEO.

In determining the particular elements of compensation that will be used to implement our overall compensation policies, the Compensation Committee takes into consideration factors related to our performance, such as our earnings and revenue growth, and business-unit-specific operational and financial performance. Other considerations include our business objectives, corporate responsibilities (including equity among executive officer positions and affordability), competitive practices and trends, and local legal requirements. In deciding on the type and amount of compensation for each executive officer, the Compensation Committee focuses on both the current pay and the opportunity for future pay, and combines the compensation elements for each executive officer in a manner that optimizes the executive officer’s contribution to the Company.

The Compensation Committee on occasion meets with the CEO and/or certain other executive officers to obtain recommendations with respect to our compensation program, practices and packages for executive officers and directors. The Compensation Committee considers, but is not bound to and does not always accept, management’s recommendations with respect to executive compensation. The CEO typically attends the Compensation Committee’s meetings, except when his compensation package is discussed. In addition, the Compensation Committee also holds executive sessions not attended by any members of management, including the CEO.

The Role of Shareholder Say on Pay Votes. The Company provides its shareholders with the opportunity to cast an annual advisory vote on executive compensation (a “Say on Pay Proposal”). At the Company’s annual meeting of shareholders held in April 2015, 97.4% of the votes cast on the Say on Pay Proposal were voted in favor of the proposal. The Compensation Committee believes this is an overall endorsement by the shareholders of support of the Company’s approach to executive compensation, and did not change its approach materially in fiscal year 2015. The Compensation Committee will continue to take into account the outcome of the Company’s Say on Pay Proposal votes when making future compensation decisions for the NEOs.

Compensation Consultant

The Compensation Committee uses Buck Consultants, LLC, a wholly owned subsidiary of Xerox Corporation, to provide ongoing advice and information regarding design and implementation of the Company’s executive compensation programs as requested by the Compensation Committee. See further discussion regarding the Compensation Committee’s independent consultant under the heading “Compensation Committee” in the Corporate Governance Section in this Proxy Statement. In this Proxy Statement, we discuss the use of compensation consultants when the Compensation Committee utilized its independent consultant for a specific project. In addition, from time to time, management receives information from the compensation consultant in preparation for Compensation Committee meetings.

Key Elements of the Executive Compensation Program

The key elements of the executive compensation program are:

Purpose	Considerations
Base salary

Attract and retain high caliber executive talent with competitive fixed compensation. Base salary is not performance based.	Each NEO’s job is positioned in a salary grade based upon market data and an analysis of the related job responsibilities. Salary ranges are established to generally reflect competitiveness at the market median/50th percentile. Within these salary ranges, base salaries are set considering the experience and skills each NEO brings to the position. Salary increases are determined considering individual performance.

Short-term incentive (cash bonus)

Aligns executive performance with achievement of annual company strategic goals and objectives and provides financial reward for meeting or exceeding specific metrics. Payouts are dependent on achievement of predetermined annual financial performance goals, which are aligned with long-term targets.

Short-term incentive awards are set for each executive officer so that the expected payout at target performance levels would result in competitive market levels of such compensation. Payments under the short-term incentive plan can range from no payment to a payment higher than the target, based upon actual results.

The annual short-term incentive plan is designed to achieve several goals, including emphasizing the Company’s commitment to competitive compensation practices, driving a high performance culture and ensuring accountability. The short-term incentive plan places emphasis on achievement of financial metrics and focuses attention on business results. It also reinforces the importance of measurable and aligned goals and objectives.

Long-term incentive (stock options and restricted stock units)

Stock options and restricted stock units attract, retain and reward high caliber executive talent; ownership of common stock encourages long-term strategic decision making that is aligned with shareholder interests.

Our long-term incentive plan ties a significant portion of our executive officers’ total compensation to shareholder value creation, as measured by stock price performance. The combination of stock options and restricted stock units provides an appropriate balance between performance-based rewards and retention. Prior to fiscal 2014, the long-term incentive awards were made in either restricted stock or restricted stock units, depending on location and retirement eligibility. The Compensation Committee decided to move to awards of restricted stock units only beginning in fiscal 2014 to better match market practice and to ensure consistency of awards.

Stock options and restricted stock units reward for performance and promote stock ownership.

Increase in H.B. Fuller Common Stock price increases value of options and restricted stock unit awards (and restricted stock awards for grants prior to fiscal 2014). CEO annual grant contains a performance goal which must be achieved before restricted stock and restricted stock units may vest.

Purpose	Considerations
Other Benefits (includes supplemental retirement and deferred compensation plans, severance, change-in-control and other perquisites)

Attract and retain high caliber executive talent. These benefits are not performance-based.

In order to attract and retain high caliber executive talent, we provide NEOs market competitive perquisite and other benefit programs. We also provide some of these benefits to assist our executive officers so that they may efficiently use their time on H.B. Fuller business. Our U.S.-based NEOs participate in the same health and welfare programs as all other U.S.-based H.B. Fuller employees.

The graph below shows the percentage of each of the main elements of total compensation (base salary, short-term incentive, long-term incentive (stock options and restricted stock units)) as measured by actual amounts paid in fiscal 2015 for the CEO and the other NEOs as set forth in the “Summary Compensation Table” in this Proxy Statement.

Additional information regarding base salary, short-term incentive compensation and long-term incentive compensation follows.

Fiscal 2015 Base Salaries

In General.    In January of each year, the Compensation Committee reviews and considers the annual performance of the CEO and the other NEOs. The effective date of annual merit increases is February 1st. In April, the Compensation Committee reviews the overall compensation (base salary, short-term incentive, long-term incentive and high-level review of perquisites) of all of the executive officers (including the NEOs) for market competitiveness.

The amount of annual base salary and year-over-year increase for each of the NEOs in fiscal year 2015 is set forth in the following table.

Named Executive Officer	Base Salary as of 12/1/2014 ($)[1]	Base Salary as of 2/1/2015 ($)	Percent Increase from 12/1/2014 to 2/1/2015 (%)
James J. Owens	968,000	989,296	2.20%
James R. Giertz	576,000	588,672	2.20%
Traci L. Jensen	447,000	455,940	2.00%
Patrick J. Trippel	447,000	469,350	5.00%
Steven Kenny[2]	414,261	420,475	1.50%

(1)

The base salaries for U.S. based NEOs differ from the base salary reported in the proxy statement in fiscal 2014 due to the elimination of the car allowance effective June 1, 2014. At that time, the amount paid for car allowance was added to each NEO’s salary. Market practice in the EIMEA region supports a car allowance for Mr. Kenny therefore this perquisite was not eliminated in that region.

(2)

Non U.S.-based compensation paid to Mr. Kenny is denominated in British Pounds Sterling and has been converted to U.S. dollars at the same exchange rate used for financial reporting purposes. Mr. Kenny’s base salary as of December 1, 2014 differs from the base salary reported for fiscal year 2015 reported in last year’s proxy statement due to different exchange rates used for financial reporting purposes in fiscal 2014 and fiscal 2015.

Analysis of Fiscal 2015 Base Salaries. In January 2015, the Compensation Committee reviewed Mr. Owens’ base salary, short-term incentive target and long-term incentive target amount. The review included the following market data: Mercer 2014 U.S. Executive Benchmark Database (All Industries with data regressed to $2.1 billion in revenue); Towers Watson 2014 Top Management Report (All Industries For Profit with annual revenues between $1—5 billion and median revenues of 2.08 billion); and Hewitt Total Compensation MeasurementTM (TCMTM) Executive Total Compensation by Industry – United States 2014 (all industries, companies with revenues $1-2.5 billion and median revenue of 1.7 billion). The Compensation Committee also reviewed market data relating to our peer group.

Mr. Owens is in the fourth quartile of the CEO salary range.  For fiscal 2015, Mr. Owens received a 2.2% merit increase.  The range of increases provided to NEOs was 1.5% to 5.0%.

Mr. Giertz’s fiscal 2015 base salary was in the fourth quartile of his salary range. His salary has historically been higher than the midpoint in this salary range to reflect Mr. Giertz’s extensive experience in both finance (as a CFO) and in operations with prior employers, where he held key leadership positions in several companies. For fiscal 2015, Mr. Giertz received a merit increase of 2.2% effective February 1, 2015 and he remains in the fourth quartile of his salary range. Ms. Jensen received a merit increase of 2.00% effective February 1, 2015. Mr. Trippel received a merit increase of 5.0% due to several successful initiatives including the progress on the Tonsan Adhesive, Inc. acquisition (which closed in early fiscal 2015) and building the foundation for our electronics business. Ms. Jensen’s and Mr. Trippel’s fiscal 2015 base salaries were in the third quartile of their salary range. Mr. Kenny received a merit increase of 1.5%. Mr. Kenny’s fiscal 2015 base salary was in the second quartile of his salary range on February 1, 2015. On June 1, 2015, Mr. Kenny changed job responsibilities from Sr. Vice President, Europe, India, Middle East and Africa to Sr. Vice President, Emerging Markets.

For fiscal 2015, all merit increases for the NEOs fell within the Company’s general merit increase guidelines for our general employee population.

Fiscal 2015 Short-Term Incentive Compensation

In General.  Each year, the Compensation Committee establishes the annual cash incentive target opportunities as a percentage of base salary. Under the short-term incentive plan, the Compensation Committee may also consider extraordinary circumstances that may positively or negatively impact the achievement of the total Company performance objectives.

For fiscal 2015, based on market data, the annual cash incentive target opportunity for our executive officers ranged from 65% to 100% of base salary at a target level of performance. Potential payouts range from 0% to 200% of the target award based on attainment of operating unit and/or Company predetermined financial goals. The threshold level for the annual cash incentive was set at 80% of each financial target goal, except the organic revenue metrics had a threshold amount of 90%. At these levels, the annual cash incentive would pay out at 50% of the target incentive. Higher payouts are possible if performance is above threshold levels. For example, at the “superior” level, payout is 150% of target and at the “superior stretch” level, payout is 200% of target.

The Compensation Committee, in its discretion, has the right at any time to enhance, diminish or terminate all or any portion of any compensation plan or program, on a collective or individual basis for the NEOs.

All performance measures for the NEOs, and the percentage of short-term incentive compensation based on these measures as established by the Compensation Committee, are set forth in the table below:

Performance Measure	CEO	CFO	Regional Operating Unit[1]	SVP, Market Development[2]	SVP, Emerging Markets[3]
EPS[4]	30%	30%	30%	30%	30%
Company Organic Revenue[5]	30%	30%
Company Operating Income[6]	40%	40%		20%
Region or Business Organic Revenue			20%
Region or Business Operating Income			20%
Global Key Market Organic Revenue			15%	25%	15%
Global Key Market Gross Margin[7]			15%	25%	15%
Emerging Markets Organic Revenue					20%
Emerging Markets Contribution Margin[8]					20%

(1)	Includes Ms. Jensen and Mr. Kenny for the first half of the fiscal year.

(2)	Includes Mr. Trippel.

(3)	Includes Mr. Kenny for the second half of the fiscal year.

(4)	EPS is defined as net income divided by weighted average common stock shares outstanding (diluted).

(5)	Organic revenue is defined as revenue, excluding the effects of changes due to foreign currency exchange rates and acquisitions/divestitures.

(6)	Operating income (“OI”) is defined as gross profit less selling, general and administrative expenses.

(7)	Gross Margin (in dollars) is defined as Net Revenue less Cost of Sales

(8)	Contribution Margin (in dollars) is defined as Net Revenue less Raw Material/Container Cost – Delivery Costs

Analysis of Fiscal 2015 Short-Term Incentive Awards.  The financial performance measures approved by the Compensation Committee in early fiscal 2015 were selected because management believed they were the most representative measurements of our financial results and were key financial measures that linked to our long-term strategic plan. In establishing these goals for fiscal year 2015, we considered our prior year results, economic conditions and expected business opportunities. The specific performance goals for the target level are considered to be challenging but achievable. In addition, we set superior and superior stretch goals which pay amounts for performance exceeding the target. These are noted in the table on page 40 below. The following chart shows the percentage increase in fiscal year 2015 performance targets over fiscal year 2014 actual results for each measure used to determine the short-term incentive bonuses:

Performance Measure	FY 2015 Target to FY 2014 Actual Increase
EPS	11.59%
Company Organic Revenue	3.99%
Company Operating Income	13.39%
EIMEA Region Organic Revenue	2.73%
EIMEA Region Operating Income	41.20%
Americas Adhesives Region and
Construction Products Organic Revenue	7.57%
Americas Adhesives Region and
Construction Products Operating Income	31.29%
Key and Emerging Market Metrics	*[1]

(1)	We consider our Key and Emerging Market Metrics to be confidential.

For fiscal 2015, the financial performance measures for the target, superior and superior stretch performance and the actual performance were as set forth below. Amounts shown in the table below may differ from reported results due to adjustments which are allowed under the short-term incentive plan as set forth in footnote 1 in the table below.

Performance Measure ($ amounts in thousands as noted, except EPS)	CEO, CFO, and SVP, Market Development	SVP, Americas Adhesives and SVP, Emerging Markets/SVP, EIMEA[1]
EPS
Target	$2.60	$2.60
Superior/Superior Stretch	$2.99/3.25	$2.99/3.25
Actual[2]	$1.70	$1.70
Company Organic Revenue
Target	$2,188,412
Superior/Superior Stretch	$2,407,250/2,516,670
Actual[2]	$2,067,014
Company Operating Income
Target	$207,318
Superior/Superior Stretch	$238,420/259,150
Actual[2]	$167,124
EIMEA Region Organic Revenue
Target		$583,060	[3]
Superior/Superior Stretch		$641,367/$670,519	[3]
Actual[2]		$565,342	[3]
EIMEA Region Operating Income
Target		$34,031	[3]
Superior/Superior Stretch		$39,135/42,538	[3]
Actual[2]		$13,076	[3]
Americas Adhesives Region and Construction Products Organic Revenue
Target		$1,190,294
Superior/Superior Stretch		$1,309,320/$1,368,840
Actual[2]		$1,107,542
Americas Adhesives Region and Construction Products Operating Income
Target		$144,423
Superior/Superior Stretch		$166,090/$180,530
Actual[2]		$137,641
Key and Emerging Market Metrics [4]	*	*

(1)	On June 1, 2015, Mr. Kenny changed job responsibilities from Sr. Vice President, Europe, India, Middle East and Africa (EIMEA) to Sr. Vice President, Emerging Markets.

(2)

Actual results differ from reported results due to adjustments or exclusions which are allowed under our short-term incentive plan, including but not limited to, (a) individual legal settlements (payments or receipts) with a value (net of insurance) of $3 million or greater will not be included in metric calculations, (b) unbudgeted reorganization or restructuring related items which cannot be offset by related benefits in the fiscal year will not be included in metric calculations, (c) unbudgeted acquisitions and divestitures are excluded from all actual and target metric calculations, as applicable, (d) any unbudgeted asset write-downs in excess of $2 million will not be included in metric calculations, and (e) adjustments needed to (1) correct any inadvertent errors or miscalculations made in setting a performance target for our key markets (such as Hygiene, Packaging, or Durable Assembly) or (2) account for changes resulting from new accounting definitions, requirements or pronouncements. Calculations showing reconciliations from our audited financial statement numbers to the actual results used for our short-term incentive plan may be found in Annex A to this Proxy Statement.

(3)

The amounts in U.S. dollars have been converted from Euros at the same exchange rate used for financial reporting purposes as follows (€ amounts in thousands): (a) Region Organic Revenue Target: €550,409, Region Organic Revenue Superior/Superior Stretch: €605,450/632,970, (b) Region Organic Revenue Actual: €533,683, (c) Region Operating Income Target: €32,125, Region Operating Income Superior/Superior Stretch; €36,943/40,156 and (d) Region Operating Income Actual: €12,344. The Company does not calculate these target and actual numbers in U.S. dollars in determining whether the metric has been met. Local currency is used for these calculations.

(4)	We consider the targets for our Key and Emerging Market Metrics to be confidential.

The short-term incentive target and actual payment as a percent of base salary for fiscal 2015 for each of our NEOs is set forth in the table below:

Named Executive Officer	Target Payment as a % of Base Salary	Actual Payment as a % of Fiscal Year Base Salary	Actual Payment ($)[1]
James J. Owens	100%	42.3%	416,872
James R. Giertz	70%	29.6%	173,639
Traci L. Jensen	65%	34.0%	154,538
Patrick J. Trippel	65%	16.2%	75,619
Steven Kenny	65%	31.0%	130,202	[2]

(1)

The actual total payment that was made for the fiscal year is also found in the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table” in this Proxy Statement. The short-term incentive award payment opportunity at each level of performance for our NEOs for fiscal 2015 is shown in the “Grants of Plan-Based Awards During Fiscal Year 2015” table in this Proxy Statement.

(2)	Non U.S.-based compensation paid to Mr. Kenny is denominated in British Pounds Sterling and has been converted to U.S. dollars at the same exchange rate used for financial reporting purposes.

Bonus Multiplier Program

Beginning in fiscal 2015, the Compensation Committee approved a program that is intended to incentivize and reward individual performance. The plan pays plus or minus 5% of an individual’s Short-Term Incentive Plan (STIP) payout based on performance related to an individual metric. Each NEO (excluding the CEO and CFO) have an individual metric and target. Due to Mr. Kenny’s mid-year change in position, he had two metrics for the year. If the eligible NEO achieves his/her performance target as of fiscal year-end, he/she will receive an additional 5% of their annual STIP bonus payout. If the eligible NEO does not achieve their performance target as of fiscal year end, the NEO will receive a 5% reduction to their annual STIP bonus payout. The CEO has the authority to change the minus 5% adjustment to zero in situations where the ability to obtain the metric is outside of the eligible NEO’s control. In such cases, the ability to obtain the plus 5% is not available. Amounts paid or deducted under this program are included in the amount reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The NEOs’ individual metrics are key financial measures for the specific businesses for which they are responsible. We consider the metrics and targets to be confidential. Ms. Jensen met her target resulting in a bonus adjustment of plus 5% of her short-term incentive. Mr. Kenny met one of his two targets, resulting in a bonus adjustment of plus 0.8% of his short-term incentive. Mr. Trippel did not meet his target, which resulted in an adjustment of negative 5% of his short-term incentive.

Special 2015 Performance Acceleration Bonus Plan

For fiscal 2015 only, the Compensation Committee approved a program to pay an amount up to 50% of an eligible individual’s (including all NEOs) short-term incentive program target if:

a)	Performance is above the threshold for earnings per share established for this program for the first half of the 2015 fiscal year; and

b)	An NEO’s applicable operating profit budget for the first of the 2015 fiscal year is achieved or exceeded.

The threshold level for earnings per share under this program was not met for the first half of fiscal 2015. Therefore, no payment was made to any NEO under this program.

Fiscal 2015 Long-Term Incentive Compensation

In General.  The fiscal 2015 long-term incentive plan design includes grants with a mix of 50% nonqualified stock options and 50% restricted stock units based on the grant value. The Compensation Committee decided to move to the sole use of awards of restricted stock units beginning in fiscal 2014 to better align with market practice and to ensure consistency of awards among all participants.

Stock Options.  The standard nonqualified stock options typically vest in three equal installments on each anniversary date of the grant date, which enhances retention. Vested stock options provide a benefit to an executive officer only if the market value of the stock increases over the term of the option and if the executive officer remains employed at H.B. Fuller. Stock options are granted for a 10 year term. Stock options are granted at their fair market value on the date of grant.

Restricted Stock Units.    Restricted stock unit grants typically vest in three equal annual installments from the grant date, which enhances retention. Restricted stock unit awards provide a benefit to an employee only if the employee remains employed until the award vests. Dividends are accrued on restricted stock units during the period prior to vesting and are subject to the same vesting requirements, with payment in the form of additional shares once vesting has occurred. Only restricted stock (for grants prior to fiscal 2014) has voting rights during the period prior to vesting. In addition, if the market value of the stock increases over the grant date price of the award, the employee further benefits from that appreciation in value. For our CEO, recent annual restricted stock and restricted stock unit grants include a performance goal which must be achieved or the restricted stock/restricted stock units will not vest and all rights will be forfeited.

The value of an individual’s target award is established to generally reflect competitiveness at the market median/50th percentile for the applicable position and grade level. The CEO recommends to the Compensation Committee the number of stock options and restricted stock units to be granted to each executive officer. The Compensation Committee retains full authority to accept, modify or reject these recommendations and to increase or decrease the value of the award. The Compensation Committee also reviews total Company performance and the CEO’s individual performance to determine the award for the CEO. The number of options is determined based on a Black-Scholes valuation, and a 30-day stock price average is applied. To determine the number of restricted stock/restricted stock units to be awarded, a 30-day stock price average is applied.

The Compensation Committee reviews and approves long-term incentives for our CEO and the other executive officers in January of each year. This long-term incentive grant date in January aligns with the annual individual performance review process and allows the grants to occur during the open trading period (after our fiscal year end annual earnings release) for H.B. Fuller stock as provided under Company policy. The grants of stock options are made with an exercise price determined as of the close of trading on the applicable grant day. We do not allow backdating of options, nor do we have a program, plan or practice to time stock option grants to executive officers in coordination with the release of material non-public information.

The target values for each named executive officer’s long-term incentive award are set forth in the table below. It is the general practice of the Compensation Committee to make awards to executive officers in a range of 80% to 120% of the target value below.

Named Executive Officer	Target Value of Long-Term Incentive for FY 2015 ($)	Actual Value of Long-Term Incentive for FY 2015 ($)
James J. Owens	2,375,000	2,375,000
James R. Giertz	625,000	687,500
Traci L. Jensen	500,000	500,000
Patrick J. Trippel	500,000	500,000
Steven Kenny	500,000	500,000

Analysis of Fiscal 2015 Long-Term Incentive Awards.   The January 2015 grant of restricted stock units to Mr. Owens contains a requirement that the restricted stock units will vest in three equal installments on January 22, 2016, January 22, 2017 and January 22, 2018 only if (1) one or more of the performance measures in the CEO’s short-term incentive plan are met at the threshold level for fiscal 2015 as determined by the Compensation Committee and (2) Mr. Owens continues to be employed by the Company on the respective vesting date. Both of these requirements were met as of January 22, 2016. Therefore, the first installment has vested, and the remaining two will vest according to the vesting schedule as long as Mr. Owens remains employed by the Company.

During fiscal year 2015, all long-term incentive awards to the NEOs fell within 100% to 110% of the target value above. Fiscal year 2015 long-term incentive awards of stock options and restricted stock units are set forth in the “Grants of Plan-Based Awards During Fiscal Year 2015” table in this Proxy Statement.

Other Executive Benefits and Perquisites

In General.

We provide the following perquisites and benefits to our executive officers who are based in the United States or who are U.S. expatriates:

Perquisites and Benefits		Description

Defined Contribution Restoration Plan	•	Defined contribution restoration plan, non-qualified retirement plan:

3% non-elective (retirement) contribution restoration for compensation in excess of IRS limits for eligible U.S. employees,

4% 401(k) match restoration for compensation match in excess of IRS limits, and

Additional credit equal to 7% of eligible earnings.

Key Employee Deferred Compensation Plan	•

Allows deferral of a portion of annual base salary and/or any annual incentive payment. If an executive defers a portion of his or her salary or incentive payment into the Company stock account, the Company credits units of Common Stock and matches 10% of the amount credited with units of Common Stock. None of the NEOs participated in this plan during fiscal year 2015.

Financial Counseling	•	Up to $7,500 annually in financial planning and tax preparation.

Executive Health Exams	•	Annual preventive/diagnostic physical examination and local travel related expenses.

Excess Liability Insurance	•

Group personal excess liability insurance policy provides individual coverage up to $5,000,000. The Company pays the policy premium and the premium is included in the named executive officer’s income and is grossed up to pay the tax withholding (except where such payments are not taxable).

Relocation Expense	•	Assistance with relocation, sale and purchase of home, temporary living assistance, and movement of property, including a tax gross up for certain assistance that is taxable.

Of the perquisites and benefits set forth above, only the financial counseling, executive health exam and the excess liability insurance are provided to Mr. Kenny, who is not based in the United States and is not an expatriate. Other benefits provided to Mr. Kenny include:

Perquisites and Benefits		Description
Retirement Plan	•

For Mr. Kenny, who is based in England, our stakeholder pension plan is a defined contribution plan. Eligibility for the stakeholder pension plan is immediate upon hire. The contribution consists of a 4% non-elective credit and a matching credit on a 1 to 1 basis for the first 4% of employee contributions. Benefit payout is based on the employee decision. The employee may choose between an annuity of the retirement saving or a partial lump sum and annuity pay-out at retirement at age of 55 or later. Employees who leave the company before retirement age can choose to leave their account where it is or to transfer the value of their account to another personal or stakeholder plan.

Auto Allowance	•	Monthly allowance

Analysis of Fiscal 2015 Executive Benefits and Perquisites. We provide perquisites to our executive officers to generally reflect competitiveness at the market median/50th percentile.

In conjunction with the annual review of executive officer total compensation, the Compensation Committee reviews executive officer benefits and perquisites for market prevalence. In fiscal 2015, the Compensation Committee reviewed market data on the prevalence of the following benefits and perquisites provided by the Company: the Key Employee Deferred Compensation Plan, executive health programs, financial counseling, and Defined Contribution Restoration Plan. The survey data used to review the market prevalence of all of these benefits was provided by the Aon Hewitt TCM Executive Compensation Policies and Programs: U.S. 2014 survey (537 participating companies). As a result of the Compensation Committee’s review of these perquisite and benefit programs, no changes were made because of the general market prevalence of these programs. This survey data did not cover the prevalence of personal excess liability insurance coverage and relocation programs. No changes were made to these programs.

All perquisites paid to our NEOs are disclosed in the “Summary Compensation Table” under the “Other Compensation” column and the footnotes thereto.

Severance, Change-in-Control and other Employment-Related Agreements

In General. H.B. Fuller does not have employment agreements with any of the NEOs that provide for a specified term of employment. The Company does have an employment agreement with Mr. Kenny as discussed below. The Company also has change-in-control agreements discussed under the heading “Change-in-Control Agreements” and executive severance agreements discussed under the heading “Severance”.

Severance. The executive severance agreements provide for payment of the following severance benefits if the eligible executive officer’s employment is terminated involuntarily by the Company without cause (as defined in the agreement) or voluntarily by the executive officer for good reason (as defined in the agreement):

•	Severance pay equal to one times (two times for the CEO) base salary plus target annual bonus, payable over the 12 months (24 months for the CEO) following termination;

•	Continued group medical and dental insurance over 12 months (18 months for the CEO); and

•	Outplacement services with a value of up to $20,000.

Except as indicated above with respect to the CEO, the same form of agreement was provided to all NEOs other than for Mr. Kenny. The severance agreement with Mr. Kenny provides for a reduction in any severance pay due to him for any severance pay required by local law.

Change-in-Control Agreements. All NEOs have entered into change-in-control agreements with H.B. Fuller. The agreements are a critical and effective tool to attract and retain executives, especially during times of uncertainty. These agreements provide for payments under certain circumstances following a change-in-control of the Company. The Compensation Committee believes that one of the purposes of providing change-in-control agreements is to provide financial security to the executive officer in the event the executive officer’s employment is terminated in connection with a change-in-control. The agreement is intended to ensure the executive officer remains focused on activities related to a change-in-control that could be in the best interest of the Company and its shareholders, and that the executive officer is not distracted by compensation implications as a result of a change-in-control. The Compensation Committee also believes that change-in-control agreements assist in the retention of executive officers at a time when their departure might be detrimental to the Company and shareholders.

The change-in-control agreements contain a “double trigger” for receipt of change-in-control payments. This means that there must be a change in control of the Company and a termination of employment (or a material change to employment) during the covered period for the provisions to apply and benefits to be paid. The Compensation Committee believes that a “double trigger” is more appropriate than a “single trigger”, because a double-trigger prevents the unnecessary payment of benefits to an executive officer in the event that the change in control does not result in the executive officer’s termination of employment or a material change in the terms of the executive officer’s employment (such as demotion, pay cut or relocation).

Our change-in-control arrangements have been structured to ensure that executives receive the full intended benefits of these arrangements in the event that a transaction should take place, particularly when their short tenure creates an imbalance between intended benefit and potential tax liability. Our approach has been to provide our executives with arrangements that include a modified tax gross-up. These arrangements eliminate de minimis or inefficient gross up payments, only providing tax gross up in cases of significant imbalance. The Compensation Committee reviews all change-in-control packages periodically to ensure their continued effectiveness.

An explanation of any payments to be made under the change-in-control agreements is found under the heading “Involuntary (Not for Cause) Termination or Good Reason Termination after a Change-in-Control” in the section of this Proxy Statement titled “Potential Payments Made Upon Termination or Change-In-Control”.

Other.  The Company has an employment agreement with Mr. Kenny, because employment agreements are customary in England where Mr. Kenny is based. The agreement with Mr. Kenny sets forth his salary, job functions and benefits, and contains intellectual property ownership rights, termination, non-competition and confidentiality provisions. The agreement does not provide for any minimum term of employment. See the section titled “Potential Payments made upon Termination or Change-in-Control” later in this Proxy Statement for contractual payments that the Company may owe Mr. Kenny under his employment agreement.

Stock Ownership

We believe that ownership of H.B. Fuller Common Stock by executive officers encourages long-term, strategic decision making that helps to reduce undue short-term risk-taking and is aligned with the best interests of H.B. Fuller’s shareholders and other constituents. Goals for recommended levels of executive stock ownership were established in 2003 and are reviewed annually by the Compensation Committee. An executive officer’s stock ownership goal (which includes directly held H.B. Fuller stock, H.B. Fuller stock held in the H.B. Fuller Company 401(k) & Retirement Plan, restricted stock, restricted stock units and stock units held in the Key Employee Deferred Compensation Plan) ranges in dollar amount from one to five times the executive officer’s annual base salary.

The guideline for the CEO is ownership of at least five times his base salary in H.B. Fuller Common Stock, and the guideline for other NEOs is ownership of at least three times their base salaries. The guideline provides that an executive should strive to reach and then maintain the applicable stock ownership goal within five years of appointment to their position. The review was based on job grades and stock values in effect as of June 30, 2015. At that point in time, the CEO and all other NEOs have met the applicable stock ownership goal.

If after five years in his or her position, a named executive officer has not met his/her stock ownership goal, the named executive officer must retain 100% of all after-tax profit shares from any exercise, vesting or payout of equity awards until the stock ownership guideline is met, unless a hardship exception is granted.

Named Executive Officer	Stock Ownership Guideline as of June 30, 2015	2015 % of Target as of June 30, 2015	Years at Grade/Target as of June 30, 2015
James J. Owens	5 times base salary	>100%	4
James R. Giertz	3 times base salary	>100%	7
Traci L. Jensen	3 times base salary	100%	2
Patrick J. Trippel	3 times base salary	94%	4
Steven Kenny	3 times base salary	>100%	5

Tax Considerations

Under Section 162(m) of the U.S. Internal Revenue Code, we must meet specified requirements related to our performance and must obtain shareholder approval of certain compensation arrangements in order for the Company to fully deduct compensation in excess of $1,000,000 paid to a named executive officer other than the CFO. The H.B. Fuller Company 2013 Master Incentive Plan (the “2013 Master Incentive Plan”) was approved by our shareholders and includes specific performance criteria to be used by the Compensation Committee when establishing performance awards that are intended to be fully deductible under Section 162(m). The Committee believes that performance-based cash and stock incentive awards and stock options granted under the 2013 Master Incentive Plan will be deductible. However, there can be no assurance that incentive awards intended to qualify for tax deductibility will ultimately be determined by the Internal Revenue Service to so qualify. Cash compensation voluntarily deferred by our executive officers under our Key Employee Deferred Compensation Plan is not subject to the Section 162(m) cap until the year paid.

The Compensation Committee intends to continue its practice of paying competitive compensation consistent with our philosophy to attract, retain and motivate executive officers to manage our business in the best interests of H.B. Fuller and our shareholders. The Compensation Committee, therefore, may choose to provide non-deductible compensation to our executive officers if it deems such compensation to be in the best interests of H.B. Fuller and our shareholders. In fiscal 2015, the compensation subject to Section 162(m) did not exceed the $1,000,000 cap for any of our NEOs.

Various programs, including our benefit plans that provide for deferrals of compensation are subject to Section 409A of the Internal Revenue Code. We have reviewed such plans for compliance with Section 409A and believe that they are in compliance.

Actions for Fiscal 2016

    In January 2016, the Compensation Committee approved the addition of a performance metric to 50% of the restricted stock units (RSUs) granted under our long-term incentive plan. For the CEO, who already had a performance metric as part of his RSU grant, his RSU grant will continue to have a performance element related to EPS, Operating Income and Organic Revenue which applies to half of his RSU grant. The other half of the RSU grant will be subject to a return on invested capital (“ROIC”) target, which will not vest unless at least a threshold level of performance is met in each year of vesting. For all other NEOs, half of their RSU grant will be subject to ROIC performance and will not vest unless at least a threshold level of performance is met in each year of vesting. For all NEOs, higher levels of ROIC performance will result in increased stock vesting amounts.

Total Compensation for Named Executive Officers

We believe that the policies and programs described in the Compensation Discussion and Analysis maintain an appropriate balance between motivating achievement of short-term goals and strategically leading H.B. Fuller in a direction to provide long-term success, and therefore serve the interests of H.B. Fuller and its shareholders.

Non-GAAP Financial Measures

The “Compensation Discussion and Analysis” discussion in this Proxy Statement contains non-GAAP financial measures. See “Non-GAAP Financial Measures” in Annex A to this Proxy Statement for a reconciliation of these non-GAAP financial measures to GAAP results.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with H.B. Fuller management the Compensation Discussion and Analysis. Based on this review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Annual Report on Form 10-K for the year ended November 28, 2015.

Compensation Committee of the Board of Directors of H.B. Fuller Company

R. William Van Sant, Chair	Lee R. Mitau
Thomas W. Handley	Dante C. Parrini
Maria Theresa Hilado	Ann W.H. Simonds

 Summary Compensation Table

The following table shows the cash and non-cash compensation for the last three fiscal years awarded to or earned by individuals who served as Chief Executive Officer and Chief Financial Officer during fiscal year 2015 and each of the other three most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2015.

Name and Principal Position	Year	Salary ($)[1]	Stock Awards ($)[2]	Option Awards ($)[3]	Non-Equity Incentive Plan Compensation ($)[1,4]	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)[5]	All Other Compen- sation ($)[6]	Total ($)

James J. Owens	2015	985,610	1,180,472	1,187,917	416,872	2,211	263,392	4,036,474
President and	2014	960,428	1,138,368	1,123,931	221,401		326,367	3,770,495
Chief Executive Officer	2013	839,135	4,150,348	1,220,461	783,682		348,306	7,341,932

James R. Giertz	2015	586,479	298,275	300,185	173,639	1,407	136,153	1,496,138
Exec. Vice President &	2014	563,677	329,525	325,347	92,750		174,535	1,485,834
Chief Financial Officer	2013	519,236	339,636	339,609	305,457		173,796	1,677,734

Traci L. Jensen	2015	454,393	238,620	240,150	154,538	677	89,677	1,178,055
Sr. Vice President,	2014	436,581	239,659	236,611	96,863		115,805	1,125,519
Americas Adhesives	2013	404,423	283,030	283,000	253,716		113,298	1,337,467

Patrick J. Trippel[7]	2015	474,078	238,620	240,150	75,619	492	90,808	1,119,767
Sr. Vice President,	2014	452,722	239,659	236,611	130,017		113,996	1,173,005
Market Development	2013	426,250	283,030	283,000	217,762		125,696	1,335,738

Steven Kenny	2015	419,439	238,620	240,150	130,202		62,733	1,091,144
Sr. Vice President,	2014	428,954	239,659	236,611	87,660		67,275	1,060,159
Emerging Markets	2013	433,104	283,030	283,000	162,379		69,670	1,231,183

(1)

Includes cash compensation deferred at the election of the executive under the H.B. Fuller Company 401(k) & Retirement Plan. For Mr. Kenny only, includes cash compensation deferred at his election into the H.B. Fuller Stakeholder Pension Plan. For accounting and payroll purposes, fiscal years 2015, 2014 and 2013 all contained 52 weeks. Amounts for Mr. Trippel include amounts paid for accrued but unused vacation pay.

(2)

The amounts in this column represent the grant date fair value of time-based and performance-based restricted stock awards made in fiscal 2015, 2014 and 2013 calculated in accordance with FASB ASC Topic 718 based on the closing price of our Common Stock on the date of grant and based on the assumptions set forth in Note 3 to the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended November 28, 2015, except that the assumption related to forfeitures is not included in the calculations for these purposes.

(3)

The amounts in this column represent the grant date fair values of stock option awards. In accordance with FASB ASC Topic 718, the grant date fair value of these awards has been determined using the Black-Scholes method and based on the assumptions set forth in Note 3 to the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended November 28, 2015, except that the assumption related to forfeitures is not included in the calculations for these purposes.

(4)

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the amounts in this column represent cash bonuses paid out under our short-term incentive plan and the fiscal 2015 bonus multiplier program.

(5)

Amounts reported in this column for Mr. Owens, Mr. Giertz, Ms. Jensen and Mr. Trippel include the amount of interest accrued during the applicable fiscal year on the officer’s account in the Defined Contribution Restoration Plan that exceeded 120% of the applicable federal long-term rate in fiscal 2015. For fiscal 2015, we changed our methodology of calculating above market interest to a monthly calculation from an annual calculation, which was used for fiscal 2014 and 2013. In fiscal 2014 and 2013, no named executive officers had any interest accrued that exceeded 120% of the applicable federal long term rate.

(6)

The table below shows the components of this column for fiscal 2015, which include Company matching contributions to H.B. Fuller’s defined contribution plans, dividends on restricted stock, charitable contribution matches and donations and perquisites paid by the Company for the benefit of the executive officer. The amounts represent the amount paid by, or the incremental cost to, the Company.

All Other Compensation -- Fiscal Year 2015

Name	Defined Contribution Plan Company Match & Contributions ($)	Defined Contribution Restoration Plan Contributions ($)	Dividends on Unvested Restricted Stock ($)	Charitable Matching Contributions and Donations ($)[a]	Perquisites (see table below) ($)	Total ($)

James J. Owens	18,521	150,461	67,093	16,000	11,317	263,392
James R. Giertz	18,521	76,571	7,557	18,000	15,504	136,153
Traci L. Jensen	18,521	58,655	5,931	-	6,570	89,677
Patrick J. Trippel	18,521	64,849	5,935	-	1,503	90,808
Steven Kenny	33,555	-	6,589	-	22,589	62,733

(a)

Amounts in this column represent matching contributions by the Company under a broad based plan for all U.S. employees to match charitable contributions between $50 and $1,000 made to qualifying 501(c)(3) nonprofit organizations.  Also includes amounts under the Company’s Executive Charitable Board Support program under which key managers (including all the NEOs in this Proxy Statement) are eligible to direct H.B. Fuller Company Foundation charitable contributions to qualifying 501(c)(3) nonprofits organizations where they are serving as board members.

Perquisites - Fiscal Year 2015

Name	Auto Allowance ($)[a]	Personal Excess Liability Insurance ($) [b]	Health Exam ($)	Spousal Airfare ($)[c]	Financial Counseling ($)	Total Perquisites ($)

James J. Owens	-	1,811	3,192		6,314	11,317
James R. Giertz	-	1,811	10,293		3,400	15,504
Traci L. Jensen	-	1,413	2,913	1,244	1,000	6,570
Patrick J. Trippel	-	1,503	-		-	1,503
Steven Kenny	16,238	938	-		5,413	22,589

(a)

The monthly auto allowance for U.S. based executives was discontinued June 1, 2014 and added to the salary of each U.S. based executive. Mr. Kenny, who does not work in the U.S., receives an auto allowance.

(b)

Includes premiums paid on a tax-protected basis on personal excess liability insurance of $938 and a related tax gross-up of $873 for Mr. Owens and Mr. Giertz, $475 for Ms. Jensen and $565 for Mr. Trippel. The amount for Mr. Kenny does not include a related tax gross-up.

(c)

Amount for spousal airfare was paid in accordance with company policy requiring a valid business purpose for payment of spouse travel expenses. This amount is treated as income to the employee and includes a tax gross up in the amount of $418.

(7)	Mr. Trippel resigned from H.B. Fuller Company effective February 22, 2016.

Grants of Plan-Based Awards During Fiscal 2015

The following table summarizes the grants of plan-based awards in fiscal year 2015 for each of the named executive officers in the Summary Compensation Table.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Options
Name and Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)	Stock or Units (#) [2]	Options (#)[3]	Awards ($/Sh)	Awards ($)[4]
James J. Owens
Short-Term Incentive		492,873	985,747	1,971,493
LTI Award	1/22/2015					28,792	[5]					1,180,472
LTI Award	1/22/2015									112,727	41.00	1,187,917

James R. Giertz
Short-Term Incentive		205,296	410,592	821,184
LTI Award	1/22/2015								7,275			298,275
LTI Award	1/22/2015									28,486	41.00	300,185

Traci L. Jensen
Short-Term Incentive		147,696	295,393	590,785
LTI Award	1/22/2015								5,820			238,620
LTI Award	1/22/2015									22,789	41.00	240,150

Patrick J. Trippel
Short-Term Incentive		151,328	302,656	605,313
LTI Award	1/22/2015								5,820			238,620
LTI Award	1/22/2015									22,789	41.00	240,150

Steven Kenny
Short-Term Incentive		136,318	272,636	545,271
LTI Award	1/22/2015								5,820			238,620
LTI Award	1/22/2015									22,789	41.00	240,150

(1)

The amounts shown in these columns represent the bonus opportunity under our short-term incentive plan for fiscal 2015 performance discussed under “Fiscal 2015 Short-Term Incentive Compensation” in this Proxy Statement. The amount in the threshold column represents the potential payout if the threshold level is met for all short-term incentive plan metrics for the applicable NEO. Short-term incentive bonus opportunities may be lower than this threshold amount if the threshold metric is not met for all of the metrics for an NEO. The actual amount paid out in January 2016 under the short-term incentive plan is set forth in the Summary Compensation Table. For Mr. Kenny, this amount is typically reported in Euros and has been translated into U.S. Dollars at the same amount used for financial reporting purposes.

(2)

The restricted stock unit awards were granted under the H.B. Fuller Company 2013 Master Incentive Plan. The restricted stock units grants vest in three annual installments beginning on the first anniversary date of the grant. Under the H.B. Fuller Company 2013 Master Incentive Plan, dividends on restricted stock units are accrued by H.B. Fuller at the same rate as payable to all H.B. Fuller shareholders and are paid if and when the restricted stock units vest. The restricted stock units become immediately vested in the event of death, disability and change-in-control. The value of accrued dividends is included in the Summary Compensation Table in the “All Other Compensation” column.

(3)

These options are granted under the H.B. Fuller Company 2013 Master Incentive Plan and become exercisable at the rate of one-third each year beginning on the first anniversary of the grant date, and expire 10 years from the grant date. These options become immediately exercisable upon retirement (age 55 and 10 years of service), death, disability or change-in-control.

(4)

The fair value of the restricted stock unit awards is calculated by multiplying the number of units of restricted stock by the closing price of our Common Stock on the date of grant. The Black-Scholes option pricing method was used to estimate the grant date fair value of the options in this column. The assumptions used to develop the grant date valuations for the options are as follows:  options granted on January 22, 2015 were - risk free rate of return of 1.3288%, dividend rate of 1.1707%, volatility rate of 31.549%, quarterly reinvestment of dividends and an average term of 4.75 years.  No adjustments have been made for non-transferability or risk of forfeiture.  The real value of the stock options in this table will depend on the actual performance of our common stock during the applicable period and the fair market value of our common stock on the date the options are exercised.

(5)

The restricted stock unit award for Mr. Owens was granted under the H.B. Fuller Company 2013 Master Incentive Plan. The terms of the award provide for vesting of the restricted stock unit grant in three annual installments on January 22, 2016, January 22, 2017 and January 22, 2018 only if (a) one or more of the performance measures in the CEO’s short-term incentive program measures are met at the threshold level for fiscal 2015 as determined by the Compensation Committee and (b) Mr. Owens continues to be employed by the Company on the respective vesting date. The first condition was met on January 22, 2016, and accordingly the first installment vested on that date. Under the H.B. Fuller Company 2013 Master Incentive Plan, dividends on restricted stock units are accrued by H.B. Fuller at the same rate as payable to all H.B. Fuller shareholders and are paid if and when the restricted stock units vest. The restricted stock units become immediately vested in the event of death, disability and change-in-control. The value of accrued dividends is included in the Summary Compensation Table in the “All Other Compensation” column.

 Outstanding Equity Awards at Fiscal 2015 Year-End

The following table summarizes the outstanding equity awards as of November 28, 2015 for each of the named executive officers in the Summary Compensation Table.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable[1]	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($)[3]

James J. Owens
	10/2/2008	7,385	-	19.03	10/02/2018
	12/4/2008	47,663	-	14.15	12/04/2018
	12/3/2009	33,275	-	20.57	12/03/2019
	1/20/2011	48,331	-	22.27	1/20/2021
	7/7/2011	15,748	-	25.19	7/07/2021
	1/26/2012	77,881	-	28.40	1/26/2022
	1/24/2013	53,260	27,437	39.64	1/24/2023
	1/23/2014	26,090	52,971	48.92	1/23/2024
	1/22/2015	-	112,727	41.00	1/22/2025
	1/24/2013					76,304	3,034,610
	1/24/2013					10,841	431,147
	1/23/2014					15,949	634,292
	1/22/2015					29,152	1,159,375

James R. Giertz	12/4/2008	47,663	-	14.15	12/04/2018
	1/20/2011	28,768	-	22.27	1/20/2021
	1/26/2012	28,556	-	28.40	1/26/2022
	1/24/2013	14,820	7,635	39.64	1/24/2023
	1/23/2014	7,552	15,334	48.92	1/23/2024
	1/22/2015	-	28,486	41.00	1/22/2025
	1/24/2013					3,021	120,145
	1/23/2014					4,618	183,658
	1/22/2015					7,366	292,946

Traci L. Jensen	4/14/2010	6,223	-	23.68	4/14/2020
	1/20/2011	12,658	-	22.27	1/20/2021
	1/24/2013	12,349	6,363	39.64	1/24/2023
	1/23/2014	5,492	11,152	48.92	1/23/2024
	1/22/2015	-	22,789	41.00	1/22/2025
	1/24/2013					2,513	99,942
	1/23/2014					3,359	133,587
	1/22/2015					5,893	234,365

Patrick J. Trippel	4/26/2011	35,549	-	21.37	4/26/2021
	1/26/2012	25,960	-	28.40	1/26/2022
	1/24/2013	12,349	6,363	39.64	1/24/2023
	1/23/2014	5,492	11,152	48.92	1/23/2024
	1/22/2015		22,789	41.00	1/22/2025
	1/24/2013					2,551	101,453
	1/23/2014					3,359	133,587
	1/22/2015					5,893	234,365

Steven Kenny	10/1/2009	41,708	-	19.85	10/01/2019
	12/3/2009	28,935	-	20.57	12/03/2019
	10/1/2010	30,557	-	20.20	10/01/2020
	1/20/2011	28,768	-	22.27	1/20/2021
	1/26/2012	25,960	-	28.40	1/26/2022
	1/24/2013	12,349	6,363	39.64	1/24/2023
	1/23/2014	5,492	11,152	48.92	1/23/2024
	1/22/2015	-	22,789	41.00	1/22/2025
	1/24/2013					2,522	100,300
	1/23/2014					3,359	133,587
	1/22/2015					5893	234,365

(1)

Stock options granted prior to December 3, 2009 generally vest in four equal annual installments beginning on the first anniversary of the grant date. Stock options granted on or after December 3, 2009 generally vest in three equal annual installments beginning on the first anniversary of the grant date. Options become immediately exercisable upon retirement (age 55 and 10 years of service), death, disability or change-in-control.

(2)

Restricted shares and units granted after December 4, 2008 generally vest in three equal annual installments beginning on the first anniversary of the grant date. For awards beginning in fiscal 2014, only restricted stock units were granted. The restricted shares and units become immediately vested in the event of death, disability and change-in-control. Grants of restricted shares and restricted stock units to the CEO typically contain performance measures which must be met in order for the stock to vest. One or more of these performance measures has been met for each of Mr. Owens’ grants. Therefore, the restricted stock and restricted stock unit awards will vest on the applicable dates as long as Mr. Owens continues to be employed by the Company on the respective vesting dates.

(3)	The market value is based on the closing price at November 27, 2015 (the last business day of the fiscal year) of $39.77.

Option Exercises and Stock Vested—Fiscal Year 2015

The following table summarizes the number of options exercised and shares of restricted stock vested during fiscal year 2015 for each of the named executive officers in the Summary Compensation Table.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
James J. Owens	-0-	-0-	29,174	1,191,742
James R. Giertz	55,799	1,084,473	9,179	375,245
Traci L. Jensen	14,278	166,447	6,062	247,495
Patrick J. Trippel	-0-	-0-	7,719	315,697
Steven Kenny	-0-	-0-	7,719	315,697

(1)

The value realized on the vesting of stock awards is the closing market price of a share of H.B. Fuller Common Stock on the date of vesting multiplied by the number of vested shares. H.B. Fuller withheld shares of the H.B. Fuller Common Stock from the amounts shown having a value equal to the applicable tax withholding requirement.

Nonqualified Deferred Compensation—Fiscal Year 2015

The following table summarizes information with respect to the participation of the named executive officers in our nonqualified deferred compensation plans. Mr. Kenny is not eligible to participate in our nonqualified deferred compensation plans.

Name	Plan Name	Executive Contributions in Last FY ($)[1]	Registrant Contributions in Last FY ($)[2]	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)[3]
James J. Owens	Key Employee Deferred Compensation Plan	-0-	-0-	-0-	-0-	-0-

	Defined Contribution Restoration Plan	-0-	150,461	29,849	-0-	1,114, 220

James R. Giertz	Key Employee Deferred Compensation Plan	-0-	-0-	-0-	-0-	-0-

	Defined Contribution Restoration Plan	-0-	76,571	19,046	-0-	689,091

Traci L. Jensen	Key Employee Deferred Compensation Plan	-0-	-0-	-0-	-0-	-0-

	Defined Contribution Restoration Plan	-0-	58,655	9,039	-0-	354,196

Patrick J. Trippel	Key Employee Deferred Compensation Plan	-0-	-0-	-0-	-0-	-0-

	Defined Contribution Restoration Plan	-0-	64,849	6,505	-0-	280,033

(1)	None of the named executive officers made contributions to the Key Employee Deferred Compensation Plan or the Defined Contribution Restoration Plan during fiscal year 2015.

(2)

The Company did not make any contributions to the Key Employee Deferred Compensation Plan relating to the named executive officers during fiscal year 2015. The Company contributions under the Defined Contribution Restoration Plan are also included in the “All Other Compensation” column of the Summary Compensation Table.

(3)

Of the totals in this column, the table below sets forth amounts that were previously reported as compensation to the relevant named executive officers in our Summary Compensation Table for previous years for the Key Employee Deferred Compensation Plan and for the Defined Contribution Restoration Plan.

Name	Plan Name	Amount previously reported as compensation to the named executive officer in our Summary Compensation Table for previous years(a) ($)
James J. Owens	Key Employee Deferred Compensation Plan	-0-

	Defined Contribution Restoration Plan	888,956

James R. Giertz	Key Employee Deferred Compensation Plan	-0-

	Defined Contribution Restoration Plan	539,003

Traci L. Jensen	Key Employee Deferred Compensation Plan	-0-

	Defined Contribution Restoration Plan	157,100

Patrick J. Trippel	Key Employee Deferred Compensation Plan	-0-

	Defined Contribution Restoration Plan	208,679

(a)	Amounts also include earnings from previous fiscal years, which are not reported in the Summary Compensation Table in previous years.

Key Employee Deferred Compensation Plan.    The Key Employee Deferred Compensation Plan is a nonqualified deferred compensation plan that allows deferral of salary or short-term incentive awards on a pre-tax basis. Executive officers may defer up to 80% of their base salary or up to 100% of their short-term incentive award. The plan is unfunded and does not protect the executive from insolvency of the Company.

Amounts deferred under the Key Employee Deferred Compensation Plan are credited with earnings and investment gains and losses by assuming that deferred amounts were invested in one or more hypothetical investment options selected by the executive. Executive officers are allowed to change their investment elections at any time. The one year rates of return for such investments for fiscal 2015 are as follows: PIMCO VIT Total Return AC, -.09%; PIMCO VIT Real Return AC, -4.00%; Fidelity VIP Equity-Income SC, -3.69%; T. Rowe Price Equity Income II, -4.73%; Dreyfus Stock Index IS, 2.06%; Fidelity VIP Contrafund SC, 1.75%; Oppenheimer Capital Appreciation VA Non-SS, 4.47%; Janus AS Forty SS, 12.98%; Goldman VIT MidCap Value, -5.29%; Fidelity VIP MidCap SC, 2.45%; T. Rowe Price MidCap Growth II, 8.67%; Royce Micro-Cap IC, -7.39%; Lincoln VIPT Baron Growth Opportunities SC, -1.79%; UIF US Real Estate Class I, 2.14%; Oppenheimer Global Securities VA Non-SS, 2.29%; Dreyfus VIF International Value Portfolio IS, -5.10%; Janus AS Overseas Portfolio SS, -12.62%; Dreyfus VIF Appreciations, -1.94%; Fidelity VIP Growth, 5.48%; and H.B. Fuller Company stock, -7.92%. Participants who invest in the Company stock fund are eligible to receive a 10% match in Company stock. The value of the matching contributions received, if any, is disclosed in the Summary Compensation Table in this Proxy Statement. During fiscal year 2015, no named executive officers made contributions to this plan. In addition, the Compensation Committee may make discretionary contributions to a participant’s Company stock account under this plan. For fiscal year 2015, no discretionary contributions were made to any of the named executive officers listed in the Summary Compensation Table. Balances in the plan reflect amounts that have accumulated over time.

Executive officers are always 100% vested in their Key Employee Deferred Compensation Plan account and are entitled to receive a distribution from their account under the following circumstances: separation from service, death, disability, age 65, date elected or unforeseeable emergency that results in severe financial hardship that is consistent with the meaning of that term under section 409A of the Internal Revenue Code. Distributions are made in either a lump sum or, if previously elected by the executive officer, up to 11 annual installments. Distributions from the Company stock account will be in the form of stock and all other amounts will be distributed in cash.

Defined Contribution Restoration Plan (“DC Restoration Plan”).    The DC Restoration Plan is a non-qualified unfunded retirement plan that is intended to provide for retirement benefits above amounts available under H.B. Fuller’s tax-qualified retirement plans. Participants in this plan receive annual credits in a bookkeeping account that is hypothetical in nature. Following are the three component accounts in the plan:

•

4% restoration plan match credit provides a contribution of 4% of eligible pay in excess of the IRS annual compensation limit as long as the participant defers the maximum allowed contribution under the H.B. Fuller Company 401(k) & Retirement Plan.

•	3% “restoration non-elective” credit provides a contribution of 3% of eligible pay in excess of the IRS annual compensation limit.

•	7% credit on all eligible earnings.

Mr. Kenny does not participate in this plan. This plan applies only to U.S. named executive officers (including expatriates).

Contributions made on behalf of named executive officers under the DC Restoration Plan are disclosed in the “Summary Compensation Table” in this Proxy Statement.

Potential Payments Upon Termination or Change-in-Control

In General.

The Company has certain arrangements, policies and practices covering the named executive officers in this Proxy Statement that require it to provide compensation in the event of certain types of terminations, including certain terminations due to a change-in-control of the Company.

The information set forth below describes amounts that the Company would pay or provide to a named executive officer or his or her beneficiaries in each of the following situations: voluntary termination, involuntary for cause termination, involuntary not for cause termination or good reason termination, involuntary (not for cause) or good reason termination after a change-in control, death, disability, early retirement and retirement. The estimated amounts payable are calculated as if the termination occurred on the last business day of the fiscal year, November 28, 2015, using the closing stock price from the last business day of the fiscal year.

We have not included payments or benefits that are fully disclosed in the Nonqualified Deferred Compensation Table of this Proxy Statement, unless such payment is enhanced or its vesting or other provisions are accelerated. We have also not included information or payments related to contracts, agreements, plans or arrangements to the extent that they do not discriminate in scope, term or operation in favor of the named executive officers and that are available generally to all salaried employees. We call these benefits “general benefits” and they include:

•	Accrued Vacation Pay

•	H.B. Fuller Company 401(k) & Retirement Plan (or similar applicable plan)

•	Health and Welfare Benefits

•	Life Insurance Proceeds

Voluntary Termination and Involuntary For Cause Termination

In the event of a voluntary termination or an involuntary for cause termination as of the last business day of the fiscal year, the Company is not obligated to provide any enhanced benefits or accelerate vesting of any existing benefits of a named executive officer. Should Mr. Kenny terminate his employment with the Company, he is required to give six months’ notice of such termination.

Involuntary Not For Cause Termination or Good Reason Termination

In the event of an involuntary not for cause termination or a good reason termination as of the last business day of the fiscal year, a named executive officer’s compensation would be affected as follows:

We have a severance arrangement with each of the named executive officers. If the named executive officer’s employment with the Company is involuntarily terminated at the initiative of the Company for any reason other than cause or disability or at the initiative of the executive for good reason and such termination does not occur during the protected period of a change-in-control, then the executive officer is entitled to receive certain severance benefits. Good reason means a material reduction of the executive officer’s base salary, material diminution in the executive officer’s authority and duties, or a required change of the executive officer’s principal work location of 50 miles or more. Protected period means the 24-month period immediately following each and every change-in-control. In order to receive severance, the executive officer must sign a release of claims in favor of the Company and be in compliance with the terms of the executive severance agreement, including that the executive officer must agree not to compete with the Company or solicit customers or employees of the Company for two years after termination of employment. The severance benefit consists of the following:

•

A severance payment equal to one times (two times for the CEO) base salary plus target bonus, payable over the 12 months (24 months for the CEO) following termination. Any amount over the lesser of $460,000 or $490,000 (whichever is applicable per the individual’s agreement) or two times the executive’s annualized compensation based upon the annual rate of pay for services to the Company for the calendar year prior to the calendar year in which the date of termination occurs shall be paid out in a lump sum at the earliest of the executive’s death or six months after the date of termination.

•	The executive is entitled to medical and dental insurance over 12 months (18 months for the CEO).

•	Outplacement services with a value up to $20,000.

Benefits under the Defined Contribution Restoration Plan are not accelerated or automatically vested upon involuntary not for cause termination or good reason termination.

For Mr. Kenny, any benefits he receives pursuant to local law are offset against the severance benefits set forth above.

Involuntary (Not for Cause) Termination or Good Reason Termination after a Change-in-Control

We have entered into a change-in-control agreement with each of the named executive officers. The initial three-year term of these agreements automatically extends for an additional year on each subsequent anniversary of the agreement, unless our Board of Directors gives notice of non-renewal prior to an anniversary date. A protected period of 24 months follows each and every change-in-control of H.B. Fuller under the terms of these agreements. If during this protected period, the executive officer separates from service for any reason other than cause or disability, or the executive officer terminates his or her employment for good reason (including demotion, pay cut or certain relocations), the executive officer is entitled to receive a lump sum payment from us. The payment consists of the following:

•

The executive will receive a target short-term incentive plan payment prorated to the date of the termination without application of any denial provisions based on unsatisfactory personal performance or any other reason.

•

A severance payment equal to three times the sum of: (a) the executive’s highest base salary, on an annualized basis, established by us during the period commencing three months prior to the occurrence of the change-in-control and ending on the date of the executive’s termination of employment; plus (b) the executive’s target annual incentive in effect immediately prior to the change-in-control.

•	A payment for outplacement services of up to $25,000.

•	In addition, the executive is entitled to medical and dental benefits for a three-year period following the termination of employment.

In the event severance payments are made to the named executive officers due to a change-in-control and in the event that they are subject to an excise tax imposed by Section 280G of the Internal Revenue Code and do not exceed 330% of the executive’s base amount, we will adjust the payments and benefits. Under these circumstances, the payments and benefits will be adjusted so that the amount of the payments equals 299% of the base amount, which is the maximum amount that can be paid without imposition of an excise tax. In the event that the payments and benefits are subject to an excise tax and exceed 330% of the executive’s base amount, we have agreed to reimburse the executive for the amount of the excise tax and for any taxes imposed upon the reimbursement. This is typically called a “gross-up”. The effects of the Internal Revenue Code are unpredictable and executive officers may have very different and unexpected effects based on their own particular compensation history. Therefore, these payments are intended to place an executive officer in the same position that they would have been in had they received the payments for reasons other than a change-in-control. The payments are not meant to pay regular income tax payments for an executive officer.

We have other compensatory arrangements with our named executive officers that will be affected by a change-in-control. The DC Restoration Plan provides that if within two years after a change-in-control, we terminate a participant’s employment without cause or the participant terminates his or her employment for good reason (as defined in this plan), then zero to three years (depending on the participant’s position and pay grade) shall be added to the participant’s years of credited service for purposes of determining benefits under the plan.

In addition, in the event of a change-in-control, all shares of restricted stock, all restricted stock units and any unvested stock options outstanding under our stock incentive plans immediately vest in full.

Payments upon Death or Disability

In the event of a death or disability as of the last business day of the fiscal year, a named executive officer’s compensation would be affected as follows:

•	Stock options, restricted stock and restricted stock units would vest at death and at disability.

•	Benefits under the Defined Contribution Restoration Plan would vest at death or disability.

In the event of Mr. Kenny’s death as of the last business day of the fiscal year, his beneficiaries would be eligible to receive four times his annual base salary. In the event of a disability during which Mr. Kenny would not be able to work at all, as of the last business day of the fiscal year, Mr. Kenny would be eligible to receive 80% of his net pay, less car allowance, less National Insurance Contribution (NIC) following 28 consecutive weeks of absence.  This would amount to an annual net amount of £120,000 ($180,424) on November 28, 2015. During the 28 week waiting period, the Company would pay his normal base salary, allowances and fringe benefits.

Early and Normal Retirement

As of the last business day of the fiscal year, no named executive officer was eligible for early or normal retirement.

Executive Benefit and Payments Upon Termination—Fiscal Year 2015

The following table shows potential estimated payments to the named executive officers in this Proxy Statement upon (1) involuntary (not for cause) or good reason termination, (2) involuntary (not for cause) or good reason termination after a change-in-control, and (3) death or disability. The table assumes that the termination was effective on the last business day of the fiscal year and contains estimates of amounts that would be paid to the named executive officers upon termination in addition to the base salary and short-term incentive earned by the executives during the fiscal year. Actual amounts payable to any named executive officer would only be determined after an actual event of termination.

Name	Type of Payment	Involuntary Not For Cause or Good Reason ($)	Payments upon Involuntary (not for cause) or Good Reason Termination after a Change-in- Control ($)	Death or Disability ($)
James J. Owens
	Short-Term Incentive Plan	-	989,296	-
	Stock Options	-	3,567	3,567
	Restricted Stock	-	5,259,423	5,259,423
	Health and Welfare Benefits	18,361	36,722	-
	Cash Severance	1,978,592	5,567,500	-
	Outplacement Services	20,000	-	-
	Excise Tax Gross-Up	-	-
	Total	2,016,953	11,856,508	5,262,990

James R. Giertz
	Short-Term Incentive Plan	-	412,070	-
	Stock Options	-	993	993
	Restricted Stock	-	596,749	596,749
	Health and Welfare Benefits	12,241	36,722	-
	Cash Severance	1,000,742	3,002,227	-
	Outplacement Services	20,000	25,000	-
	Excise Tax Gross-Up	-	-	-
	Total	1,032,983	4,073,761	597,742

Traci L. Jensen
	Short-Term Incentive Plan	-	296,361	-
	Stock Options	-	827	827
	Restricted Stock	-	467,894	467,894
	Health and Welfare Benefits	7,879	23,636	-
	Cash Severance	752,301	2,256,903	-
	Outplacement Services	20,000	25,000	-
	Excise Tax Gross-Up	-	1,215,268	-
	Total	780,180	4,285,889	468,721

Patrick J. Trippel
	Short-Term Incentive Plan	-	305,078	-
	Stock Options	-	827	827
	Restricted Stock	-	469,405	469,405
	Health and Welfare Benefits	14,820	44,459	-
	Cash Severance	774,428	2,323,283	-
	Outplacement Services	20,000	25,000	-
	Excise Tax Gross-Up	-	-	-
	Total	809,248	3,168,052	470,232

Steven Kenny
	Short-Term Incentive Plan	-	273,309	-
	Stock Options	-	827	827
	Restricted Stock	-	468,252	468,252
	Health and Welfare Benefits	1,878	5,634	-
	Cash Severance	693,784	2,081,351	-
	Outplacement Services	20,000	25,000	-
	Excise Tax Gross-UP	-	-	-
	Total	715,662	2,854,373	469,079

PROPOSAL 2—NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company is providing shareholders with an advisory (non-binding) vote on the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis”, the tabular disclosure regarding such compensation and the accompanying narrative disclosure contained in this Proxy Statement.

The Company is asking shareholders to indicate their support for the compensation of our named executive officers described in this Proxy Statement. The Company has designed its executive compensation program to attract, motivate, reward and retain the executive talent required to achieve our corporate growth objectives and increase shareholder value. We believe that our compensation policies and procedures are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of our shareholders. See “Executive Compensation–Compensation Discussion and Analysis.”

In deciding how to vote on this proposal, the Board urges you to consider the following factors, many of which are more fully discussed in the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement:

•	The Compensation Committee has designed our executive compensation program to be competitive with the compensation offered by those peers with whom we compete for management talent.

•

The Compensation Committee believes the Company’s executive compensation programs have been effective at incenting the achievement of short-term financial performance metrics and long-term decision making that is in the best interests of our shareholders.

•	Company best practices include:

 a policy prohibiting hedging and pledging of, and certain other transactions in, the Company stock by executive officers (including our NEOs) and members of our board of directors a policy regarding “clawbacks” of executive and key manager incentive compensation;

 an emphasis on long-term equity awards to align the executives’ interests with long-term goals and shareholder interests, with the Chief Executive Officer’s long-term equity grant including a performance-based vesting restriction;

 a prohibition on repricing of stock options; and

 stock ownership goals for our directors and executive officers.

Accordingly, the Company is asking shareholders to vote FOR the following resolution at the annual meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the H.B. Fuller Company named executive officers, as disclosed in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement.”

This advisory vote on executive compensation is not binding on the Company’s Board of Directors. However, the Board of Directors will take into account the result of the vote when determining future executive compensation arrangements. The Company currently conducts annual advisory votes on executive compensation. At or before our 2017 annual meeting of shareholders, we expect to conduct a non-binding advisory vote on the frequency of an advisory vote on executive compensation.

The Board of Directors recommends a vote FOR adoption of the resolution approving the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section and the related tabular and narrative disclosure set forth in this Proxy Statement.

AUDIT COMMITTEE REPORT

Pursuant to its charter, the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In the exercise of that authority, we, the members of the Audit Committee, determined to engage KPMG LLP to serve as H.B. Fuller’s independent registered public accounting firm for the year ending December 3, 2016.

Management is responsible for the financial reporting process, accounting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable law and regulation. Management represented to us that H.B. Fuller’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

KPMG LLP, as H.B. Fuller’s independent registered public accounting firm for fiscal year 2015, was responsible for performing an independent audit of the consolidated financial statements and the company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports.

We have reviewed and discussed the audited consolidated financial statements with management and KPMG LLP. We have also discussed with KPMG LLP the matters required to be discussed pursuant to audit standard no. 16 as adopted by the Public Company Accounting Oversight Board, and they have discussed with us their independence and provided to us the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.

Based upon our review and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements be included in H.B. Fuller’s Annual Report on Form 10-K for the fiscal year ended November 28, 2015 filed with the SEC.

Audit Committee of the Board of Directors of H.B. Fuller Company

John C. van Roden, Jr. (Chair)	Maria Teresa Hilado
Thomas W. Handley	Ann W.H. Simonds

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional services provided by KPMG LLP for the audit, audit-related, tax and all other services rendered to us and our affiliates for the 2015 and 2014 fiscal years.

	2015	2014
Audit Fees	$4,006,000	$3,509,000
Audit-Related Fees	$-0-	$248,000
Tax Fees	$58,000	$117,000

Audit Fees: Includes fees and expenses billed and to be billed for (i) the audit of the consolidated financial statements included in our annual report on Form 10-K, (ii) the audit of the effectiveness of our internal control over financial reporting, (iii) reviews of the interim consolidated financial information included in our quarterly reports on Form 10-Q, (iv) statutory audits of certain international subsidiaries, and (v) consultations concerning financial accounting and reporting. Audit fees also include fees for reviews of documents filed with the SEC.

Audit-Related Fees:  Audit-related fees include fees and expenses for services related to internal control over financial reporting reviews.

Tax Fees: Includes fees and expenses for U.S. federal, state and international tax planning and tax compliance services.

The Audit Committee has in place procedures to pre-approve all audit, audit-related, tax and other permissible services provided to us by our independent registered public accounting firm. We have a policy of avoiding the engagement of our independent registered public accounting firm except for audit, audit-related and tax planning and compliance services. The Audit Committee has delegated to one or more of its members pre-approval authority with respect to permitted services, and receives a regular report from management on all such services provided to us by our independent registered public accounting firm. All of the services provided by our independent registered public accounting firm in fiscal 2015 and 2014 were pre-approved by the Audit Committee under its pre-approval procedures.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP, as our independent registered public accounting firm for the fiscal year ending December 3, 2016. KPMG LLP has acted as our independent registered public accounting firm since our 2004 fiscal year. While we are not required to do so, H.B. Fuller is submitting the appointment of KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 3, 2016 for ratification in order to ascertain the views of our shareholders on this appointment. If the shareholders do not ratify the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm, the Audit Committee intends to reconsider that appointment. However, because of the difficulty and expense of making any change so long after the beginning of the current fiscal year, it is likely that the appointment would stand for fiscal year 2016 unless there were compelling reasons for making an immediate change.

Representatives of KPMG LLP will be present at the meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP.

PROPOSAL 4—APPROVAL OF THE H.B. FULLER COMPANY

2016 MASTER INCENTIVE PLAN

We are asking our shareholders to approve the H.B. Fuller Company 2016 Master Incentive Plan (the “2016 Incentive Plan”). On January 21, 2016, our Board of Directors adopted, upon recommendation of our Compensation Committee and subject to shareholder approval, the 2016 Incentive Plan.

Long-term equity compensation plays an important part in the Company’s pay-for-performance philosophy. Our compensation program emphasizes stock-based compensation, encouraging our executive officers and other employees and non-employee directors to think and act as long-term shareholders.

The purpose of the 2016 Incentive Plan is to promote the interests of the Company and our shareholders by aiding us in attracting and retaining employees, officers, consultants, independent contractors and non-employee directors capable of assuring the future success of the Company, to provide such persons with opportunities for stock ownership in the Company and to offer such persons other incentives to put forth maximum efforts for the success of the Company’s business. The 2016 Incentive Plan will allow us to provide such persons an opportunity to acquire a proprietary interest in the Company, and align the interests of such persons with our shareholders.

The 2016 Incentive Plan is an omnibus equity incentive plan that allows the Company to grant stock options, stock appreciation rights, restricted stock and restricted stock units, performance awards, dividend equivalents and other stock-based awards to employees, officers, consultants, independent contractors and non-employee directors. The total number of shares of common stock that may be issued under all stock-based awards under the 2016 Incentive Plan will be 3,300,000. Of these authorized shares, an aggregate of 1,200,000 shares may be issued in the form of awards other than stock options or stock appreciation rights (e.g., restricted stock and restricted stock units) (“Full Value Awards”).

Reasons for Adopting the 2016 Incentive Plan

We currently make awards of stock options and restricted stock units to officers and other employees under our 2013 Master Incentive Plan (the “2013 Incentive Plan”). The total number of shares of common stock authorized for issuance under the 2013 Incentive Plan is 3,500,000, of which a maximum of 1,200,000 shares may be issued in the form of Full Value Awards. We are asking our shareholders to approve the 2016 Incentive Plan so that the Company will have a sufficient number of shares authorized to make appropriate levels of stock incentive awards to officers, other employees and non-employee directors in 2017 and beyond. On November 28, 2015, there were 2,058,431 shares available for future grants of incentive awards under the 2013 Incentive Plan. On January 19, 2016, as part of the 2016 award cycle, the Company granted stock options and restricted stock units covering a total of 979,555 shares (stock options for 797,220 shares and restricted stock units for 182,335 shares). Under the terms of performance-based restricted stock units issued by the Company, an additional 91,114 shares of common stock may be issued if superior performance targets are achieved. As a result of the awards granted on January 19, 2016 and forfeiture of awards for 4,373 shares in December 2015, on January 29, 2016, only 992,135 shares remained available for future equity awards under the 2013 Incentive Plan.

In addition to the 2013 Incentive Plan, we have a 2009 Director Stock Incentive Plan (the “Director Plan”). Under the Director Plan, the Company issues restricted stock and restricted stock units to non-employee directors. The Director Plan provides that the maximum number of shares that may be issued under the Director Plan is 300,000. As of November 28, 2015, only 28,466 shares remained available for issuance under the Director Plan.

The Company is proposing to replace the 2013 Incentive Plan and the Director Plan with the 2016 Incentive Plan. Under the 2016 Incentive Plan, equity awards will be made both to officers and other employees and to non-employee directors. The Compensation Committee and the Board of Directors have concluded it will be more efficient to administer a single plan.

Our Board of Directors believes that the continuation of the Company’s stock-based compensation program is essential in attracting, retaining and motivating highly qualified officers and other employees and non-employee directors to enhance the success of the Company. As discussed above in the “Compensation Discussion and Analysis” under the caption “Fiscal 2015 Long-Term Incentive Compensation,” awards of stock options and restricted stock units to officer and other employees are an essential part of this program. Unless the 2016 Incentive Plan is adopted, the Board of Directors has concluded that the Company will need to curtail grants of stock incentive awards to officer, other employees and non-employee directors. The Board of Directors believes this result will have a significantly negative impact on the Company’s stock-based compensation program. Accordingly, the Board of Directors recommends adoption of the 2016 Incentive Plan in order to allow the Company to have the ability to continue to grant stock options and restricted stock units to officers and other employees and restricted stock and restricted stock units to non-employee directors at current levels.

If the 2016 Incentive Plan is approved by our shareholders, no additional awards will be granted under the 2013 Incentive Plan or the Director Plan (although all outstanding awards previously granted under these plans will remain outstanding and subject to the terms of these plans), and no shares subject to any outstanding awards under these prior plans that are forfeited, cancelled or reacquired by the Company will become available for re-issuance under the 2016 Incentive Plan, the 2013 Incentive Plan or the Director Plan.

Key Features of the 2016 Incentive Plan

The following features of the 2016 Incentive Plan reflect equity incentive plan “best practices” intended to protect the interests of our shareholders:

●

Limit on Shares Authorized. Under the 2016 Incentive Plan, the aggregate number of shares that may be issued is 3,300,000. In addition, the aggregate number of shares that may be issued pursuant to Full Value Awards is 1,200,000.

●	No Evergreen Provision. The 2016 Incentive Plan does not contain an “evergreen” provision that will automatically increase the number of shares authorized for issuance under the 2016 Incentive Plan.

●

No Liberal Share “Recycling.” Any shares surrendered to pay the exercise price of an option or shares withheld by the Company or tendered to satisfy tax withholding obligations with respect to an option or stock appreciation right will not be added back (“recycled”) to the 2016 Incentive Plan.

●

No Discounted Stock Options or Stock Appreciation Rights. Stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant.

●

No Repricing of Stock Options or Stock Appreciation Rights. The 2016 Incentive Plan prohibits the repricing of stock options and stock appreciation rights (including a prohibition on the repurchase of “underwater” stock options or stock appreciation rights for cash or other securities).

●

No Liberal Change in Control Definition. The 2016 Incentive Plan prohibits any award agreement from having a change in control provision that has the effect of accelerating the exercisability of any award or the lapse of restrictions relating to any award upon only the announcement or shareholder approval (rather than the consummation of) a change in control transaction.

●

Annual Limit on Awards to Directors. The Plan establishes an annual limit on the dollar value of equity awards made to non-employee directors. In any calendar year, no non-employee director may be granted awards denominated in shares having an aggregate grant date fair value in excess of $250,000.

●

Awards Subject to Forfeiture or Clawback. Awards under the 2016 Incentive Plan will be subject to the Company’s clawback policy, and any forfeiture and penalty conditions determined by the Compensation Committee.

●

No Dividend Equivalents Paid on Unvested Performance Awards. The 2016 Incentive Plan prohibits the payment of dividend equivalents on performance awards until those awards are earned and vested. In addition, the 2016 Plan prohibits the granting of dividend equivalents on stock options and stock appreciation rights.

●

Minimum Vesting Requirements. Under the 2016 Incentive Plan, no option, stock appreciation right, restricted stock, restricted stock unit, performance award or other stock-based award shall be granted with terms providing for a vesting schedule over a period of less than one year from the date of grant (except that awards with a shorter vesting schedule may be granted with respect to a maximum of 5% of the aggregate number of shares available for issuance under the 2016 Incentive Plan).

●	Independent Committee Administration. The 2016 Incentive Plan will be administered by a committee of the Board of Directors comprised entirely of independent directors.

Determination of Number of Shares for the 2016 Incentive Plan

The Company has a history of conservative and disciplined share usage under the 2013 Incentive Plan and the Director Plan. In setting the number of proposed shares issuable under the 2016 Incentive Plan, our Compensation Committee and Board of Directors considered the Company’s historical equity compensation practices (including the total number of shares underlying existing equity awards, the Company’s three-year average share usage and dilution). The Compensation Committee and the Board of Directors also considered these factors in assessing the number of shares likely to be needed for future grants.

The 2016 Incentive Plan does not set the number of shares subject to equity awards that will be granted in future years. In setting each year’s award amounts for executive officers, the Compensation Committee considers the following: the relative market position of the awards and the total compensation for each executive, the proportion of each executive’s total compensation to be delivered as a long-term incentive award, internal pay equity, executive performance and changes in responsibility, retention concerns, and corporate performance. Similar considerations are taken into account in granting awards to participants who are not executive officers. Equity awards to non-employee directors have historically been granted at levels intended to be competitive, taking into account current market conditions.

Burn Rate. Burn rate, a measure of the speed at which companies use shares available for grant under their equity compensation plans, is an important factor for investors concerned about shareholder dilution. In setting and recommending to shareholders the number of shares to be authorized under the 2016 Incentive Plan, the Compensation Committee and the Board of Directors considered our burn rates for the past three years. Burn rate is calculated as the total number of shares subject to stock awards granted in a fiscal year, divided by the weighted average number of shares outstanding. Our burn rate for the past three fiscal years ended November 28, 2015, November 29, 2014 and November 30, 2013 was 1.89%, 1.27% and 1.17%, respectively. This represents a three-year average burn rate of 1.44%.

Overhang. Overhang is a commonly used measure to assess the dilutive impact of equity programs such as the 2016 Incentive Plan. Our overhang is calculated as the total number of shares available for future equity grants under existing stock incentive plans plus the number of shares subject to outstanding equity awards, divided by the total number of shares outstanding. Our overhang, calculated as incentive shares reserved in the plan but unissued plus incentives shares outstanding (unexercised stock options and unvested restricted stock/restricted stock units) divided by the total common shares outstanding. Our overhang for the three fiscal years ended November 28, 2015, November 29, 2014 and November 30, 2013 was 11.38%, 11.96% and 13.45% respectively. This represents a three-year average overhang of 12.26%.

Summary of Material Terms of the 2016 Incentive Plan

The following summary of the material terms of the 2016 Incentive Plan is qualified in its entirety by reference to the full text of the 2016 Incentive Plan, which is attached as Annex B to this proxy statement.

Administration

The Compensation Committee will administer the 2016 Incentive Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2016 Incentive Plan. In addition, the Compensation Committee can specify whether, and under what circumstances, awards to be received under the 2016 Incentive Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Compensation Committee. Also, the Compensation Committee can specify the manner in which the Awards are paid out under the 2016 Incentive Plan. Subject to the provisions of the 2016 Incentive Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Compensation Committee has authority to interpret the 2016 Incentive Plan and establish rules and regulations for the administration of the 2016 Incentive Plan.

The Compensation Committee may delegate to one or more officers or directors of the Company the authority to grant awards under the 2016 Incentive Plan, except that the Compensation Committee may not delegate such authority with regard to grants to executive officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or in a way that would violate Section 162(m) of the Code, applicable rules of the Exchange Act or applicable corporate law.

The Board of Directors may also exercise the powers of the Compensation Committee at any time, so long as its actions would not violate Rule 16b-3 or Section 162(m) of the Code. Only the Compensation Committee (or another committee of the Board of Directors comprised of independent directors) may grant awards to non-employee directors.

No member of the Board of Directors or the Compensation Committee or any person to whom the Compensation Committee delegates authority under the 2016 Incentive Plan will be liable for any action or determination taken and made in good faith with respect to the 2016 Incentive Plan or any award granted under the 2016 Incentive Plan. Members of the Board of Directors and the Compensation Committee and each person to whom the Compensation Committee delegates authority under the 2016 Incentive Plan will be entitled to indemnification with regard to such actions and determinations.

Shares Available for Awards

The aggregate number of shares of our common stock that may be issued under all stock-based awards made under the 2016 Incentive Plan will be 3,300,000. Of that number, a maximum of 1,200,000 shares are available for “Full Value Awards,” or awards other than options, stock appreciation rights and other awards the value of which is based solely on an increase in the value of the shares underlying such award after the date of grant. Shares of our common stock that are issued under awards granted in substitution for awards previously granted by an entity that is acquired by or merged with us or one of our affiliates will not be counted against the aggregate number of shares of our common stock available for awards under the 2016 Incentive Plan. No person may be granted awards under the 2016 Incentive Plan that are denominated in shares of our common stock for more than 500,000 shares in the aggregate in any calendar year, and the Compensation Committee will not grant incentive stock options in which the aggregate fair market value of the shares with respect to which such options are exercisable for the first time by any participant during any calendar year exceeds $100,000. In addition, no non-employee director may be granted awards under the 2016 Incentive Plan that are denominated in shares of our common stock with a value of more than $250,000 in the aggregate in any calendar year, but such limit will not apply to any award granted pursuant to an election by the non-employee director to receive an award in lieu of all or a portion of annual and committee retainers and annual meeting fees.

The Compensation Committee will adjust the number of shares and share limits described above in the case of a dividend or other distribution, stock split, reverse stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2016 Incentive Plan.

Eligible Participants

Any employee, officer, non-employee director or consultant or independent contractor providing services to us or any of our affiliates is eligible to receive an award under the 2016 Incentive Plan. Subject to the 2016 Incentive Plan, the Compensation Committee will have full authority to designate which eligible persons will be granted an award. As of February 10, 2016, the record date for our 2016 annual meeting of shareholders, approximately 4,429 officers and other employees and 8 non-employee directors would have been eligible to be selected by the Compensation Committee to receive awards under the 2016 Incentive Plan. In fiscal 2015, we granted awards to approximately 207 officers and other employees and all of our non-employee directors.

Types of Awards and Terms and Conditions

The 2016 Incentive Plan permits the granting of:

●	stock options (including both incentive and non-qualified stock options);
●	stock appreciation rights;
●	restricted stock and restricted stock units;
●	performance awards of cash, stock or property;
●	dividend equivalents; and
●	other stock-based awards.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2016 Incentive Plan or any other compensation plan. Awards can be granted for no cash consideration or for any cash or other consideration as may be determined by the Compensation Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of our common stock, other securities (but excluding promissory notes), other awards or other property, or any combination of these in a single payment, installments or on a deferred basis.

The exercise price per share under any stock option may not be less than the fair market value of our common stock on the date of grant of such option, except if such option is granted in substitution for an option previously granted by an entity that is acquired by or merged with us or one of our affiliates. The grant price of any stock appreciation right may not be less than the fair market value of our common stock on the date of grant of such stock appreciation right, except if such stock appreciation right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with us or one of our affiliates. Determinations of fair market value under the 2016 Incentive Plan will be made in accordance with methods and procedures established by the Compensation Committee. Unless otherwise determined by the Compensation Committee, the value of a share of our common stock as of a given date will be the closing price per share of the common stock on the New York Stock Exchange on such date. Awards will be adjusted by the Compensation Committee in the case of a dividend (other than a regular cash dividend) or other distribution, recapitalization, stock split, reverse stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2016 Incentive Plan.

A maximum of 5% of the aggregate number of shares of common stock available for issuance under the 2016 Incentive Plan may be issued as options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based awards with a vesting schedule that is over a period of less than one year from the date of grant (or, in the case of vesting based upon the attainment of performance goals or other performance-based objectives, over a period of less than one year from the commencement of the period over which performance is evaluated). All other options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based awards granted under the 2016 Incentive Plan must vest at least one year from the date of grant (or, in the case of vesting based upon the attainment of performance goals or other performance-based objectives, at least one year from the commencement of the period over which performance is evaluated). The Compensation Committee may provide for the acceleration of the exercisability of any award or the lapse of any restrictions relating to any award, except that no award agreement may contain a definition of change in control that has the effect of accelerating the exercisability of any award or the lapse of any restrictions relating to any award upon the announcement or shareholder approval (rather than consummation) of any reorganization, merger or consolidation of the Company, or sale or other disposition of all or substantially all of our assets.

Stock Options. The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The option exercise price may be payable, at the discretion of the Compensation Committee, in cash, shares of our common stock, other securities, other awards or other property having a fair market value on the exercise date equal to the exercise price. The Compensation Committee may also permit an option to be exercised by delivering to the participant a number of shares of our common stock having an aggregate fair market value equal to the excess, if positive, of the fair market value of the shares underlying the option being exercised, on the date of exercise, over the exercise price of the option for such shares (being referred to as a “net exercise”). Stock options vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee. In the case of a grant of an incentive stock option to a participant who, at the time of grant, possesses more than 10% of the combined voting power of all classes of stock of us and our affiliates, the exercise price per share may not be less than 110% of the fair market value of our common stock on the date of grant, and each such incentive stock option will expire five years from the date of grant.

Stock Appreciation Rights. The holder of a stock appreciation right is entitled to receive the excess of the fair market value as of the exercise date of a specified number of shares of our common stock over the grant price of the stock appreciation right. Stock appreciation rights vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee.

Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Compensation Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Compensation Committee.

Performance Awards. The Compensation Committee may grant awards under the 2016 Incentive Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. A performance award may be denominated or payable in cash, shares of our common stock (including restricted stock and restricted stock units), other securities, other awards or other property and confers on the holder the right to receive payments, in whole or in part, upon the achievement of one or more performance goals during performance periods as established by the Compensation Committee. The Compensation Committee must determine the length of the performance period, establish the performance goals for the performance period, designate all participants for the performance period and determine the amounts of the performance awards for each participant no later than 90 days after the beginning of each performance period according to the requirements of Section 162(m) of the Code.

Performance goals must be based solely on one or more of the following business criteria, individually or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis:

●	economic value added (EVA);
●	sales or revenue;
●	costs or expenses;
●	net profit after tax;
●	gross profit (dollars);
●	gross margin (%);
●	operating income;
●	earnings (whether before or after taxes);
●	earnings before interest and taxes (EBIT);
●	earnings before interest, taxes, depreciation and amortization (EBITDA);
●	earnings (whether before or after taxes), EBIT or EBITDA as a percentage of net sales;
●	return on actual or pro forma equity;
●	return on actual or pro forma net assets;
●	return on actual or pro forma capital;
●	return on actual or pro forma net capital employed;
●	earnings per share (EPS) (basic or diluted);
●	earnings per share from continuing operations;
●	pre-tax income;
●	operating income margin;
●	net income attributable to the Company;
●	total shareholder return (TSR);
●	cash flow (including free cash flow and cash flow from operating, investing or financing activities or any combination thereof);
●	return on invested capital;
●	stock price;
●	return on sales;

●	net working capital;
●	return on gross investment (ROGI);
●	total business return (TBR);
●	value creation;
●	net trade revenue;
●	return on investment;
●	contribution margin (dollars or %);
●	quality metrics;
●	new product introduction metrics.

Under the 2016 Incentive Plan, the Compensation Committee is required to certify that the applicable performance goals have been met prior to payment of any performance awards to participants. The maximum amount that may be paid with respect to performance awards denominated in cash to any participant in the aggregate in any calendar year is $5,000,000 in value, whether payable in cash, shares of our common stock or other property.

Dividend Equivalents. The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of our common stock, other securities, other awards or other property) equivalent to the amount of cash dividends paid by us to the holders of our common stock, with respect to the number of shares determined by the Compensation Committee. Dividend equivalents will be subject to other terms and conditions determined by the Compensation Committee, but the Compensation Committee may not grant dividend equivalents to a participant in connection with grants of options, stock appreciation rights or other awards the value of which is based is solely on an increase in the value of our common stock after the grant of such award. No dividend equivalent payment shall be made to a participant with respect to any performance award prior to the date on which all conditions or restrictions relating to the award have been satisfied, waived or lapsed.

Other Stock-Based Awards. The Compensation Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock, subject to terms and conditions determined by the Compensation Committee and the limitations in the 2016 Incentive Plan. No such other stock-based award can contain a purchase right or an option-like feature.

Counting Shares

If an award entitles the holder to receive or purchase shares of our common stock, the shares covered by such award or to which the award relates will be counted against the aggregate number of shares available for awards under the 2016 Incentive Plan. Awards that do not entitle the holder to receive or purchase shares, and shares issued under awards granted in substitution for awards previously granted by an entity that is acquired by or merged with us or one of our affiliates, will not be counted against the aggregate number of shares available for awards under the 2016 Incentive Plan.

If shares covered by an award are not purchased or are forfeited or are reacquired by us (including any shares withheld by us or tendered to satisfy any tax withholding obligation on Full Value Awards or shares covered by an award that is settled in cash), or if an award otherwise terminates or is cancelled without delivery of any shares, then the number of shares counted against the aggregate number of shares available under the 2016 Incentive Plan with respect to such award, to the extent of any such forfeiture, reacquisition by us, termination or cancellation, will again be available for future awards under the 2016 Incentive Plan. Shares withheld as payment of the purchase or exercise price of an award or in satisfaction of tax obligations relating to an option or stock appreciation right, shares covered by a stock-settled stock appreciation right that are not issued in connection with settlement in shares upon exercise, and shares repurchased by us using option exercise proceeds, will not be available again for granting awards under the 2016 Incentive Plan.

Amendment and Termination

The 2016 Incentive Plan will terminate on January 21, 2026 unless earlier terminated by the Board. No awards may be made after that date, provided that no performance award may be granted under the 2016 Incentive Plan after the fifth year following the year in which our shareholders approved the related performance goals unless and until the performance goals or the 2016 Incentive Plan are re-approved by our shareholders. Unless otherwise expressly provided in an applicable award agreement, any award granted under the 2016 Incentive Plan prior to expiration may extend beyond the expiration of the 2016 Incentive Plan through the award’s normal expiration date.

The Board may amend, alter, suspend, discontinue or terminate the 2016 Incentive Plan at any time, although shareholder approval must be obtained for any amendment to the 2016 Incentive Plan that would (1) increase the number of shares of our common stock available under the 2016 Incentive Plan, (2) increase the award limits under the 2016 Incentive Plan, (3) permit awards of options or stock appreciation rights at a price less than fair market value (other than as permitted under the 2016 Incentive Plan), (4) permit repricing of options or stock appreciation rights, (5) increase the maximum term permitted for options or stock appreciation rights under the 2016 Incentive Plan or (6) cause us to be unable to grant incentive stock options under the 2016 Incentive Plan or cause the exemption under Section 162(m) of the Code for qualified performance-based compensation to become unavailable with respect to the 2016 Incentive Plan. Shareholder approval is also required for any action that requires shareholder approval under the rules and regulations of the SEC, the NYSE or any other securities exchange that are applicable to us.

Prohibition on Repricing Awards

Without the approval of our shareholders, the Compensation Committee will not reprice, adjust or amend the exercise price of any option or the grant price of any stock appreciation right previously awarded, whether through amendment, cancellation, repurchase and replacement grant or any other means, except in connection with a dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2016 Incentive Plan.

Clawback or Recoupment

All awards under the 2016 Incentive Plan will be subject to forfeiture or other penalties pursuant to the Company’s clawback policy and such forfeiture and penalty provisions as are determined by the Compensation Committee.

Certain Corporate Events

In the event of certain corporate transactions or events involving us, including any reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of our common stock or other securities, or if we enter into a written agreement to undergo such a transaction or event, the Compensation Committee or our Board will have the authority, with respect to any awards under the 2016 Incentive Plan and subject to the terms of the 2016 Incentive Plan, to (i) either terminate such awards, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the vested portion of such award or realization of the participant’s vested rights, or replace such awards with other rights or property selected by the Compensation Committee or the Board, (ii) provide that such awards will be assumed by the successor or survivor corporation, or a parent or subsidiary of the successor or surviving corporation, or substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, (iii) accelerate such awards, or (iv) provide that such awards cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of such event.

Transferability of Awards

Except as otherwise provided by the Compensation Committee in its discretion and subject to additional terms and conditions as it determines, no awards (other than fully-vested and unrestricted stock awards) and no right under any under the 2016 Incentive Plan, and no rights under any such award, may be transferred (other than by will or by the laws of descent and distribution) or pledged, alienated, attached or otherwise encumbered. When the Compensation Committee does permit the transfer of an award (other than a fully-vested and unrestricted stock awards), under no circumstances may such permitted transfer be for value.

Federal Income Tax Consequences

Grant of Options and Stock Appreciation Rights. The grant of a stock option (either an incentive stock option or a non-qualified stock option) or stock appreciation right is not expected to result in any taxable income for the recipient.

Exercise of Incentive Stock Options. No taxable income is realized by the optionee upon the exercise of an incentive stock option. If stock is issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such award holder within two years after the date of grant or within one year after the transfer of such shares to such award holder, then (1) upon the sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to a deduction for federal income tax purposes.

If the stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (2) we generally will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by us.

Exercise of Non-Qualified Stock Options and Stock Appreciation Rights. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. Upon exercising a stock appreciation right, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

The tax consequence upon a disposition of shares acquired through the exercise of a non-qualified stock option or stock appreciation right will depend on how long the shares have been held. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under a non-qualified stock option or stock appreciation right.

Restricted Stock. Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture. However, an award holder who makes an 83(b) election within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares). Dividends, if any, that are paid or accrued while the restricted stock is subject to a substantial risk of forfeiture will also be taxed as ordinary income. We generally will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Restricted Stock Units, Performance Awards and Dividend Equivalents. Recipients of grants of restricted stock units, performance awards or dividend equivalents (collectively, “deferred awards”) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. Dividend equivalents received with respect to any deferred award will also be taxed as ordinary income. Cash or shares to be received pursuant to a deferred award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. We will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, stock appreciation rights and certain other performance awards paid under the 2016 Incentive Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2016 Incentive Plan.

Special Rules for Executive Officers Subject to Section 16 of the Exchange Act. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received through the exercise of a stock option or stock appreciation right may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Section 409A of the Internal Revenue Code. The Compensation Committee will administer and interpret the 2016 Incentive Plan and all award agreements in a manner consistent with the intent to satisfy the requirements of Section 409A of the Code to avoid any adverse tax results thereunder to a holder of an award. If any provision of the 2016 Incentive Plan or any award agreement would result in such adverse consequences, the Compensation Committee may amend that provision or take other necessary action to avoid any adverse tax results, and no such action will be deemed to impair or otherwise adversely affect the rights of any holder of an award under the 2016 Incentive Plan.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2016 Incentive Plan, as it will only take effect upon shareholder approval. In addition, the Compensation Committee, in its sole discretion, will determine the number and types of awards that will be granted under the 2016 Incentive Plan. Accordingly, it is not possible to determine the benefits that will be received by eligible participants if the 2016 Incentive Plan is approved by our shareholders. The closing price of a share of our common stock as reported on the NYSE on February 10, 2016, the record date for our 2016 annual meeting of shareholders, was $36.02.

Recommendation

The Board of Directors recommends that you vote FOR the proposal to approve the H.B. Fuller Company 2016 Master Incentive Plan. Proxies will be voted FOR the proposal unless otherwise specified.

Equity Compensation Plan Information

The following table summarizes information regarding our equity compensation plans as of November 28, 2015, the last day of our fiscal year:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	3,259,246	[1]	$33.37	[2]	2,086,897	[3]
Equity compensation plans not approved by security holders	NONE		N/A		NONE
Total	3,259,246		$33.37		2,086,897

1

Consists of outstanding stock options to acquire 2,912,073 shares of common stock, 237,013 outstanding restricted stock units and 110,160 outstanding shares of restricted stock granted under the Company’s equity compensation plans.

2	Consists of the weighted average exercise price of stock options granted under the Company’s equity compensation plans.

3	Set forth in the table below are the number of shares remaining available for issuance under each of our equity compensation plans at November 28, 2015.

Plan	Number of Shares	Types of Awards
2013 Incentive Plan	2,058,431	Stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalents, stock awards and other stock-based awards.

Director Plan	28,466	Stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalents, stock awards and other stock-based awards.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC rules allow a single copy of the Proxy Statement, Annual Report and Notice of Internet Availability of Proxy Materials to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family, and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs. Although we do not household for our registered shareholders, some brokers household H.B. Fuller Company proxy statements and annual reports, delivering a single copy of each to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our Proxy Statement, Annual Report or Notice of Internet Availability of Proxy Materials, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. The Company will deliver promptly upon written or oral request a separate copy of our Proxy Statement, Annual Report and/or Notice of Internet Availability of Proxy Materials to a shareholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, shareholders should write to Corporate Secretary, H.B. Fuller Company, or call (651) 236-5825.

ANNEX A

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

Certain financial information presented in this proxy statement under the captions “Proxy Summary—2015 Performance Highlights” and “Executive Compensation—Compensation Discussion and Analysis—Fiscal 2015 Business Results” does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported financial results of the Company determined in accordance with GAAP. We have included this non-GAAP information to assist in understanding the operating performance of the Company as well as the comparability of results. The non-GAAP information provided may not be consistent with methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.

Adjusted Diluted Earnings Per Share	For the year ended November 28, 2015	For the year ended November 29, 2014
GAAP diluted earnings per share	$1.71	$0.97
Special charges, net	$0.09	$0.88
Non-recurring costs related to integrating and accounting for past and potential acquisitions	$0.14	$0.03
Non-recurring costs related to the ramp up of new business with Lowes and the combination of facilities in Illinois	$0.06	$0.01
Non-recurring costs related to inventory adjustments, plant inefficiencies and restructuring in EIMEA	$0.10	$0.11
Non-recurring costs related to the initial go-live event under Project ONE in North America in 2014	$-	$0.25
Non-recurring costs related to the completion and start-up of a new electronics facility in Yantai China and other non-recurring items	$0.07	$0.08
Adjusted diluted earnings per share	$2.17	$2.33

Adjusted Gross Profit Margin, SG&A, Operating Income and EBITDA Margin (in Thousands)	For the year ended November 28, 2015	For the year ended November 29, 2014

Net revenue as reported	$2,083,660	$2,104,454
Non-recurring costs related to the ramp up of new business with Lowes	$1,002	$-
Adjusted net revenue	$2,084,662	$2,104,454

Cost of goods sold as reported	$(1,515,617)	$(1,571,164)
Non-recurring costs related to plant inefficiencies in EIMEA & acquisition integration	$9,205	$15,475
Adjusted cost of goods sold	$(1,506,412)	$(1,555,689)

Gross profit as reported	$568,043	$533,290
Adjusted gross profit	$578,250	$548,765

Gross profit margin	27.3%	25.3%
Adjusted gross profit margin	27.7%	26.1%

Selling, general and administrative expenses (SG&A)	$(397,558)	$(383,449)
Non-recurring costs related to the accounting for and integrating past and potential acquisitions and plant inefficiencies in EIMEA	$12,245	$17,525
Adjusted SG&A	$(385,313)	$(365,924)

SG&A as a percentage of net revenue	19.1%	18.2%
Adjusted SG&A as a percentage of adjusted net revenue	18.5%	17.4%

Operating income	$170,485	$149,841
Adjusted operating income	$192,937	$182,841

Depreciation Expense	$47,906	$42,455
Amortization Expense	$26,984	$23,069

Earnings before interest, taxes, depreciation and amortization (EBITDA)	$245,375	$215,365
Adjusted EBITDA	$267,828	$248,367

EBITDA Margin	11.8%	10.2%
Adjusted EBITDA Margin	12.8%	11.8%

Certain financial information presented in this proxy statement under the captions “Executive Compensation – Compensation Discussion and Analysis—Fiscal 2015 Short-Term Incentive Compensation” are non-GAAP financial measures and should not be construed as an alternative to the reported financial results of the Company determined in accordance with GAAP. We have included this non-GAAP information to assist in understanding the manner in which cash bonuses were determined under the Company’s Short-Term Incentive Plan (the “STIP”). The non-GAAP information provided may not be consistent with methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below. All information below is in thousands (except per share amounts) and is unaudited.

EPS – GAAP AMOUNT TO ACTUAL AMOUNT USED FOR THE STIP

EPS for the 52 weeks ended November 28, 2015
Actual EPS (GAAP)	1.71
Special Charges	0.09
Short-Term Incentive Plan Accrual	(0.14)
Acquisition Income or Loss and Expenses	(0.03)
Project One Incremental Costs	0.04
Legal Settlement	(0.03)
EIMEA Restructuring	0.06
Total Adjustments	(0.01)
Adjusted EPS used for the STIP	1.70 [a]

COMPANY ORGANIC REVENUE – GAAP AMOUNT TO ACTUAL AMOUNT USED FOR THE STIP

52 Weeks Ended November 28, 2015

Revenue (GAAP)	$2,083,660
Acquisitions	(95,293)
EIMEA Foreign Exchange	60,313
Asia Pacific Foreign Exchange	18,333
Company Organic Revenue used for the STIP	$2,067,014

COMPANY OPERATING INCOME – GAAP AMOUNT TO ACTUAL AMOUNT USED FOR THE STIP

52 Weeks Ended November 28, 2015

Operating Income (GAAP)	$170,485
Adjustments per Plan Terms	(8,375)
EIMEA Foreign Exchange	3,928
Asia Pacific Foreign Exchange	1,086
Company Operating Income used for the STIP	$167,124

EIMEA SEGMENT ORGANIC REVENUE – GAAP AMOUNT

TO ACTUAL AMOUNT USED FOR THE STIP

52 Weeks Ended November 28, 2015

EIMEA Segment Organic Revenue (GAAP)	$605,064
Corporate Allocation	(1,324)
Acquisition	(2,085)
EIMEA Foreign Exchange at Actual Close Rate	(36,313)
EIMEA Segment Organic Revenue used for the STIP	$565,342

EIMEA SEGMENT OPERATING INCOME – GAAP AMOUNT

TO ACTUAL AMOUNT USED FOR THE STIP

52 Weeks Ended November 28, 2015

EIMEA Segment Operating Income (GAAP)	$11,881
Corporate Operating Income Allocation	(693)
Acquisition	33
EIMEA Foreign Exchange at Actual Close Rate	1,988
Corporate Allocation Adjustment	(133)
EIMEA Segment Operating Income used for the STIP	$13,076

AMERICAS ADHESIVES SEGMENT AND CONSTRUCTION PRODUCTS (“CP”) ORGANIC REVENUE – GAAP AMOUNT

TO ACTUAL AMOUNT USED FOR THE STIP

52 Weeks Ended November 28, 2015

Americas Adhesives Segment and CP Organic Revenue (GAAP)	$1,109,860
Corporate Sales Allocation	(2,318)
Americas Adhesives Segment and CP Organic Revenue used for the STIP	$1,107,542

AMERICAS ADHESIVES SEGMENT AND CP OPERATING INCOME

– GAAP AMOUNT TO ACTUAL AMOUNT USED FOR THE STIP

52 Weeks Ended November 28, 2015

Americas Adhesives Segment and CP Operating Income (GAAP)	$141,430
Corporate Operating Income Allocation	(1,211)
Short-term incentive accruals	(3,391)
Approved exceptions	813
Americas Adhesives Segment and CP Operating Income used for the STIP	$137,641

a Amounts may not add due to rounding

ANNEX B

H.B. fuller company
2016 master INCENTIVE PLAN

Section 1.	Purpose

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non-employee Directors capable of assuring the future success of the Company, to provide such persons with opportunities for stock ownership in the Company and to offer such persons other incentives to put forth maximum efforts for the success of the Company’s business.

Section 2.     Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)     “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)     “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(c)     “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan (including a document in an electronic medium) executed in accordance with the requirements of Section 9(b).

(d)     “Board” shall mean the Board of Directors of the Company.

(e)     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f)     “Committee” shall mean the Compensation Committee of the Board or such other committee designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m).

(g)     “Company” shall mean H.B. Fuller Company, a Minnesota corporation, and any successor corporation.

(h)     “Director” shall mean a member of the Board.

(i)     “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(j)     “Eligible Person” shall mean any employee, officer, non-employee Director, consultant, independent contractor or advisor providing services to the Company or any Affiliate, or any person to whom an offer of employment or engagement with the Company or any Affiliate is extended.

(k)     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)     “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be, if the Shares are then traded on the New York Stock Exchange, the closing price of one Share as reported on the New York Stock Exchange on such date or, if the New York Stock Exchange is not open for trading on such date, on the most recent preceding date when the New York Stock Exchange is open for trading.

(m)     “Full Value Award” shall mean any Award other than an Option or Stock Appreciation Right or similar Award, the value of which Option, Stock Appreciation Right or similar Award is based solely on an increase in the value of the Shares after the date of grant of such Award.

(n)     “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(o)     “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(p)     “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option to purchase shares of the Company.

(q)     “Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.

(r)     “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(s)     “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(t)     “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis:

●	economic value added (EVA);
●	sales or revenue;
●	costs or expenses;
●	net profit after tax;
●	gross profit (dollars)
●	gross margin (%);
●	operating income;
●	earnings (whether before or after taxes);
●	earnings before interest and taxes (EBIT);
●	earnings before interest, taxes, depreciation and amortization (EBITDA);
●	earnings (whether before or after taxes), EBIT or EBITDA as a percentage of net sales;
●	return on actual or pro forma equity;
●	return on actual or pro forma net assets;
●	return on actual or pro forma capital;
●	return on actual or pro forma net capital employed;
●	earnings per share (EPS) (basic or diluted);
●	earnings per share from continuing operations;
●	pre-tax income;
●	operating income margin;
●	net income attributable to the Company;
●	total shareholder return (TSR);

●	cash flow (including free cash flow and cash flow from operating, investing or financing activities or any combination thereof);
●	return on invested capital;
●	stock price;
●	return on sales;
●	net working capital;
●	return on gross investment (ROGI);
●	total business return (TBR);
●	value creation;
●	net trade revenue;
●	return on investment;
●	contribution margin (dollars or %);
●	quality metrics;
●	new product introduction metrics.

Each such Performance Goal may be based (i) solely by reference to absolute results of individual performance or organizational performance at various levels (e.g., the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company) or (ii) upon organizational performance relative to the comparable performance of other companies selected by the Committee. To the extent consistent with Section 162(m), the Committee may, when it establishes performance criteria, also provide for the exclusion of charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (X) asset-write downs, litigation or claim judgments or settlements, reorganizations, the impact of acquisitions and divestitures, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (Y) foreign exchange gains and losses or an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (Z) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles (or other accounting principles which may then be in effect). To the extent that Section 162(m) of the Code or applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without disclosing to shareholders and obtaining shareholder approval of such changes and without thereby exposing the Company to potentially adverse tax or other legal consequences, the Committee shall have the sole discretion to make such changes without obtaining shareholder approval.

(u)     “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(v)     “Plan” shall mean the H.B. Fuller Company 2016 Master Incentive Plan, as amended from time to time.

(w)     “Prior Plans” shall mean the H.B. Fuller Company 2013 Master Incentive Plan and the H.B. Fuller Company 2009 Director Stock Incentive Plan.

(x)     “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(y)     “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(z)     “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(aa)   “Section 162(m)” shall mean Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.

(bb)    “Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(cc)     “Securities Act” shall mean the Securities Act of 1933, as amended.

(dd)     “Share” or Shares” shall mean share(s) of common stock, $1.00 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(ee)     “Specified Employee” shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.

(ff)     “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3.     Administration

(a)     Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award; (v) amend the terms and conditions of any Award or Award Agreement; (vi) accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property (excluding promissory notes), or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, promissory notes, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee, subject to the requirements of Section 409A; (ix)  interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (xii) adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

(b)     Delegation. The Committee may delegate to one or more officers or Directors of the Company, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion, the authority to grant Awards; provided, however, that the Committee shall not delegate such authority (i) with regard to grants of Awards to be made to officers of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m), applicable exchange rules or applicable corporate law.

(c)     Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, (i) the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Rule 16b-3 or Section 162(m); and (ii) only the Committee (or another committee of the Board comprised of directors who qualify as independent directors within the meaning of the independence rules of any applicable securities exchange where the Shares are then listed) may grant Awards to Directors who are not also employees of the Company or an Affiliate.

(d)     Indemnification. To the full extent permitted by law, (i) no member of the Board, the Committee or any person to whom the Committee delegates authority under the Plan shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made under the Plan, and (ii) the members of the Board, the Committee and each person to whom the Committee delegates authority under the Plan shall be entitled to indemnification by the Company with regard to such actions and determinations. The provisions of this paragraph shall be in addition to such other rights of indemnification as a member of the Board, the Committee or any other person may have by virtue of such person’s position with the Company.

Section 4.     Shares Available for Awards

(a)     Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 3,300,000. Notwithstanding the foregoing and subject to adjustment as provided in Section 4(c) of the Plan, the number of Shares available for granting Full Value Awards shall not exceed 1,200,000. On and after shareholder approval of this Plan as provided in Section 11, (i) no awards shall be granted under the Prior Plans (although all outstanding awards previously granted under the Prior Plans shall remain outstanding and subject to the terms of the Prior Plans), and (ii) no Shares subject to any outstanding awards under the Prior Plans that are either forfeited, cancelled or reacquired by the Company shall become available for re-issuance under this Plan or the Prior Plans.

(b)     Counting Shares. For purposes of this Section 4, except as set forth in this Section 4(b) below, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(i)

Shares Added Back to Reserve. Subject to the limitations in (ii) below, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company (including any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation on Full Value Awards or Shares covered by an Award that are settled in cash), or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

(ii)

Shares Not Added Back to Reserve. Notwithstanding anything to the contrary in (i) above, the following Shares will not again become available for issuance under the Plan: (A) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 6(a)(iii)(B) or any Shares tendered in payment of the exercise price of an Option; (B) any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right; (C) Shares covered by a stock-settled Stock Appreciation Right issued under the Plan that are not issued in connection with settlement in Shares upon exercise; or (D) Shares that are repurchased by the Company using Option exercise proceeds.

(iii)	Cash-Only Awards. Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(iv)

Substitute Awards Relating to Acquired Entities. Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c)     Adjustments. In the event that any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d)(i) below; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

(d)     Award Limitations Under the Plan.

(i)

Limitation for Awards Denominated in Shares. No Eligible Person may be granted any Award or Awards denominated in Shares, for more than 500,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year.

(ii)

Section 162(m) Limitation for Performance Awards Denominated in Cash. The maximum amount payable pursuant to all Performance Awards denominated in cash to any Eligible Person in the aggregate in any taxable year shall be $5,000,000 in value, whether payable in cash, Shares or other property. This limitation contained in this Section 4(d)(ii) does not apply to any Award or Awards subject to the limitation contained in Section 4(d)(i). The limitation contained in this Section 4(d)(ii) shall apply only with respect to any Award or Awards granted under this Plan, and limitations on awards granted under any other shareholder-approved incentive plan maintained by the Company will be governed solely by the terms of such other plan.

(iii)

Limitation for Awards Granted to Non-Employee Directors. No Director who is not also an employee of the Company or an Affiliate may be granted any Award or Awards denominated in Shares that exceed in the aggregate $250,000 (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any calendar year. The foregoing limit shall not apply to any Award made pursuant to any election by the Director to receive an Award in lieu of all or a portion of annual and committee retainers and annual meeting fees.

Section 5.     Eligibility

Any Eligible Person shall be eligible to be designated as a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.     Awards

(a)     Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)

Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii)	Option Term. The term of each Option shall be fixed by the Committee at the date of grant but shall not be longer than 10 years from the date of grant.

(iii)

Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms, including, but not limited to, cash, Shares (actually or by attestation), other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(A)	Promissory Notes. Notwithstanding the foregoing, the Committee may not accept a promissory note as consideration.

(B)

Net Exercises. The Committee may, in its discretion, permit an Option to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if positive, of the Fair Market Value of the Shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such Shares.

(iv)

Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A)

The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B)

All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the shareholders of the Company.

(C)

Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five years from the date of grant.

(D)

The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(E)

Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(b)     Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term of each Stock Appreciation Right shall be subject to the same limitation in Section 6(a)(ii) applicable to Options). The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)     Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant an Award of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)

Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Notwithstanding the foregoing, rights to dividend or Dividend Equivalent payments shall be subject to the limitations described in Section 6(e).

(ii)

Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book-entry registration) to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(d)     Performance Awards. The Committee is hereby authorized to grant to Eligible Persons Performance Awards that are intended to be “qualified performance-based compensation” within the meaning of Section 162(m). A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of one or more objective Performance Goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. Performance Awards shall be conditioned solely on the achievement of one or more objective Performance Goals established by the Committee within the time prescribed by Section 162(m), and shall otherwise comply with the requirements of Section 162(m), as described below.

(i)

Timing of Designations; Duration of Performance Periods. For each Performance Award, the Committee shall, not later than 90 days after the beginning of each performance period, (i) designate all Participants for such performance period and (ii) establish the objective performance factors for each Participant for that performance period on the basis of one or more of the Performance Goals, the outcome of which is substantially uncertain at the time the Committee actually establishes the Performance Goal. The Committee shall have sole discretion to determine the applicable performance period, provided that in the case of a performance period less than 12 months, in no event shall a performance goal be considered to be pre-established if it is established after 25 percent of the performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed. To the extent required under Section 162(m), the terms of the objective performance factors must preclude discretion to increase an amount paid in connection with an Award, but may permit discretion to reduce such amount.

(ii)

Certification. Following the close of each performance period and prior to payment of any amount to a Participant with respect to a Performance Award, the Committee shall certify in writing as to the attainment of all factors (including the performance factors for a Participant) upon which any payments to a Participant for that performance period are to be based.

(e)     Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, (i) the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options, Stock Appreciation Rights or other Awards the value of which is based solely on an increase in the value of the Shares after the grant of such Award, and (ii) no dividend or Dividend Equivalent payments shall be made to a Participant with respect to any Performance Award or other Award subject to performance-based vesting conditions prior to the date on which all conditions or restrictions relating to such Award (or portion thereof to which the dividend or Dividend Equivalent relates) have been satisfied, waived or lapsed.

(f)     Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and any applicable Award Agreement. No Award issued under this Section 6(f) shall contain a purchase right or an option-like exercise feature.

(g)    General.

(i)	Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii)

Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)

Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities (but excluding promissory notes), other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv)

Limits on Transfer of Awards. Except as otherwise provided by the Committee in its discretion and subject to such additional terms and conditions as it determines, no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Where the Committee does permit the transfer of an Award other than a fully vested and unrestricted Share, such permitted transfer shall be for no value and in accordance with the rules of Form S-8. The Committee may also establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death.

(v)

Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(vi)

Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, the Committee may not, without prior approval of the Company’s shareholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; or (B) Restricted Stock, Restricted Stock Units, Performance Award or Other Stock-Based Award in exchange; or (iii) cancelling or repurchasing the underwater Option or Stock Appreciation Right for cash or other securities. An Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price of the Award.

(vii)

Minimum Vesting. Except as provided below, no Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Other-Stock Based Award shall be granted with terms providing for a vesting schedule over a period of less than one year from the date of grant (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of less than one year measured from the commencement of the period over which performance is evaluated).

(A)

Notwithstanding the foregoing, a maximum of five percent (5%) of the aggregate number of Shares available for issuance under this Plan may be issued as Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or other Stock-Based Awards that do not comply with the applicable one-year minimum vesting requirements set forth above.

(B)	For purposes of counting Shares against the five percent (5%) limitation, the Share counting rules under Sections 4(a) and 4(b) of the Plan apply.

(C)

Nothing in this Section 6 shall limit the authority of the Committee to provide for the acceleration of the exercisability of any Award or the lapse of any restrictions relating to any Award except where expressly limited in Section 6(g)(viii).

(viii)

Acceleration of Vesting or Exercisability. No Award Agreement shall contain a definition of change in control that has the effect of accelerating the exercisability of any Award or the lapse of restrictions relating to any Award upon only the announcement or shareholder approval of (rather than consummation of) any reorganization, merger or consolidation of, or sale or other disposition of all or substantially all of the assets of, the Company.

(ix)

Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a change in control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such change in control event, disability or separation from service meet the definition of a change in control event, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.

Section 7.     Amendment and Termination; Corrections

(a)     Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the shareholders of the Company shall be required for any amendment to the Plan that would:

(i)	require shareholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange or any other securities exchange that are applicable to the Company;

(ii)	increase the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii)	increase the number of shares or value subject to the limitations contained in Section 4(d) of the Plan;

(iv)	permit repricing of Options or Stock Appreciation Rights, which is currently prohibited by Section 6(g)(vi) of the Plan;

(v)	increase the maximum term permitted for Options and Stock Appreciation Rights as specified in Section 6(a)(ii) and Section 6(b) of the Plan.

(vi)

permit the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a)(i) and Section 6(b) of the Plan; or

(vii)

cause the Company to be unable to grant Incentive Stock Options under the Plan, or would cause the Section 162(m) exemption for qualified performance-based compensation to become unavailable with respect to the Plan.

(b)     Amendments to Awards. Except as otherwise expressly provided in the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise expressly provided in the Plan (specifically including the next two sentences hereof), the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof. If any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results and no action taken to comply with Section 409A shall be deemed to impair or otherwise adversely affect the rights of any holder of an Award or beneficiary thereof. In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may, in its sole discretion, provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs), and no action taken under this Section 7(b) shall be deemed to impair or otherwise adversely alter the rights of any holder of an Award or beneficiary thereof:

(i)

either (A) termination of any such Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the vested portion of such Award or realization of the Participant’s vested rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(b)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without any payment) or (B) the replacement of such Award with other rights or property selected by the Committee or the Board, in its sole discretion;

(ii)

that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)

that, subject to Section 6(g)(viii), such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement; or

(iv)	that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of such event.

(c)     Correction of Defects, Omissions and Inconsistencies. The Committee may, without prior approval of the shareholders of the Company, correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8.     Income Tax Withholding

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent necessary to satisfy minimum statutory withholding requirements if required by ASC Topic 718 to avoid adverse accounting treatment) or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9.     General Provisions

(a)     No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)     Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been signed by the Participant (if requested by the Company), or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company. An Award Agreement need not be signed by a representative of the Company unless required by the Committee. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(c)     Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d)     No Rights of Shareholders. Except with respect to Shares issued under Awards (and subject to such conditions as the Committee may impose on such Awards), neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.

(e)     No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(f)     No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g)     Governing Law. The internal law, and not the law of conflicts, of the State of Minnesota shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(h)     Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i)     No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j)     Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.

(k)     No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l)     Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.     Clawback or Recoupment

All Awards under this Plan shall be subject to forfeiture or other penalties pursuant to the Company’s Executive and Key Manager Compensation Clawback Policy, as amended from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the Committee.

Section 11.     Effective Date of the Plan

The Plan was adopted by the Board on January 21, 2016. The Plan shall be subject to approval by the shareholders of the Company at the annual meeting of shareholders of the Company to be held on April 7, 2016, and the Plan shall be effective as of the date of such shareholder approval. On and after shareholder approval of the Plan, no awards shall be granted under the Prior Plans, but all outstanding awards previously granted under the Prior Plans shall remain outstanding and subject to the terms of the Prior Plans.

Section 12.     Term of the Plan

No Award shall be granted under the Plan, and the Plan shall terminate, on January 21, 2026 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan; provided, however, that no Performance Award shall be granted under the Plan after the first shareholder meeting to occur in the fifth year following the year in which shareholders approved the Performance Goals unless and until the Performance Goals or the Plan is re-approved by the shareholders. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

H.B. FULLER COMPANY
P.O. BOX 64683
ST. PAUL, MN 55164-0683

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FUL**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M98256-Z66880-P71556

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

H.B. FULLER COMPANY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect three directors for a three-year term	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Dante C. Parrini
02) John C. van Roden, Jr.
03) James J. Owens

The Board of Directors recommends you vote FOR the following proposals:

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). **If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4.** If any other matters properly come before the meeting, the persons named in the proxy statement will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M98257-Z66880-P71556

H.B. FULLER COMPANY
Annual Meeting of Shareholders
April 7, 2016
This proxy is solicited by the Board of Directors

For Registered Shareholders: The undersigned, revoking all prior proxies, appoints James J. Owens, James. R. Giertz and Timothy J. Keenan, or any one or more of them, as proxies, with full power of substitution, to represent the undersigned and to vote, as indicated on the reverse side and otherwise in their discretion upon such other matters as may properly come before the meeting, all shares of the common stock of H.B. Fuller Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held over the Internet at www.virtualshareholdermeeting.com/FUL on Thursday, April 7, 2016 at 1:00 p.m. local time., and at any adjournment thereof. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

For Participants in the 401(k) Plan: This voting instruction form is sent to you on behalf of Great-West Trust Company, LLC as Trustee of the H.B. Fuller Company 401(k) & Retirement Plan (the "Plan"). Please complete this form on the reverse side, sign your name exactly as it appears on the reverse side, and return it in the enclosed envelope. Your instructions must be received no later than 11:59 p.m. Central Time on Monday, April 4, 2016, to be counted.

As a participant in the Plan, the undersigned hereby directs Great-West Trust Company, LLC, as Trustee, to vote all shares of common stock of H.B. Fuller Company represented by the undersigned's proportionate interest in the Plan at the Annual Meeting of Shareholders to be held on Thursday, April 7, 2016 at 1:00 p.m. local time., and at any adjournment thereof, upon the matters set forth on the reverse side and upon such other matters as may properly come before the meeting. Only the Trustee can vote these shares. You cannot vote these shares at the Annual Meeting.

Continued and to be signed on reverse side